This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, but the information contained in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-196220

Subject to Completion

Preliminary Prospectus Supplement dated June 10, 2014

PROSPECTUS SUPPLEMENT

(To Prospectus Dated May 23, 2014)

Exelon Corporation

20,000,000 Equity Units

(Initially Consisting of 20,000,000 Corporate Units)

This is an offering of Equity Units (“Equity Units”) by Exelon Corporation (“Exelon”). Each Equity Unit will have a stated amount of $50 and initially will be in the form of a Corporate Unit (“Corporate Unit”) consisting of a purchase contract issued by Exelon and a 1/20 undivided beneficial ownership interest in $1,000 principal amount of Exelon’s     % junior subordinated notes due 2024, which we refer to as the Notes.

We intend to apply to list the Corporate Units on the New York Stock Exchange and expect trading to commence within 30 days of the date of initial issuance of the Corporate Units under the symbol “EXCU” but there is no guarantee that such listing will be approved. Prior to this offering, there has been no public market for the Corporate Units.

Our common stock is listed on the New York Stock Exchange under the symbol “EXC. ” On June 9, 2014, the closing price of our common stock on the New York Stock Exchange was $37.08 per share.

Concurrently with this offering, we are conducting a common stock offering of 50,000,000 shares of our common stock (or 57,500,000 shares if the common stock underwriters exercise their option to purchase additional shares of our common stock in full) in connection with which we will enter into forward sale agreements with certain forward purchasers and such forward purchasers, or their affiliates, will offer to sell to the common stock underwriters 50,000,000 shares of our common stock (or 57,500,000 shares of our common stock if the common stock underwriters exercise their option to purchase additional shares of our common stock in full) that they will borrow from third parties. The offering of the Equity Units and the offering of the common stock are not contingent on each other. See “Recent Developments—Concurrent Common Stock Offering.”

Investing in the Equity Units involves certain risks. You should carefully read this prospectus supplement and the accompanying base prospectus, including the documents incorporated by reference herein, and therein, before you make your investment decision. See the “Risk Factors” section beginning on page S-27 of this prospectus supplement, as well as under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013 which is incorporated by reference herein, for more information.

Each Corporate Unit will be issued in a stated amount of $50, for a total stated amount of $1,000,000,000. The Corporate Units are being offered to the underwriters at a price of $         per Corporate Unit (a discount of $         from the stated amount per Corporate Unit or $         total discount from the total stated amount). The Corporate Units are being offered to the public at a price of $         per Corporate Unit, for a total of $1,000,000,000. Exelon’s proceeds from the offering (after underwriting discounts of $         per Corporate Unit from the public offering price (totaling $         ) and before expenses) will equal $         per Corporate Unit, for a total of $        .

We have granted the underwriters the option to purchase from us, within the 13-day period beginning on the date we first issue the Equity Units, up to an additional 3,000,000 Corporate Units at the public offering price per Corporate Unit, less the underwriting discounts and commissions.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Corporate Units to purchasers in book-entry form only through The Depository Trust Company on or about June     , 2014.

Joint Book-Running Managers

Barclays	Goldman, Sachs & Co.
Citigroup	Wells Fargo Securities

Senior Co-Managers

BofA Merrill Lynch	Credit Suisse	BNP PARIBAS	J.P. Morgan
Mitsubishi UFJ Securities	RBS		Scotiabank
Mizuho Securities	RBC Capital Markets		US Bancorp

The date of this prospectus supplement is June     , 2014.

(continued from cover)

•	The purchase contract will obligate you to purchase from Exelon, on June 1, 2017 (or if such day is not a business day, on the following business day), for a price of $50 in cash, the following number of shares of our common stock, subject to adjustments as described herein:

•	if the applicable market value, which is the average volume-weighted average price of our common stock on each trading day during the 20 consecutive scheduled trading day period ending on the third scheduled trading day prior to June 1, 2017, subject to adjustment as described herein if a market disruption event occurs, equals or exceeds $ , shares of our common stock;

•	if the applicable market value is less than $ but greater than $ , a number of shares of our common stock equal to $50 divided by the applicable market value, rounded to the nearest ten thousandth of a share; and

•	if the applicable market value is less than or equal to $ , shares of our common stock.

•	Exelon will pay you quarterly contract adjustment payments at a rate of % per year on the stated amount of $50 per Equity Unit, or $ per year, in respect of each purchase contract, subject to our right to defer these payments, as described in this prospectus supplement. No deferral period will extend beyond the purchase contract settlement date. The contract adjustment payments are payable quarterly on March 1, June 1, September 1 and December 1 of each year (except that if such date is not a business day, contract adjustment payments will be payable on the following business day, without adjustment), commencing on September 1, 2014. The contract adjustment payments will be subordinated to all of our existing and future “Senior Indebtedness” (as defined under “Description of the Junior Subordinated Notes—Subordination”), and will be structurally subordinated to all liabilities of our subsidiaries.

•	The Notes will initially bear interest at a rate of % per year. The Notes will be subordinated to all of Exelon’s existing and future “Senior Indebtedness” (as defined under “Description of the Junior Subordinated Notes—Subordination”). In addition, the Notes will be structurally subordinated to all liabilities of our subsidiaries.

•	We will have the right to defer interest payments on the Notes one or more times for one or more consecutive interest periods without giving rise to an event of default; provided that no deferral period will extend beyond the purchase contract settlement date or the maturity date. The Notes will be remarketed in 2017 as described in this prospectus supplement. In connection with the remarketing, we may elect to shorten the maturity of the Notes to a date not earlier than June 1, 2020, to remarket the Notes as either fixed-rate or floating-rate Notes and to modify certain other terms of the Notes. Following any successful remarketing of the Notes, the interest rate on the Notes will be reset, interest will be payable on a semi-annual basis and we will cease to have the ability to redeem the Notes at our option or defer interest payments on the Notes, all as described under “Description of the Purchase Contracts—Remarketing.”

•	Your ownership interest in the Notes (or after a successful optional remarketing, your related ownership interest in the Treasury portfolio or, in certain circumstances, cash) or the Treasury securities, as the case may be, will be pledged to us to secure your obligation under the related purchase contract.

•	Other than during a blackout period (as defined under “Description of the Equity Units—Creating Treasury Units by Substituting a Treasury Security for a Note”) or after a successful remarketing of the Notes, you can create Treasury Units (“Treasury Units”) from Corporate Units by substituting Treasury securities for your pledged ownership interest in the Notes comprising a part of the Corporate Units. You can also recreate Corporate Units from Treasury Units by substituting an undivided beneficial ownership interest in the Notes for the Treasury securities previously pledged and comprising a part of your Treasury Units.

•	If there is a successful optional remarketing of the Notes and, at such time, you hold Corporate Units, your applicable ownership interest in the Treasury portfolio purchased with the proceeds from the remarketing (or, in certain circumstances, cash) will be used to satisfy your payment obligation under the purchase contract. If there is a successful final remarketing of the Notes and you hold Corporate Units, the proceeds from the remarketing will be used to satisfy your payment obligation under the purchase contract, unless you have elected to settle with separate cash.

We urge you to carefully read this prospectus supplement and the accompanying prospectus, which describe the terms of the offering of the Equity Units, before you make your investment decision. You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus required to be filed with the Securities and Exchange Commission (“SEC”). We have not, and the underwriters have not, authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that the information incorporated by reference is accurate as of any date other than the date that the document incorporated by reference was filed with the SEC.

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus contain information about Exelon Corporation and the Equity Units offered hereby. This prospectus supplement and the accompanying prospectus also refer to information contained in other documents that we file with the SEC. To the extent the information in this prospectus supplement is inconsistent with information in the prospectus, you should rely on this prospectus supplement.

The accompanying prospectus also includes information about our subsidiaries Exelon Generation Company, LLC (“Generation”), Commonwealth Edison Company (“ComEd”), PECO Energy Company (“PECO”), and Baltimore Gas and Electric Company (“BGE”) and their securities, which does not apply to us or the Equity Units offered hereby.

When we refer to “Exelon,” “the Company,” “we,” “us,” or “our” in this prospectus supplement, we mean Exelon Corporation and, unless the context otherwise indicates, does not include any of our subsidiaries or affiliates.

EXELON CORPORATION

Exelon, incorporated in Pennsylvania in February 1999, is a utility services holding company engaged, through Generation, in the energy generation business, and through ComEd, PECO and BGE, in the energy delivery businesses. Exelon’s principal executive offices are located at 10 South Dearborn Street, Chicago, Illinois 60603, and its telephone number is 312-394-7398.

RECENT DEVELOPMENTS

Concurrent Common Stock Offering

Concurrently with this offering, we are conducting an offering of 50,000,000 shares of our common stock (or 57,500,000 shares of our common stock if the common stock underwriters exercise their option to purchase additional shares of our common stock in full) in connection with which we will enter into forward sale agreements with certain forward purchasers and such forward purchasers, or their affiliates, will offer to sell to the common stock underwriters 50,000,000 shares of our common shares (or 57,500,000 shares of our common stock if the common stock underwriters exercise their option to purchase additional shares of our common stock in full) that they will borrow from third parties. The underwriters are offering such shares of common stock to the public at a price of $         per share by means of a separate prospectus supplement. We expect to settle the forward sale agreements and receive proceeds, subject to certain adjustments, from the sale of such common stock only upon one or more future physical settlements of the forward sale agreements on or about October 29, 2015. We intend to use the net proceeds, if any, received upon the settlement of the forward sale agreements to finance a portion of the acquisition of Pepco Holdings, Inc., a Delaware corporation (“PHI”), and for general corporate purposes. See “—PHI Merger.” The offering of the Equity Units and the offering of the common stock are not contingent on each other. There can be no assurance that the common stock offering or our sale of common shares pursuant to the related forward sale agreements will be completed. This prospectus supplement is not an offer to sell any securities other than the Equity Units.

PHI Merger

On April 29, 2014, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Purple Acquisition Corp., a Delaware corporation, our indirect, wholly-owned subsidiary (“Merger Sub”) and PHI.

The Merger Agreement provides for the merger of Merger Sub with and into PHI on the terms and subject to the conditions set forth in the Merger Agreement (the “Merger”), with PHI continuing as the surviving corporation in the Merger and an indirect, wholly-owned subsidiary of Exelon. At the effective time of the Merger, each outstanding share of the common stock, par value $0.01 per share, of PHI (the “PHI Common Stock”), other than those held by PHI, Exelon or Merger Sub, any wholly-owned subsidiary of Exelon or any wholly-owned subsidiary of PHI, and any shares held by any stockholders who have not voted in favor of adoption of the Merger Agreement or consented thereto in writing and who have properly demanded and not withdrawn a demand for appraisal pursuant to Section 262 of the Delaware General Corporation Law with respect to such shares, will be converted into the right to receive $27.25 in cash, without interest.

Consummation of the Merger is subject to the satisfaction or waiver of specified closing conditions, including (1) the approval of the Merger by the holders of a majority of the outstanding shares of the PHI Common Stock, (2) the receipt of regulatory approvals required to consummate the Merger, including, approvals from the Federal Energy Regulatory Commission, the Federal Communications Commission, the Delaware Public Service Commission, the District of Columbia Public Service Commission, the Maryland Public Service Commission, the New Jersey Board of Public Utilities and the Virginia State Corporation Commission, (3) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) and (4) other customary closing conditions, including (a) the accuracy of each party’s representations and warranties (subject to customary materiality qualifiers) and (b) each party’s compliance with its obligations and covenants contained in the Merger Agreement. In addition, the obligations of Exelon and Merger Sub to consummate the Merger are subject to the required regulatory approvals not, individually or in the aggregate, imposing terms, conditions, obligations or commitments that constitute a burdensome condition (as defined in the Merger Agreement).

The Merger Agreement also contains customary representations, warranties and covenants of both PHI and us. These covenants include, among others, an obligation on behalf of PHI to operate its business in the ordinary course until the Merger is consummated, limitations on the right of PHI to solicit or engage in negotiations regarding alternative acquisition proposals or to withdraw its support of the Merger and that the parties use reasonable best efforts to obtain governmental and regulatory approvals.

The Merger Agreement may be terminated by each of PHI and us under certain circumstances, including if the Merger is not consummated by July 29, 2015 (subject to extension to October 29, 2015, if all of the conditions to closing, other than the conditions related to obtaining regulatory approvals, have been satisfied). The Merger Agreement also provides for certain termination rights for both PHI and us, and further provides that, upon termination of the Merger Agreement under certain specified circumstances, PHI will be required to pay us a termination fee of $259 million or reimburse our expenses up to $40 million (which reimbursement shall reduce on a dollar for dollar basis any termination fee subsequently payable by PHI), provided, however, that if the Merger Agreement is terminated in connection with an acquisition proposal made under certain circumstances by a person who made an acquisition proposal between April 1, 2014 and the date of the Merger Agreement, the termination fee will be $293 million plus reimbursement of our expenses up to $40 million (not subject to offset). In addition, if the Merger Agreement is terminated under certain circumstances due to the failure to obtain regulatory approvals or the breach by us of our obligations in respect of obtaining regulatory approvals (a “Regulatory Termination”), we will pay PHI a reverse termination fee of up to $180 million. If the Merger Agreement is terminated other than for a Regulatory Termination, PHI will redeem the Non-voting Preferred Stock for a redemption price equal to the purchase price paid up to the date of termination by us to purchase the Non-voting Preferred Stock. Neither this offering nor the concurrent equity units offering are contingent on the successful completion of the Merger. See “Risk Factors—Risks Related to Our Contemplated Acquisition of PHI.”

THE OFFERING

In this offering summary, “Exelon,” “we,” “us,” “our” and the “Company” refer only to Exelon Corporation and any successor obligor, and not to any of its subsidiaries.

What are Equity Units?

Equity Units may be either Corporate Units or Treasury Units, as described below. The Equity Units will initially consist of 20,000,000 Corporate Units (or 23,000,000 Corporate Units if the underwriters exercise their option to purchase additional Corporate Units in full), each with a stated amount of $50. You can create Treasury Units from Corporate Units that you own as described below under “How can I create Treasury Units from Corporate Units?”. You can also recreate Corporate Units from Treasury Units that you own as described below under “How can I recreate Corporate Units from Treasury Units?”.

What are the components of a Corporate Unit?

Each Corporate Unit initially consists of a contract to purchase Exelon’s common stock in the future and a 1/20 undivided beneficial ownership interest in $1,000 principal amount of Exelon’s     % junior subordinated notes due 2024. The undivided beneficial ownership interest in the Notes corresponds to $50 principal amount of the Notes. Initially, the Notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000. You will own the undivided beneficial ownership interest in the Notes comprising part of each of your Corporate Units, but the Notes will be pledged to us through the collateral agent to secure your obligation under the related purchase contract.

Upon a successful optional remarketing (as defined under “What is an optional remarketing?”), the Notes comprising part of the Corporate Units will be replaced by the Treasury portfolio described below under “What is the Treasury portfolio?”. Once replaced, the applicable ownership interest in the Treasury portfolio will be pledged to us through the collateral agent to secure your obligation under the related purchase contract.

What is a purchase contract?

Each purchase contract, whether part of a Corporate Unit or Treasury Unit, that is a component of an Equity Unit obligates you to purchase, and obligates us to sell, on June 1, 2017, or if such day is not a business day, the following business day (which we refer to as the “purchase contract settlement date”), for $50 in cash, a number of shares of our common stock equal to the “settlement rate.” You may satisfy your obligation to purchase our common stock under the purchase contracts as described under “How can I satisfy my obligation under the purchase contracts?” below.

The settlement rate will be calculated (subject to adjustment under the circumstances set forth in “Description of the Purchase Contracts—Anti-dilution Adjustments” and “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change”) as follows:

•	if the applicable market value (as defined below) of our common stock is equal to or greater than the “threshold appreciation price” of $ , the settlement rate will be shares of our common stock (we refer to this settlement rate as the “minimum settlement rate”);

•	if the applicable market value of our common stock is less than the threshold appreciation price but greater than the “reference price” of $ , which will be the closing price of our common stock on the New York Stock Exchange on the date the Equity Units are priced, the settlement rate will be a number of shares of our common stock equal to $50 divided by the applicable market value, rounded to the nearest ten thousandth of a share; and

•	if the applicable market value of our common stock is less than or equal to the reference price, the settlement rate will be shares of our common stock (we refer to this settlement rate as the “maximum settlement rate”).

“Applicable market value” means the average volume-weighted average price, or VWAP, of our common stock on each trading day during the 20 consecutive scheduled trading day period ending on the third scheduled trading day immediately preceding the purchase contract settlement date (the “market value averaging period”). The “VWAP” of our common stock means, for the relevant trading day, the per share VWAP on the principal exchange or quotation system on which our common stock is listed or admitted for trading as displayed under the heading Bloomberg VWAP on Bloomberg page “EXC <EQUITY> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading on the relevant trading day until the scheduled close of trading on the relevant trading day (or if such VWAP is unavailable, the market price of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). A “trading day” means, for purposes of determining a VWAP or closing price, a day (1) on which the principal exchange or quotation system on which our common stock is listed or admitted for trading is scheduled to be open for business and (2) on which there has not occurred or does not exist a market disruption event, as defined in “Description of the Purchase Contracts—Purchase of Common Stock.” The threshold appreciation price is equal to $50 divided by the minimum settlement rate (such quotient rounded to the nearest $0.0001), which is $         and represents appreciation of approximately     % over the reference price.

If 20 trading days for our common stock have not occurred during the market value averaging period, all remaining trading days will be deemed to occur on the third scheduled trading day immediately prior to the purchase contract settlement date and the VWAP of our common stock for each of the remaining trading days will be the VWAP of our common stock on that third scheduled trading day or, if such day is not a trading day, the closing price, as defined in “Description of the Purchase Contracts—Purchase of Common Stock,” as of such date.

We will not issue any fractional shares of our common stock upon settlement of a purchase contract. Instead of a fractional share, you will receive an amount of cash equal to the percentage of a whole share represented by such fractional share multiplied by the closing price of our common stock on the trading day immediately preceding the purchase contract settlement date (or the trading day immediately preceding an early settlement date, in the case of early settlement). If, however, a holder surrenders for settlement at one time more than one purchase contract, then the number of shares of our common stock issuable pursuant to such purchase contracts will be computed based upon the aggregate number of purchase contracts surrendered.

Can I settle the purchase contract early?

Prior to the purchase contract settlement date, subject to certain blackout periods (as described herein), you can settle a purchase contract by paying $50 in cash per Corporate Unit or Treasury Unit (and, under certain circumstances, accrued and unpaid contract adjustment payments payable on the next contract adjustment payment date). If you settle a purchase contract early, your pledged ownership interest in the Notes, the applicable ownership interests in the Treasury portfolio or the Treasury securities underlying the relevant Treasury Unit, as applicable, will be released to you and              shares of our common stock, subject to adjustments, will be issued to you pursuant to the purchase contract (subject to adjustment as described below under “Description of the Purchase Contracts—Anti-dilution Adjustments”), subject to the provisions described below under “What happens if there is early settlement upon a fundamental change?” with respect to early settlements upon a fundamental change. You may only elect early settlement in integral multiples of 20 Corporate Units or 20 Treasury Units; provided that, if the Treasury portfolio has replaced the Notes as a component of the Corporate Units as a result of a successful optional remarketing, holders of Corporate Units may settle early only in integral multiples of          Corporate Units. See “Description of the Purchase Contracts—Early Settlement.”

Your early settlement right is subject to the condition that, if required under the U.S. federal securities laws, we have a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), in effect and an available prospectus covering any securities deliverable upon settlement of a purchase contract. We have agreed that, if such a registration statement is required, we will use our commercially reasonable efforts to have a registration statement in effect on the applicable early settlement date and to provide a prospectus in connection therewith, covering any securities to be delivered in respect of the purchase contracts being settled, subject to certain exceptions. In the event that you seek to exercise your early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective, your exercise of such right will be void unless and until such a registration statement is effective. For so long as there is a material business transaction or development that has not yet been publicly disclosed, we will not be required to file such registration statement or provide such a prospectus, and the early settlement right will not be available, until we have publicly disclosed such transaction or development; provided that we will use commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so.

What is the Treasury portfolio?

Upon a successful optional remarketing, the Notes will be replaced by the Treasury portfolio. The Treasury portfolio is a portfolio of U.S. Treasury securities consisting of:

•	U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount at maturity equal to the principal amount of the Notes underlying the undivided beneficial ownership interests in the Notes included in the Corporate Units on the optional remarketing date; and

•	U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount at maturity equal to the aggregate interest payment (assuming no reset of the interest rate) that would have been paid to the holders of the Corporate Units on the purchase contract settlement date on the principal amount of the Notes underlying the undivided beneficial ownership interests in the Notes included in the Corporate Units on the optional remarketing date.

If, on the optional remarketing date, U.S. Treasury securities (or principal or interest strips thereof) that are to be included in the Treasury portfolio have a yield that is less than zero, then the cash proceeds from the remarketing (and not the U.S. Treasury securities) will be substituted for the Notes that are components of the Corporate Units and will be pledged to us through the collateral agent to secure the Corporate Unit holders’ obligation to purchase our common stock under the related purchase contracts. In addition, in such case, references to “Treasury security” and “U.S. Treasury securities (or principal or interest strips thereof)” in connection with the Treasury portfolio will, thereafter, be deemed to be references to such amount of cash.

What is a Treasury Unit?

A Treasury Unit is a unit created from a Corporate Unit by substituting the pledged undivided beneficial ownership interest in the Notes that secure a holder’s obligation under the purchase contract with a sufficient amount of Treasury securities. A Treasury Unit consists of a purchase contract and a 1/20 undivided beneficial ownership interest in a zero-coupon U.S. Treasury security with a principal amount at maturity of $1,000 that matures on May 31, 2017 (for example, CUSIP No. 912820WA1), which we refer to as a “Treasury security.” The ownership interest in the Treasury security that is a component of a Treasury Unit will be owned by you, but will be pledged to us through the collateral agent to secure your obligation under the related purchase contract.

How can I create Treasury Units from Corporate Units?

Each holder of Corporate Units will have the right, at any time prior to a successful remarketing and other than during a blackout period, to substitute Treasury securities which must be purchased in the open market at the expense of the Corporate Unit holder (unless otherwise owned by the holder) for the related undivided beneficial ownership interest in Notes held by the collateral agent. The Treasury securities must have an aggregate principal amount at maturity equal to the aggregate principal amount of the Notes underlying such holder’s Corporate Units. Because Treasury securities and the Notes are issued in minimum denominations of $1,000, holders of Corporate Units may only make these substitutions in integral multiples of 20 Corporate Units. Each of these substitutions will create Treasury Units, and the Notes underlying the holder’s Corporate Units will be released upon substitution to the holder and will be tradable separately from the Treasury Units.

How can I recreate Corporate Units from Treasury Units?

Each holder of Treasury Units will have the right, at any time prior to a successful remarketing and other than during a blackout period, to recreate Corporate Units, by substituting for the related Treasury securities held by the collateral agent Notes having an aggregate principal amount equal to the aggregate principal amount at maturity of the Treasury securities for which substitution is being made. Because Treasury securities and the Notes are issued in minimum denominations of $1,000, holders of Treasury Units may make these substitutions only in integral multiples of 20 Treasury Units. Each of these substitutions will recreate Corporate Units and the applicable Treasury securities will be released to the holder and will be tradable separately from the Corporate Units.

What payments am I entitled to as a holder of Corporate Units?

Subject to any deferral as described under “Are payments subject to deferral?” below, holders of Corporate Units will be entitled to receive:

•	quarterly cash distributions consisting of their pro rata share of interest payments on the Notes, at the rate of % per year, and

•	quarterly contract adjustment payments at the rate of % per year on the stated amount of $50 per Corporate Unit until the earliest of the occurrence of:

•	a termination event,

•	the purchase contract settlement date;

•	the fundamental change early settlement date (in the case of early settlement upon a fundamental change); or

•	the most recent contract adjustment payment date on or before any early settlement with respect to the related purchase contracts (in the case of early settlement other than upon a fundamental change).

Our obligations with respect to the contract adjustment payments will be subordinated and junior in right of payment to our obligations under any of our Senior Indebtedness (as defined under “Description of the Junior Subordinated Notes—Subordination”).

What payments will I be entitled to if I convert my Corporate Units to Treasury Units?

Subject to any deferral as described under “Are payments subject to deferral?” below, holders of Treasury Units will be entitled to receive quarterly contract adjustment payments from us at the rate of     % per year on the stated amount of $50 per Treasury Unit. There will be no interest payments in respect of the interest in

Treasury securities that is a component of the Treasury Units. To the extent that such holders of Treasury Units continue to hold the Notes that were released to them when they created the Treasury Units, such holders will continue to receive the scheduled interest payments on their separate Notes, subject to our right to defer such payments and subject to any modifications made thereto pursuant to a successful remarketing.

Are payments subject to deferral?

We have the right to defer all or part of the contract adjustment payments but not beyond the purchase contract settlement date (or, with respect to an early settlement upon a fundamental change, not beyond the fundamental change early settlement date or, with respect to an early settlement other than upon a fundamental change, not beyond the contract adjustment payment date immediately preceding the early settlement date).

Any deferred contract adjustment payments will accrue additional contract adjustment payments at the rate equal to     % per annum (which is equal to the rate of total distributions on the Corporate Units), compounded on each contract adjustment payment date, to, but excluding, the contract adjustment payment date on which such deferred contract adjustment payments are paid. We refer to additional contract adjustment payments that accrue on deferred contract adjustment payments as “compounded contract adjustment payments.” We may pay any deferred contract adjustment payments (including compounded contract adjustment payments thereon) on any scheduled contract adjustment payment date.

If we exercise our option to defer the payment of contract adjustment payments, then until the deferred contract adjustment payments (including compounded contract adjustment payments thereon) have been paid, we generally will not declare or pay dividends or distributions on, or redeem, purchase or acquire or make a liquidation payment with respect to, any shares of our capital stock, or make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of our debt securities that upon a liquidation ranks on parity with, or junior to, the contract adjustment payments, or make any guarantee payments under any guarantee by us of securities of any of our subsidiaries if our guarantee ranks on parity with, or junior to, the contract adjustment payments, in each case, subject to the exceptions set forth under “Description of the Purchase Contracts—Contract Adjustment Payments.”

In addition, prior to any successful remarketing of the Notes, we may elect at one or more times to defer payment of interest on the Notes for one or more consecutive interest periods; provided that no deferral period may extend beyond the purchase contract settlement date or the maturity date. We may pay any deferred interest on any scheduled interest payment date occurring on or prior to the earlier of:

(a)	the purchase contract settlement date, in the case of a deferral period beginning prior to the purchase contract settlement date or

(b)	the maturity date, in the case of a deferral period beginning after the purchase contract settlement date.

Deferred interest on the Notes will bear interest at the interest rate applicable to the Notes, compounded on each interest payment date to, but excluding, the interest payment date on which such deferred interest is paid. In connection with any successful remarketing during the final remarketing period, all accrued and unpaid deferred interest (including compounded interest thereon) will be paid to the holders of the Notes (whether or not the Notes were remarketed in the remarketing) on the purchase contract settlement date in cash. In the event there is any deferred interest outstanding, we may not elect to conduct an optional remarketing.

In the event that we exercise our option to defer the payment of interest, then until the deferred interest payments (including compounded interest thereon) have been paid, we generally will not declare or pay dividends or distributions on, or redeem, purchase or acquire or make a liquidation payment with respect to, any shares of our capital stock, or make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of our debt securities that upon a liquidation rank on parity with, or junior to, the Notes, or make any guarantee payments under any guarantee by us of securities of any of our subsidiaries if our guarantee ranks on parity with, or junior to, the Notes, in each case, subject to the exceptions set forth under “Description of the Junior Subordinated Notes—Dividend and Other Payment Stoppages During Interest Deferral and Under Certain Other Circumstances.”

In connection with any successful remarketing of the Notes, the interest deferral provisions will cease to apply to the Notes.

What are the payment dates for the Corporate Units and Treasury Units?

Subject to any deferral as described under “Are payments subject to deferral?” above, the payments described above in respect of the Equity Units will be payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year (except that if any such date is not a business day, interest and contract adjustment payments will be payable on the following business day, without adjustment for such delay), commencing September 1, 2014. We will make these payments to the person in whose name the Equity Unit is registered on the close of business on the record date, subject to certain exceptions described herein. If the Equity Units are held in book-entry form, the “record date” means the business day immediately preceding the applicable payment date. If the Equity Units are not held in book-entry form, the “record date” means the 15th day of the calendar month immediately preceding the month in which the relevant payment date falls (or, if such day is not a business day, the next preceding business day).

What is a remarketing?

We refer to each of an “optional remarketing” and a “final remarketing” as a “remarketing.” In a remarketing, the Notes that are a part of Corporate Units (except, with respect to a final remarketing, where the holder has elected to settle the purchase contract through payment of separate cash) and any separate Notes which were formerly part of Corporate Units but are now held by a holder as a separate security (the “separate Notes”) whose holders have elected to participate in the remarketing will be remarketed as described below under “What is an optional remarketing?” or, if no optional remarketing has occurred or is successful, in a final remarketing as described below under “What is a final remarketing?”

In consultation with the remarketing agent and without the consent of any holders of Notes, we may elect (but will not be required to elect) to:

•	move up the maturity date of the Notes to a date earlier than June 1, 2024 but not earlier than June 1, 2020;

•	eliminate the redemption provisions of the Notes; and/or

•	remarket the Notes as fixed-rate Notes or floating-rate Notes.

All such modifications will take effect only if the remarketing is successful, without the consent of holders, on the optional remarketing settlement date or the purchase contract settlement date, as the case may be, and will apply for all Notes, even if they were not included in the remarketing. If we conduct an optional remarketing that is not successful, we may change the elections described above prior to the final remarketing period.

In order to remarket the Notes, the remarketing agent, in consultation with us, may reset the interest rate on the Notes (either upward or downward), or if the Notes are remarketed as floating-rate Notes, determine the interest rate spread applicable to the Notes, in order to produce the required price in the remarketing, as discussed under “What is an optional remarketing?” and “What is a final remarketing?” The interest deferral provisions of the Notes will not apply after a successful remarketing.

During the applicable blackout period relating to a remarketing:

•	you may not settle a purchase contract early;

•	you may not create Treasury Units; and

•	you may not recreate Corporate Units from Treasury Units.

We have agreed to enter into a remarketing agreement with one or more remarketing agents, which we refer to as the remarketing agent, no later than 20 days prior to the first day of the final remarketing period or, if we elect to conduct an optional remarketing, no later than 20 days prior to the first day of the optional remarketing period. We will separately pay a fee to the remarketing agent for its services. The holders of the Notes included in any remarketing will not be responsible for such fee.

What is an optional remarketing?

Unless a termination event has occurred, we may elect, at our option, to remarket the Notes over a period selected by us that begins on or after February 27, 2017 (the second business day immediately preceding the interest payment date prior to the purchase contract settlement date) and ends any time on or before May 14, 2017 (the eighth calendar day prior to the beginning of the final remarketing period). In any optional remarketing, the aggregate principal amount of the Notes that are a part of Corporate Units and any separate Notes whose holders have elected to participate in the optional remarketing will be remarketed. We refer to this period as the “optional remarketing period,” a remarketing that occurs during the optional remarketing period as an “optional remarketing” and the date the Notes are priced in an optional remarketing as the “optional remarketing date.” If we elect to conduct an optional remarketing, the remarketing agent will use its commercially reasonable efforts to obtain a price for the Notes that results in proceeds of at least 100% of the aggregate of the price of the Treasury portfolio described below under “What is the Treasury portfolio?”, which we refer to as the “Treasury portfolio purchase price,” and the separate Notes purchase price as defined under “Description of the Junior Subordinated Notes—Remarketing of Notes That Are Not Included in Corporate Units.” We will request that The Depository Trust Company, or DTC, which we refer to as the “depository,” notify its participants holding Corporate Units, Treasury Units and separate Notes of our election to conduct an optional remarketing no later than five business days prior to the first day of the optional remarketing period.

We may not elect to conduct an optional remarketing if we are then deferring interest on the Notes.

An optional remarketing will be considered successful if the remarketing agent is able to remarket the Notes for a price of at least 100% of the Treasury portfolio purchase price and the separate Notes purchase price.

Following a successful optional remarketing, on the optional remarketing settlement date (as defined below), the portion of the remarketing proceeds equal to the Treasury portfolio purchase price will, except as described in the following paragraph, be used to purchase the Treasury portfolio and the remaining proceeds attributable to the Notes underlying the Corporate Units will be remitted to the purchase contract agent for distribution pro rata to the holders of such Corporate Units. The portion of the proceeds attributable to the separate Notes sold in the remarketing will be remitted to the custodial agent for distribution on the optional remarketing settlement date pro rata to the holders of such separate Notes.

Following a successful optional remarketing, each Corporate Unit holder’s applicable ownership interest in the Treasury portfolio or cash will be substituted for the holder’s undivided beneficial ownership interest in the Notes as a component of the Corporate Units, and the portion of the Treasury portfolio described in the first bullet under “What is the Treasury portfolio?” or such cash will be pledged to us through the collateral agent to secure the Corporate Unit holder’s obligation under the related purchase contract. On the purchase contract settlement date, for each Corporate Unit, $50 of the proceeds from the Treasury portfolio will automatically be applied to satisfy the Corporate Unit holder’s obligation to purchase common stock under the purchase contract and the proceeds from the portion of the Treasury portfolio described in the second bullet under “What is the Treasury portfolio?”, which will equal the interest payment (assuming no reset of the interest rate) that would have been paid on the Notes that were components of the Corporate Units at the time of the remarketing, will be paid on the purchase contract settlement date to the Corporate Unit holders.

If we elect to conduct an optional remarketing and that remarketing is successful:

•	settlement with respect to the remarketed Notes will occur on the third business day following the optional remarketing date, unless the remarketed Notes are priced after 4:30 p.m. New York time on the optional remarketing date, in which case settlement will occur on the fourth business day following the optional remarketing date (we refer to such settlement date as the “optional remarketing settlement date”);

•	the interest rate on the Notes will be reset, or, if we remarketed the Notes as floating-rate Notes, the interest rate spread will be determined, by the remarketing agent in consultation with us on the optional remarketing date and will become effective on the optional remarketing settlement date, if applicable;

•	except in the case when the Notes are remarketed as floating-rate Notes, interest on the Notes will be payable semi-annually;

•	the interest deferral provisions will cease to apply to the Notes;

•	the other modifications to the terms of the Notes, as described under “What is a remarketing?” above will become effective;

•	after the optional remarketing settlement date, your Corporate Units will consist of a purchase contract and the applicable ownership interest in the Treasury portfolio or cash, as described above; and

•	you may no longer create Treasury Units or recreate Corporate Units from Treasury Units.

If we do not elect to conduct an optional remarketing, or no optional remarketing succeeds for any reason, the Notes will continue to be a component of the Corporate Units or will continue to be held separately and the remarketing agent will use its commercially reasonable efforts to remarket the Notes during the final remarketing period, as described under “What is a final remarketing?” below.

At any time and from time to time during the optional remarketing period prior to the announcement of a successful optional remarketing, we have the right to postpone any remarketing in our sole and absolute discretion.

What is a final remarketing?

Unless a termination event or a successful optional remarketing has previously occurred, we will remarket the Notes during the five business day period ending on, and including, May 26, 2017 (the third business day immediately preceding the purchase contract settlement date). We refer to such period as the “final remarketing period,” the remarketing during this period as the “final remarketing” and the date the Notes are priced in the final remarketing as the “final remarketing date.” In the final remarketing, the aggregate principal amount of the Notes that are a part of Corporate Units (except where the holder thereof has elected to settle the purchase contract through payment of separate cash) and any separate Notes whose holders have elected to participate in the final remarketing will be remarketed. The remarketing agent will use its commercially reasonable efforts to obtain a price for the Notes that results in proceeds of at least 100% of the aggregate principal amount of all the Notes offered in the remarketing. We will request that the depository notify its participants holding Corporate Units, Treasury Units and separate Notes of the final remarketing no later than seven days prior to the first day of the final remarketing period. We have the right to postpone the final remarketing in our sole and absolute discretion on any day prior to the last three business days of the final remarketing period.

A remarketing during the final remarketing period will be considered successful if the remarketing agent is able to remarket the Notes for at least 100% of the aggregate principal amount of all the Notes offered in the remarketing.

Upon a successful final remarketing, settlement with respect to the remarketed Notes will occur on the purchase contract settlement date. On the final remarketing date, if applicable, the interest rate on the Notes remarketed as fixed-rate Notes will be reset, or, if the Notes are remarketed as floating-rate Notes, the interest rate spread will be determined, by the remarketing agent in consultation with us, and in each case will become effective on the purchase contract settlement date.

Following a successful final remarketing, the collateral agent will remit the portion of the proceeds equal to the total principal amount of the Notes underlying the Corporate Units to us to satisfy in full the Corporate Unit holders’ obligations to purchase common stock under the related purchase contracts. Any excess proceeds attributable to Notes underlying Corporate Units that were remarketed will be remitted to the purchase contract agent for distribution pro rata to the holders of such Notes. Proceeds from the final remarketing attributable to the separate Notes remarketed will be remitted to the custodial agent for distribution pro rata to the holders of the separate Notes that were remarketed.

What happens if the Notes are not successfully remarketed?

If, in spite of using its commercially reasonable efforts, the remarketing agent cannot remarket the Notes during the final remarketing period at a price at least equal to 100% of the aggregate principal amount of Notes offered in the remarketing, a condition precedent set forth in the remarketing agreement has not been fulfilled or a successful remarketing has not occurred for any other reason, in each case resulting in a “failed remarketing,” holders of all Notes will have the right to put their Notes to us for an amount equal to the principal amount of their Notes. A holder of Corporate Units will be deemed to have automatically exercised this put right with respect to the Notes underlying the Corporate Units unless, prior to 4:00 p.m., New York City time, on the second business day immediately prior to the purchase contract settlement date, the holder provides written notice of an intention to settle the related purchase contracts with separate cash and on or prior to the business day immediately preceding the purchase contract settlement date delivers to the securities intermediary $50 in cash per purchase contract. This settlement with separate cash may only be effected in integral multiples of 20

Corporate Units. Unless a holder of Corporate Units has elected to settle the related purchase contracts with separate cash, and delivered the separate cash on or prior to the business day immediately preceding the purchase contract settlement date, the holder will be deemed to have elected to apply the proceeds of the put price against the holder’s obligations to us under the related purchase contracts, thereby satisfying the holder’s obligations in full, and the Notes underlying such Corporate Units will be delivered to us and cancelled.

Do I have to participate in the remarketing?

No. You may elect not to participate in any remarketing and to retain the Notes underlying the undivided beneficial ownership interests in Notes comprising part of your Corporate Units by (1) creating Treasury Units at any time other than during a blackout period, (2) settling the related purchase contracts early at any time other than during a blackout period or (3) in the case of a final remarketing, notifying the purchase contract agent prior to 4:00 p.m., New York City time, on the second business day immediately prior to the first day of the final remarketing period of your intention to settle your obligation under the related purchase contracts on the purchase contract settlement date in cash, and delivering such cash payment required under the purchase contracts to the securities intermediary on or prior to 4:00 p.m., New York City time, on the business day immediately prior to the first day of the final remarketing period. You can only elect to satisfy your obligation in cash in increments of 20 Corporate Units. See “Description of the Purchase Contracts—Notice to Settle with Cash.”

Which provisions will govern the Notes following the remarketing?

The remarketed Notes will be governed by the indenture under which they were issued as part of the Corporate Units. However, in connection with the remarketing we may shorten the maturity of the Notes, or eliminate the optional redemption provisions for the Notes and remarket the Notes as fixed-rate or floating-rate Notes, all without the consent of any holders of Notes and as described under “What is a remarketing?” above.

If I am holding separate Notes, can I still participate in a remarketing of the Notes?

Yes. If you hold separate Notes, you may elect to have your Notes remarketed by the remarketing agent along with the Notes underlying the Corporate Units as described under “Description of the Junior Subordinated Notes—Remarketing of Notes That Are Not Included in Corporate Units.” You may also participate in any remarketing by recreating Corporate Units at any time prior to the remarketing, other than during a blackout period.

How can I satisfy my obligation under the purchase contracts?

You may satisfy your obligation under the purchase contracts as follows:

•	on an early settlement date as described under “Can I settle the purchase contract early?” above and under “What happens if there is early settlement upon a fundamental change?” below;

•	on the purchase contract settlement date if you own Corporate Units:

•	through the automatic application of the portion of the proceeds of a successful remarketing during the final remarketing period equal to the principal amount of the Notes underlying the Corporate Units, as described under “What is a final remarketing?” above; or

•	in the case of a successful optional remarketing, through the automatic application of the portion of the proceeds from the Treasury portfolio or cash equal to the principal amount of the Notes if the Treasury portfolio or cash has replaced the Notes as a component of the Corporate Units as a result of a successful optional remarketing, as described under “What is an optional remarketing?” above; or

•	through cash settlement as described under “Do I have to participate in the remarketing?” above or through exercise of the put right or cash settlement as described under “What happens if the Notes are not successfully remarketed?” above; or

•	on the purchase contract settlement date if you own Treasury Units through the automatic application of the proceeds of the interest in Treasury securities.

In addition, the purchase contract and pledge agreement that governs the Equity Units provides that your obligation under the purchase contract will be terminated without any further action or notice upon the occurrence of a termination event, as defined under “Description of the Purchase Contracts—Termination.”

If you settle a purchase contract early (other than pursuant to your fundamental change early settlement right), you will be entitled to receive any accrued and unpaid contract adjustment payments (including any accrued and unpaid deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the contract adjustment payment date immediately preceding the early settlement date; provided that, under certain circumstances, you will be required to pay all contract adjustment payments payable on the contract adjustment payment date next succeeding the early settlement date to us in order to exercise the early settlement right. If you settle a purchase contract early pursuant to your fundamental change early settlement right, you will be entitled to receive any accrued and unpaid contract adjustment payments (including any accrued and unpaid deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the fundamental change early settlement date, unless the date on which the fundamental change early settlement right is exercised occurs following any record date and prior to the related scheduled contract adjustment payment date, and we are not deferring the related contract adjustment payment, in which case we will instead pay accrued and unpaid contract adjustment payments to the holder of the purchase contract as of such record date.

If the purchase contracts are terminated as a result of a termination event, you will not have any right to receive accrued and unpaid contract adjustment payments (including any deferred contract adjustment payments and compounded contract adjustment payments thereon). See “Description of the Purchase Contracts—Early Settlement” and “Description of the Purchase Contracts—Termination.”

What interest payments will I receive on the Notes or on the undivided beneficial ownership interests in the Notes?

Subject to any deferral as described in “Are payments subject to deferral?” above, the Notes will bear interest at the rate of     % per year from the original issuance date to the purchase contract settlement date or, if earlier, the optional remarketing settlement date, payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, commencing September 1, 2014 (except that if any such date is not a business day, interest will be payable on the following business day, without adjustment for such delay). On and after the purchase contract settlement date or, if earlier, the optional remarketing settlement date, interest on each Note will be payable at the relevant reset rate (as defined under “When will the interest rate on the Notes be reset and what is the reset rate?”), or if the interest rate has not been reset, at the initial interest rate of     % per year. Except in the case when the Notes are remarketed as floating-rate Notes or in the case of a failed remarketing, following the purchase contract settlement date or, if applicable, the optional remarketing settlement date, interest on the Notes will be payable semi-annually. See “What is a remarketing?” above.

When will the interest rate on the Notes be reset and what is the reset rate?

The interest rate on the Notes may be reset in connection with a successful remarketing as described above under “What is an optional remarketing?” and “What is a final remarketing?”. The “reset rate” or, if we elect to remarket the Notes as floating-rate Notes, the “reset spread” will be the interest rate or spread determined by the remarketing agent, in consultation with us, as the rate or spread the Notes should bear in order for the remarketing agent to remarket the Notes on the remarketing date for a price of at least 100% of the Treasury portfolio purchase price plus the separate Notes purchase price, if any, in the case of an optional remarketing, or at least 100% of the aggregate principal amount of the Notes being offered in the remarketing, in the case of a final remarketing. In any case, the reset rate of Notes remarketed as fixed-rate Notes or, if we elect to remarket the Notes as floating-rate Notes, the applicable index plus the reset spread, may be higher or lower than the initial interest rate on the Notes depending on the results of the remarketing and market conditions at that time. The interest rate on the Notes will not be reset if there is not a successful remarketing and the Notes will continue to bear interest at the initial interest rate. The reset rate or, if we elect to remarket the Notes as floating-rate Notes, the applicable index plus the reset spread, will not exceed the maximum rate permitted by applicable law.

When may the Notes be redeemed?

We may redeem the Notes at our option only if there has been a failed final remarketing. In that event, any Notes that remain outstanding after the purchase contract settlement date will be redeemable on or after June 1, 2020 at our option, in whole or in part, at any time and from time to time, at a redemption price equal to the principal amount thereof plus accrued and unpaid interest, if any, to but excluding the redemption date.

What happens if there is early settlement upon a fundamental change?

If we are involved in a transaction that constitutes a fundamental change (as defined below) prior to the 30th scheduled trading day preceding the purchase contract settlement date, you will have the right, subject to certain conditions, to accelerate and settle a purchase contract early at the settlement rate determined as described under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change,” plus an additional make-whole amount of shares, or the “make-whole shares,” so long as at such time, if required under the U.S. federal securities laws, there is in effect a registration statement covering any securities to be issued and delivered in connection with such fundamental change early settlement. We refer to this right as the “fundamental change early settlement right.”

A “fundamental change” means:

(1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, as in effect on the issue date of the Corporate Units, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of our common stock representing more than 50% of the voting power of our common stock;

(2) (A) we are involved in a consolidation with or merger into any other person, or any merger of another person into us, or any other similar transaction or series of related transactions (other than a merger, consolidation or similar transaction that does not result in the conversion or exchange of outstanding shares of our common stock) , in each case, in which 90% or more of the outstanding shares of our common stock are exchanged for or converted into cash, securities or other property, greater than 10% of the value of which consists of cash, securities or other property that is not (or will not be upon or immediately following the effectiveness of such consolidation, merger or other transaction) common stock listed on the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) or (B) the consummation of any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of our consolidated assets to any person other than one of our wholly-owned subsidiaries;

(3) our common stock ceases to be listed on at least one of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) or the announcement by any of such exchanges on which our common stock is then listed or admitted for trading that our common stock will no longer be so listed or admitted for trading, unless our common stock has been accepted for listing or admitted for trading on another of such exchanges; or

(4) our shareholders approve our liquidation, dissolution or termination;

provided that a transaction or event that constitutes a fundamental change pursuant to both clauses (1) and (2) above will be deemed to constitute a fundamental change solely pursuant to clause (2) of this definition of “fundamental change.”

We will provide each of the holders of Equity Units with a notice of the completion of a fundamental change within four scheduled trading days after the effective date of such fundamental change. The notice will specify (1) a date (subject to postponement, as described below, the “fundamental change early settlement date”), which will be at least 26 scheduled trading days after the date of such notice and one business day before the purchase contract settlement date, on which date we will deliver shares of our common stock to holders who exercise the fundamental change early settlement right, (2) the date by which holders must exercise the fundamental change early settlement right, which will be no earlier than the second scheduled trading day before the fundamental change early settlement date, (3) the first scheduled trading day of the deemed market value averaging period, which will be the 23rd scheduled trading day prior to the fundamental change early settlement date, the reference price, the threshold appreciation price, the fixed settlement rates and the number of make-whole shares, (4) the amount and kind (per share of common stock) of the cash, securities and other consideration receivable upon settlement and (5) the amount of accrued and unpaid contract adjustment payments (including any deferred contract adjustment payments and compounded contract adjustment payments thereon), if any, that will be paid upon settlement to holders exercising the fundamental change early settlement right. To exercise the fundamental change early settlement right with respect to any purchase contracts, you must deliver to the purchase contract agent at the corporate trust office of the purchase contract agent or its agent, in each case, in the Borough of Manhattan, The City of New York, during the period beginning on the date we deliver notice to holders that a fundamental change has occurred and ending at 4:00 p.m., New York City time, on the second scheduled trading day before the fundamental change early settlement date (such period, subject to extension as described below, the “fundamental change exercise period”), payment of $50 for each purchase contract being settled in immediately available funds.

If you exercise the fundamental change early settlement right, we will deliver to you on the fundamental change early settlement date for each purchase contract with respect to which you have elected fundamental change early settlement, a number of shares (or exchange property units, if applicable) equal to the settlement rate described above, plus the number of make-whole shares determined by reference to the table set forth under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change.” In addition, on the fundamental change early settlement date, we will pay you the amount of any accrued and unpaid contract adjustment payments (including any deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the fundamental change early settlement date, unless the date on which the fundamental change early settlement right is exercised occurs following any record date and prior to the related scheduled contract adjustment payment date, and we are not deferring the related contract adjustment payment, in which case we will instead pay all accrued and unpaid contract adjustment payments to the holder as of such record date. The Notes or applicable ownership interests in the Treasury portfolio or Treasury securities underlying the Corporate Units or Treasury Units, as the case may be, with respect to which you are effecting a fundamental change early settlement, will be released from the pledge under the purchase contract and pledge agreement and delivered to you on the fundamental change early settlement date. If you do not elect to exercise your fundamental change early settlement right, your Corporate Units or Treasury Units will remain outstanding and be subject to normal settlement on the purchase contract settlement date.

We have agreed that, if required under the U.S. federal securities laws, we will use our commercially reasonable efforts to (1) have in effect throughout the fundamental change exercise period a registration statement covering the common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the fundamental change early settlement, subject to certain exceptions. In the event that a holder seeks to exercise its fundamental change early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective or a blackout period is continuing, the holder’s exercise of such right will be void unless and until the registration statement is effective and no blackout period is continuing. The fundamental change exercise period will be extended by the number of days during such period on which no such registration statement is effective or a blackout period is continuing (provided that the fundamental change exercise period will not be extended beyond the third scheduled trading day preceding the purchase contract settlement date) and the fundamental change early settlement date will be postponed to the third scheduled trading day following the end of the fundamental change exercise period. We will provide each of the holders with a notice of any such extension and postponement at least 23 scheduled trading days prior to any such extension and postponement.

Unless the Treasury portfolio has replaced the Notes as a component of the Corporate Units as a result of a successful optional remarketing, holders of Corporate Units may exercise the fundamental change early settlement right only in integral multiples of 20 Corporate Units. If the Treasury portfolio has replaced the Notes as a component of Corporate Units, holders of the Corporate Units may exercise the fundamental change early settlement right only in integral multiples of          Corporate Units.

A holder of Treasury Units may exercise the fundamental change early settlement right only in integral multiples of 20 Treasury Units.

What is the ranking of the Notes?

The Notes will be subordinated to all our existing and future Senior Indebtedness. The Notes will be structurally subordinated to existing or future preferred stock and indebtedness, guarantees and other liabilities, including trade payables, of our subsidiaries. See “Description of the Junior Subordinated Notes—Subordination.”

How will the Notes be evidenced?

The Notes that form a part of the Corporate Units will be issued in fully registered form and will be registered in the name of the purchase contract agent. The Notes that do not form a part of the Corporate Units will be evidenced by one or more global notes registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC.

In a few special situations described in “Description of the Junior Subordinated Notes—Book Entry Issuance—The Depository Trust Company,” a book-entry security representing the Notes will terminate and interests in it will be exchanged for physical certificates representing the Notes.

What are the United States federal income tax considerations related to the Equity Units and Notes?

Although the Internal Revenue Service (the “IRS”) has issued a Revenue Ruling addressing the treatment of units similar to the Equity Units, the U.S. federal income tax consequences of the purchase, ownership, and disposition of the Equity Units are unclear. No statutory, judicial or administrative authority directly addresses all aspects of the treatment of the Equity Units or instruments similar to the Equity Units for U.S. federal income tax purposes, and no assurance can be given that the conclusions in the Revenue Ruling would apply to the Equity Units. In addition, there can be no assurance that the IRS or a court will agree with the characterization of the Notes as indebtedness for U.S. federal income tax purposes.

A beneficial owner of Equity Units will be treated for U.S. federal income tax purposes as separately owning the purchase contract and the undivided beneficial ownership interests in the Notes, the Treasury portfolio or the Treasury securities constituting the Equity Unit, as applicable. By purchasing the Corporate Units, you will be deemed to have agreed to treat the Equity Units in that manner for all U.S. federal income tax purposes. In addition, you will be deemed to have agreed to treat the Notes as our indebtedness for U.S. federal income tax purposes. You must allocate the purchase price of the Corporate Units between the Notes and the purchase contract in proportion to their respective fair market values, which will establish your initial tax basis in the Notes and the purchase contract. With respect to each Corporate Unit purchased in the offering, you will be deemed to have agreed to allocate $         to the undivided beneficial ownership interest in the Notes and $         to the purchase contract.

Because of the manner in which the interest rate on the Notes is to be reset, we intend to treat the Notes as “contingent payment debt instruments” that are subject to the contingent payment debt instrument rules for U.S. federal income tax purposes. Consequently, through the reset effective date, and possibly thereafter, a U.S. holder of Corporate Units or Notes will be required to include original issue discount (“OID”) in gross income in an amount in excess of the interest actually received in respect of such applicable ownership interests in the Notes, regardless of the holder’s usual method of tax accounting, and will generally be required to recognize ordinary income or loss, rather than capital gain or loss, on the sale, exchange or other disposition of the Notes or the Corporate Units, to the extent such income is allocable to the Notes. A beneficial owner of Treasury Units will be required to include in gross income any OID with respect to the Treasury securities as it accrues on a constant yield to maturity basis. If the Treasury portfolio has replaced applicable ownership interests in the Notes as a component of Corporate Units as a result of a successful remarketing of the Notes, a beneficial owner of Corporate Units will be required to include in gross income its allocable share of OID on the applicable ownership interest in the Treasury portfolio as it accrues on a constant yield to maturity basis. To the extent we are required to file information returns with respect to contract adjustment payments or deferred contract adjustment payments, we intend to treat such payments as taxable ordinary income to beneficial owners of Equity Units, but holders may want to consult their tax advisors concerting possible alternative characterizations.

For a more comprehensive discussion of the U.S. federal income tax considerations of an investment in the Equity Units, please see “Material U.S. Federal Income Tax Considerations.” Prospective investors in Equity Units should consult their tax advisors regarding the particular tax consequences to them of the purchase, ownership and disposition of Equity Units (including the application and effects of any state, local, or foreign and other tax laws).

Are there limitations on the purchase, holding or disposition of the Corporate Units with assets of, or on behalf of, an employee benefit plan?

Yes. The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), and similar federal, state, local and foreign laws that are substantively similar or are of similar effect impose restrictions on the purchase, holding and disposition of Corporate Units (and the securities underlying the Corporate Units) by employee benefit plans that are subject to those laws. Corporate Units (and the securities underlying the Corporate Units) may be purchased with assets of, or on behalf of, an employee benefit plan subject to the investing fiduciary’s determination that the investment satisfies ERISA’s fiduciary standards and other requirements under ERISA, the Code and/or similar federal, state, local and non-U.S. laws applicable to investments by such employee benefit plan. An investing fiduciary that proposes to cause an employee benefit plan, or to act on behalf of an employee benefit plan, to purchase Corporate Units (and the securities underlying the Corporate Units) should consult its own counsel regarding the potential applicability of ERISA, the Code and/or similar federal, state, local or non-U.S. that are substantively similar or are of similar effect applicable to such investment (such federal, state, local or non-U.S. laws, “Similar Laws”), the potential consequences in its specific circumstances, and whether any exemption or exemptions would be applicable and should determine on its own whether all conditions of such exemption or exemptions have been satisfied. See “Certain Considerations for Employee Benefit Plans and other Retirement Arrangements.”

What are the uses of proceeds from the offering?

We estimate that the net proceeds from the sale of the Equity Units in this offering will be approximately $         million (approximately $         million if the underwriters exercise their option to purchase additional Corporate Units in full), after deducting the underwriting discounts and commissions but before deducting other offering expenses. These net proceeds will be used to finance a portion of the acquisition of PHI and for general corporate purposes.

We currently intend to use the proceeds from the settlement of the purchase contracts to finance a portion of the acquisition of PHI and for general corporate purposes or for other corporate purposes as soon as practicable following such settlement. We do not intend to use such proceeds to repurchase shares of our common stock.

What are the risks relating to the Equity Units?

See “Risk Factors” and the risk factors set forth in the documents and reports filed with the SEC that are incorporated by reference in this prospectus supplement and in the accompanying base prospectus, including the risk factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013, before you make an investment decision pursuant to this prospectus supplement and the accompanying base prospectus.

The Offering—Explanatory Diagrams

The following diagrams illustrate some of the key features of the purchase contracts and the undivided beneficial ownership interests in Notes, Corporate Units and Treasury Units.

Corporate Units

A Corporate Unit consists of two components as described below:

(1)	Contract adjustment payments may be deferred as described under “Description of the Purchase Contracts— Contract Adjustment Payments” below.
(2)	Each owner of an undivided beneficial ownership interest in Notes will be entitled to 1/20 of each interest payment paid in respect of a $1,000 principal amount Note.
(3)	Interest payments may be deferred as described under “Description of the Junior Subordinated Notes—Option to Defer Interest Payments” below. In connection with any successful remarketing of the Notes, the interest deferral provisions will cease to apply to the Notes.
(4)	Notes will be issued in minimum denominations of $1,000, except in limited circumstances following a termination event. Each undivided beneficial ownership interest in Notes represents a 1/20 undivided beneficial ownership interest in a Note having a principal amount of $1,000.

The holder of a Corporate Unit owns the 1/20 undivided beneficial ownership interest in a Note having a principal amount of $1,000 that forms a part of the Corporate Unit, but will pledge it to us through the collateral agent to secure its obligations under the related purchase contract.

If the Treasury portfolio has replaced the Notes as a result of a successful optional remarketing, the applicable ownership interests in the Treasury portfolio or cash, as applicable, will replace the Notes as a component of the Corporate Unit.

Treasury Units

A Treasury Unit consists of two components as described below:(1)

(1)	Treasury Units may only be created in integral multiples of 20 Corporate Units. As a result, the creation of 20 Treasury Units will release $1,000 principal amount of the Notes held by the collateral agent. During a blackout period or following a successful remarketing, you may not create Treasury Units or recreate Corporate Units.
(2)	Contract adjustment payments may be deferred as described under “Description of the Purchase Contracts— Contract Adjustment Payments” below.

The holder of a Treasury Unit owns the 1/20 undivided beneficial ownership interest in the Treasury security that forms a part of the Treasury Unit, but will pledge it to us through the collateral agent to secure its obligation under the related purchase contract.

Purchase Contract

Corporate Units and Treasury Units both include a purchase contract under which the holder agrees to purchase shares of our common stock on the purchase contract settlement date. In addition, the purchase contracts require us to make contract adjustment payments as shown in the diagrams on the preceding pages.

(1)	The “reference price” is $ , which will be the closing price of our common stock on the New York Stock Exchange on the date the Equity Units are priced.
(2)	The “threshold appreciation price” is equal to $50 divided by the minimum settlement rate (such quotient rounded to the nearest $0.0001), which is $ and represents appreciation of approximately % over the reference price.
(3)	If the applicable market value of our common stock is less than or equal to the reference price of $ , shares of our common stock (subject to adjustment).
(4)	If the applicable market value of our common stock is greater than the reference price and less than the threshold appreciation price of $ , the number of shares of our common stock to be delivered to a holder of an Equity Unit will be calculated by dividing the stated amount of $50 by the applicable market value, rounded to the nearest ten thousandth of a share (subject to adjustment).
(5)	If the applicable market value of our common stock is greater than or equal to the threshold appreciation price, the number of shares of our common stock to be delivered to a holder of an Equity Unit will be shares (subject to adjustment).
(6)	The “applicable market value” means the average VWAP of our common stock on each trading day during the 20 consecutive scheduled trading day period ending on the third scheduled trading day immediately preceding the purchase contract settlement date (subject to adjustment as described herein if a market disruption event occurs).

The Notes

The Notes have the terms described below:

(1)	Interest payments may be deferred as described under “Description of the Junior Subordinated Notes—Option to Defer Interest Payments” and interest payment dates will be adjusted in a successful remarketing as described under “Description of the Junior Subordinated Notes—Remarketing.” In connection with any successful remarketing of the Notes, the interest deferral provisions will cease to apply to the Notes.
(2)	In connection with a remarketing, we may shorten the maturity of the Notes to a date no earlier than June 1, 2020, or eliminate the optional redemption provisions of the Notes and remarket the Notes as fixed-rate Notes or floating-rate Notes, all as described under “Description of the Purchase Contracts—Remarketing.”

Transforming Corporate Units into Treasury Units and Notes

(1)	Each holder will own a 1/20 undivided beneficial ownership interest in, and will be entitled to a corresponding portion of each interest payment payable in respect of, a Note having a principal amount of $1,000.
(2)	Notes will be issued in minimum denominations of $1,000 and integral multiples thereof, except in limited circumstances following a termination event. In connection with a remarketing, we may shorten the maturity of the Notes to a date no earlier than June 1, 2020, or eliminate the optional redemption provisions of the Notes and remarket the Notes as fixed-rate Notes or floating-rate Notes, all as described under “Description of the Junior Subordinated Notes—Remarketing.”
(3)	Interest payments may be deferred as described in this prospectus supplement and interest payment dates will be adjusted in a successful remarketing as described under “Description of the Junior Subordinated Notes—Option to Defer Interest.” In connection with any successful remarketing of the Notes, the interest deferral provisions will cease to apply to the Notes.
(4)	Contract adjustment payments may be deferred as described under “Description of the Purchase Contracts— Remarketing.” The diagram above describes each of a Corporate Unit, a Treasury Unit and a separate Note.

•	Because the Notes and the Treasury securities are issued in minimum denominations of $1,000, holders of Corporate Units may only create Treasury Units in integral multiples of 20 Corporate Units.

•	To create 20 Treasury Units, a holder separates 20 Corporate Units into their two components—20 purchase contracts and a Note having a principal amount of $1,000—and then combines the purchase contracts with a Treasury security having a principal amount at maturity of $1,000 that matures on June 1 2017.

•	The Note, which is no longer a component of Corporate Units, is released from the pledge under the purchase contract and pledge agreement and delivered to the holder and is tradable as a separate security.

•	A holder owns the Treasury security that forms a part of the 20 Treasury Units but will pledge it to us through the collateral agent to secure its obligation under the related purchase contract.

•	The Treasury security together with the 20 purchase contracts constitute 20 Treasury Units.

•	During a blackout period or following a successful remarketing, you may not create Treasury Units or recreate Corporate Units.

•	Unless a blackout period is occurring or there has been a successful remarketing, the holder can also transform 20 Treasury Units and a Note having a principal amount of $1,000 into 20 Corporate Units. Following that transformation, the Treasury security, which will no longer be a component of the Treasury Unit, will be released from the pledge under the purchase contract and pledge agreement and delivered to the holder and will be tradable as a separate security.

Illustrative Remarketing Timeline

The following timeline is for illustrative purposes only. The dates in this timeline are based on the time periods set forth in the purchase contract and pledge agreement and the form of remarketing agreement that will be an exhibit to the purchase contract and pledge agreement. This timeline assumes that we will elect to conduct an optional remarketing during the maximum permissible optional remarketing period.

Date	Event
February 20, 2017 (five business days prior to the first day of the optional remarketing period)	We will, or we will request that the depository, notify holders of Corporate Units, Treasury Units and separate Notes of our election to conduct an optional remarketing. Such notice will specify the first day of the optional remarketing period and the procedures to be followed in the optional remarketing.

February 23, 2017 (two business days prior to the beginning of the optional remarketing period)

•     Last day prior to the optional remarketing to create Treasury Units from Corporate Units and recreate Corporate Units from Treasury Units (holders may once again be able to create and recreate units if the optional remarketing is not successful);

•     Last day prior to the optional remarketing for holders of Corporate Units to settle the related purchase contracts early (holders may once again be able to settle early if the optional remarketing is not successful or after the blackout period has concluded for such optional remarketing); and

• Last day for holders of separate Notes to give notice of their election or to revoke their election to participate in the optional remarketing.

February 27, 2017 to May 14, 2017	Optional remarketing period:

•     if the optional remarketing is successful, we will issue a press release on the business day after the optional remarketing date, the remarketing agent will purchase the Treasury portfolio and the settlement date for the optional remarketing will occur

Date	Event

on the third business day following the optional remarketing date (unless the remarketed Notes are priced after 4:30 p.m. New York time on the optional remarketing date, in which case settlement will occur on the fourth business day following the optional remarketing date); and

• if the optional remarketing is not successful, we will issue a press release at the end of the optional remarketing period.

No later than May 15, 2017 (seven calendar days prior to the first day of the final remarketing period)	If there has not been a successful optional remarketing, we will request that the depository notify its participants holding Corporate Units, Treasury Units and separate Notes of the final remarketing. Such notice will specify the final remarketing period and the procedures to be followed in the final remarketing.

May 15, 2017 (seven calendar days prior to the first day of the final remarketing period)	First day for holders of Corporate Units to give notice of election to settle purchase contracts with separate cash.

May 18, 2017 (two business days prior to the first day of the final remarketing period)	• Last day to create Treasury Units from Corporate Units and recreate Corporate Units from Treasury Units if no successful optional remarketing has occurred;

•     Last day for holders of Corporate Units to give notice of election to settle the related purchase contracts with separate cash on the purchase contract settlement date (holders may once again be able to settle the related purchase contracts with separate cash on the purchase contract settlement date if the final remarketing is not successful);

• Last day for holders of separate Notes to give notice of their election or to revoke their election to participate in the final remarketing; and

• Last day for holders of Corporate Units or Treasury Units to settle the related purchase contracts early.

May 19, 2017 (one business day prior to the first day of the final remarketing period)	Last day for holders of Corporate Units who have elected to settle the related purchase contracts with separate cash on the purchase contract date to pay the

Date	Event

purchase price (holders may once again be able to settle the related purchase contracts with separate cash on the purchase contract settlement date if the final remarketing is not successful).

May 22, 2017 to May 26, 2017 (final remarketing period)	If there has not been a successful optional remarketing, we will attempt a remarketing during the final remarketing period. We may elect to postpone the final remarketing on any day other than one of the last three business days of the final remarketing period.

May 30, 2017 (two business days prior to the purchase contract settlement date)	If the final remarketing has not been successful, last day for holders of Corporate Units to elect to settle the related purchase contracts with separate cash on the purchase contract settlement date.

May 31, 2017 (one business day prior to the purchase contract settlement date)	If the final remarketing has not been successful, last day for holders of Corporate Units who have elected to settle the related purchase contracts with separate cash on the purchase contract settlement date to pay the purchase price.

June 1, 2017 (or if such day is not a business day, the following business day)	Purchase contract settlement date and settlement date for any successful final remarketing of the Notes.

RISK FACTORS

Your investment in the Equity Units involves certain risks. In addition to the Risk Factors related to the Equity Units set forth below, our business is influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond our control. We have identified a number of these factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013 which is incorporated by reference in this prospectus supplement. In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the discussions of risks that we have presented below and incorporated by reference before deciding whether an investment in the Equity Units is suitable for you.

The Corporate Units consist of a purchase contract to acquire our common stock and an interest in Notes issued by us. When considering an investment in our Corporate Units, you are making an investment decision with respect to our common stock and the Notes as well as the Corporate Units. You can create Treasury Units from Corporate Units by substituting Treasury securities for the Notes; you would be making an investment decision with respect to our common stock and the Notes as well as the Treasury Units in such case. You should carefully review the information in this prospectus supplement and the accompanying base prospectus about these securities.

Risks Related to Our Contemplated Acquisition of PHI

We may not realize the expected benefits of the PHI acquisition because of integration difficulties and other challenges.

The success of the PHI acquisition will depend, in part, on our ability to realize all or some of the anticipated benefits from integrating PHI’s business with our existing businesses. The integration process may be complex, costly and time-consuming. The challenges associated with integrating the operations of PHI’s business include, among others:

•	delay in implementation of our business plan for the combined business;

•	unanticipated issues or costs in integrating financial, information technology, communications and other systems;

•	possible inconsistencies in standards, controls, procedures and policies, and compensation structures between PHI’ s structure and our structure;

•	unanticipated changes in applicable laws and regulations;

•	difficulties in retention of key employees;

•	operating risks inherent in PHI’s business and our business; and

•	unexpected regulatory requirements.

The parties to the anticipated Merger may be unable to satisfy the conditions to the completion of the Merger and the Merger may not be completed within the expected timeframe or at all.

Consummation of the Merger is subject to the satisfaction or waiver of specified closing conditions, including (1) the approval of the Merger by the holders of a majority of the outstanding shares of the PHI Common Stock, (2) the receipt of regulatory approvals required to consummate the Merger, including, approvals from the Federal Energy Regulatory Commission, the Federal Communications Commission, the Delaware Public Service Commission, the District of Columbia Public Service Commission, the Maryland Public Service Commission, the New Jersey Board of Public Utilities and the Virginia State Corporation Commission, (3) the expiration or termination of the applicable waiting period under the HSR Act of 1976 and (4) other customary closing conditions, including (a) the accuracy of each party’s representations and warranties (subject to customary materiality qualifiers) and (b) each party’s compliance with its obligations and covenants contained in the Merger Agreement. In addition, the obligations of Exelon and Merger Sub to consummate the Merger are subject to the required regulatory approvals not, individually or in the aggregate, imposing terms, conditions, obligations or commitments that constitute a burdensome condition (as defined in the Merger Agreement)

These and other conditions to the completion of the Merger may fail to be satisfied. In addition, satisfying the conditions to and completion of the Merger may take longer, and could cost more, than PHI or we expect. Any delay in completing the Merger or any additional conditions imposed in order to complete the Merger may materially adversely affect the synergies and other benefits that we expect to achieve if the Merger and the integration of the companies’ respective businesses are completed within the expected timeframe.

In addition, we or PHI may terminate the Merger Agreement if the Merger is not completed by July 29, 2015 except that, under certain circumstances, the date may be extended by PHI or us to October 29, 2015.

Regulatory approvals that are required to complete the Merger may not be received, may take longer than expected or may impose conditions which are not presently anticipated.

Under the provisions of the HSR Act, the Merger may not be completed until notification and report forms have been filed with the Antitrust Division of the Department of Justice (the “DOJ”) and the Federal Trade Commission (the “FTC”) and the expiration of a 30 calendar day waiting period (unless the waiting period is set to expire on a weekend or federal holiday, in which case the waiting period is automatically extended until 11:59 p.m. of the next business day), or the early termination of that waiting period, following the parties’ filing of their respective notification and report forms. If the Antitrust Division of the DOJ or the FTC issues a Request for Additional Information and Documentary Material prior to the expiration of the waiting period, the parties must observe a second 30 calendar day waiting period (unless the waiting period is set to expire on a weekend or federal holiday, in which case the waiting period is automatically extended until 11:59 p.m. of the next business day), which would begin to run only after both parties have substantially complied with the request for additional information, unless the waiting period is terminated earlier.

Failure to obtain regulatory approval may result in Exelon’s payment of a regulatory reverse termination fee.

If the Merger Agreement is terminated under certain circumstances due to the failure to obtain regulatory approvals or the breach by Exelon of its obligations in respect of obtaining regulatory approvals (a Regulatory Termination), Exelon will be required to pay PHI a reverse termination fee of up to $180 million.

Legal proceedings in connection with the Merger, the outcomes of which are uncertain, could delay or prevent the completion of the Merger.

One of the conditions to the closing of the Merger is that no judgment (whether preliminary, temporary or permanent) or other order by any court or other governmental entity shall be in effect that restrains, enjoins or otherwise prohibits or makes illegal the consummation of the Merger.

PHI and its directors have been named as defendants in a purported class action lawsuit filed by a plaintiff on behalf of herself and other public stockholders challenging the proposed Merger and seeking, among other things, to enjoin the defendants from consummating the Merger on the agreed-upon terms.

If a plaintiff in this or any other litigation that may be filed in the future is successful in obtaining an injunction prohibiting the parties from completing the Merger on the terms contemplated by the Merger Agreement, the injunction may prevent the completion of the Merger in the expected timeframe or altogether. If completion of the Merger is prevented or delayed, it could result in substantial costs to us and PHI. In addition, we and PHI could incur significant costs in connection with the lawsuits, including costs associated with the indemnification of PHI’s directors and officers.

The Merger may prove disruptive and could result in our business failing to meet our expectations.

The process of integrating the operations of PHI may require a disproportionate amount of resources and management attention. Our future operations and cash flows will depend to a significant degree upon our ability to operate PHI efficiently, achieve the strategic operating objectives for our business and realize cost savings and synergies. Our management team may encounter unforeseen difficulties in managing the integration. In order to successfully integrate PHI, our management team will need to focus on realizing anticipated synergies and cost savings on a timely basis while maintaining the efficiency of our operations. Any substantial diversion of management attention could affect our ability to achieve operational, financial and strategic objectives.

The Merger may be completed on different terms from those contained in the Merger Agreement.

Prior to the completion of the Merger, the parties may, by their mutual agreement, amend or alter the terms of the Merger Agreement, including with respect to, among other things, the Merger consideration to be received by PHI stockholders or any covenants or agreements with respect to the parties’ respective operations during the pendency thereof (certain of these changes, including those with respect to the Merger consideration to be received by PHI stockholders, may be made only prior to the requisite stockholder approval). Any such amendments or alterations may have negative consequences to Exelon or PHI stockholders including, among other things, reducing the cash available for our or PHI’s operations or to meet respective obligations or restricting or limiting assets or operations of either of us or PHI. Under certain circumstances, PHI shareholders may be permitted or required to adopt any such amendments, which could delay the closing of the Merger and subject PHI and us to additional expense.

We have and will incur significant transaction and Merger-related costs in connection with the Merger.

We expect to incur a number of non-recurring costs associated with combining the operations of the two companies. Most of these costs will be transaction costs, including fees paid to financial and legal advisors related to the Merger and related financing arrangements, and employment-related costs, including change-in-control related payments made to certain PHI executives. In addition, if the closing of the Merger is materially delayed after this offering, we may be required to pay financing costs without having realized any benefits from the Merger during the period of delay. We will also incur transaction fees and costs related to formulating integration plans. Additional unanticipated costs may be incurred in the integration of the two companies’ businesses. Although we expect that the elimination of costs, as well as the realization of other efficiencies related to the integration of the businesses, should allow us to offset incremental transaction and Merger-related costs over time, this net benefit may not be achieved in the near term, or at all.

Private parties may bring legal action under antitrust laws or intervene in regulatory proceedings.

Private parties who may believe they are adversely affected by the Merger and individual states may bring legal actions under the antitrust laws in certain circumstances or intervene in regulatory proceedings. Although we and PHI believe the completion of Merger will not conflict with any antitrust law, there can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if a challenge is made, what the result will be. Under the Merger Agreement, we and PHI have agreed to use our reasonable best efforts to obtain all regulatory clearances necessary to complete the Merger as promptly as practicable. In addition, in order to complete the Merger, we and PHI may be required to comply with conditions, terms, obligations or restrictions imposed by regulatory entities and such conditions, terms, obligations or restrictions may have the effect of delaying completion of the Merger, imposing additional material costs on or materially limiting our revenues after the completion of the Merger, or otherwise reducing our anticipated benefits to the Merger. In addition, such conditions, terms, obligations or restrictions could result in the delay or abandonment of the Merger.

Risks Relating to the Equity Units

You assume the risk that the market value of our common stock may decline.

The number of shares of our common stock that you will receive upon the settlement of a purchase contract is not fixed but instead will depend on the average VWAP of our common stock on each trading day of the 20 consecutive scheduled trading day period ending on the third scheduled trading day immediately preceding the purchase contract settlement date (subject to adjustment as described herein if a market disruption event occurs), which we refer to as the applicable market value. There can be no assurance that the market value of common stock you receive on the purchase contract settlement date will be equal to or greater than the effective price per share you paid for our common stock. If the applicable market value of the common stock is less than the reference price of $        , the market value of the common stock issued to you pursuant to each purchase contract on the purchase contract settlement date (assuming that the market value on the purchase contract settlement date is the same as the applicable market value of the common stock) will be less than the effective price per share you paid for the common stock. Accordingly, you assume the risk that the market value of our common stock may decline, and that the decline could be substantial.

In addition, because the number of shares delivered to you on the purchase contract settlement date will be based upon the applicable market value, which is in turn calculated on the basis of the average of the VWAP per share of our common stock on each trading day of the 20 consecutive scheduled trading day period ending on the third scheduled trading day immediately preceding the purchase contract settlement date (subject to adjustment as described herein if a market disruption event occurs), the shares of common stock you receive on the purchase contract settlement date may be worth less than the shares of common stock you would have received had the applicable market value been equal to the VWAP per share of our common stock on the purchase contract settlement date or the average VWAP of our common stock over a different period of days.

The opportunity for equity appreciation provided by an investment in the Equity Units is less than that provided by a direct investment in our common stock.

Your opportunity for equity appreciation afforded by investing in the Equity Units is less than your opportunity for equity appreciation if you directly invested in our common stock. This opportunity is less, because the market value of the common stock to be received by you pursuant to the purchase contract on the purchase contract settlement date (assuming that the market value on the purchase contract settlement date is the same as the applicable market value of the common stock) will only exceed the effective price per share you paid for our common stock if the applicable market value of the common stock exceeds the threshold appreciation price (which represents an appreciation of approximately     % over the reference price). If the applicable market value of our common stock exceeds the reference price but does not exceed the threshold appreciation price, you will realize no equity appreciation of the common stock for the period during which you own the purchase contract. Furthermore, if the applicable market value of our common stock equals or exceeds the threshold appreciation price, you would receive on the purchase contract settlement date only approximately     % of the value of the shares of common stock you could have purchased with $         at the closing price of our common stock on the date of the pricing of the Equity Units.

The trading prices for the Corporate Units and Treasury Units are expected to be affected by, among other things, the trading prices of our common stock, the general level of interest rates and our credit quality.

The trading prices of Corporate Units, which we intend to apply to list on the New York Stock Exchange, and Treasury Units in the secondary market are expected to be affected by, among other things, the trading prices of our common stock, the general level of interest rates and our credit quality. It is impossible to predict whether the price of our common stock or interest rates will rise or fall. The price of our common stock could be subject to wide fluctuations in the future in response to many events or factors, including those discussed in the risk factors herein and in our Annual Report on Form 10-K for the year ended December 31, 2013 as well as under “Forward-Looking Information” in this prospectus supplement, many of which events and factors are beyond our control. Fluctuations in interest rates may give rise to arbitrage opportunities based upon changes in the relative value of the common stock underlying the purchase contracts and of the other components of the Equity Units. Any such arbitrage could, in turn, affect the trading prices of the Corporate Units, Treasury Units, Notes and our common stock.

If you hold Corporate Units or Treasury Units, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

If you hold Corporate Units or Treasury Units, you will not be entitled to any rights with respect to our common stock, such as voting rights and rights to receive dividends or other distributions on our common stock. However, you will be subject to all changes affecting our common stock. You will only be entitled to rights with respect to our common stock if and when we deliver shares of common stock in exchange for Corporate Units or Treasury Units on the purchase contract settlement date, or on the settlement date for any early settlement, as the case may be, and the applicable record date, if any, for the exercise of those rights or the receipt of those dividends or distributions occurs after that date.

The delivery of make-whole shares upon a fundamental change early settlement may not adequately compensate you.

If a fundamental change (as defined below under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change”) occurs prior to the 30th scheduled trading day preceding the purchase contract settlement date and you exercise your fundamental change early settlement right, you will be entitled to receive additional value in respect of make-whole shares unless the stock price (as defined under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change” below), is in excess of $         per share (subject to adjustment). A description of how the number of make-whole shares will be determined is set forth under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change—Calculation of Make-Whole Shares.” Although the make-whole shares are designed to compensate you for the lost value of your Equity Units as a result of the fundamental change, this feature may not adequately compensate you for such loss.

In addition, in the event that a holder seeks to exercise its fundamental change early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective or a blackout period is continuing, the holder’s exercise of such right will be void unless and until the registration statement is effective. For so long as there is a material business transaction or development that has not yet been publicly disclosed (but in no event for a period longer than 90 days), we will not be required to file such registration statement or provide such a prospectus, and the fundamental change early settlement right will not be available, until we have publicly disclosed such transaction or development; provided that we will use commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so.

The Equity Units provide limited fixed settlement rate adjustments, and an event could occur that adversely affects the value of the Equity Units or our common stock but that does not result in an adjustment to the fixed settlement rates.

The number of shares of common stock that you are entitled to receive on the purchase contract settlement date, or as a result of early settlement of a stock purchase contract, is subject to adjustment for certain events arising from stock splits and combinations, stock dividends, certain cash dividends and certain other events. We will not adjust the number of shares of common stock that you are to receive on the purchase contract settlement date, or as a result of early settlement of a purchase contract, for other events, including without limitation issuances and purchases of our common stock in connection with dividend reinvestment plans, employee stock option grants, ordinary dividends, offerings of common stock by us for cash or in connection with an acquisition, and share issuances pursuant to options and other convertible securities outstanding on the date we issue the

Equity Units. See “Description of the Purchase Contracts—Anti-dilution Adjustments.” There can be no assurance that an event that adversely affects the value of the Equity Units or our common stock, but does not result in an adjustment to the settlement rate, will not occur. Further, other than as described under “Underwriting,” we are not restricted from issuing additional common stock during the term of the stock purchase contracts and have no obligation to consider your interests for any reason. If we issue additional shares of common stock, it may materially and adversely affect the trading price of our common stock and the Equity Units. If we issue additional shares of common stock, those issuances may materially and adversely affect the price of our common stock and, because of the relationship of the number of shares holders are to receive on the purchase contract settlement date to the price of our common stock, those issuances may adversely affect the trading prices of the Equity Units.

The secondary market for the Corporate Units, Treasury Units or Notes may be illiquid.

It is not possible to predict how Corporate Units, Treasury Units or Notes will trade or whether a market for them will be liquid or illiquid. There is currently no market for our Corporate Units, Treasury Units or Notes. We intend to apply to list the Corporate Units on the New York Stock Exchange under the symbol “EXCU” and expect trading to commence within 30 days of the date of initial issuance of the Corporate Units, although there is no guarantee that the Corporate Units will be approved for listing. If the Treasury Units or the Notes are separately traded to a sufficient extent that applicable exchange listing or quotation system requirements are met, we may endeavor to list the Treasury Units or the Notes on the same exchange or quotation system as the Corporate Units. However, there can be no assurance that we will list the Treasury Units or the Notes. There can be no assurance as to the liquidity of any market that may develop for the Corporate Units, the Treasury Units or the Notes, your ability to sell these securities or whether a trading market, if one develops, will continue. In addition, in the event a sufficient number of holders of Equity Units were to convert their Treasury Units to Corporate Units or their Corporate Units to Treasury Units, as the case may be, the liquidity of Corporate Units or Treasury Units could be adversely affected. There can be no assurance that the Corporate Units, if approved for listing, will not be de-listed from the New York Stock Exchange or that trading in the Corporate Units will not be suspended as a result of holders’ elections to create Treasury Units, which could cause the number of Corporate Units to fall below the requirement for listing securities on the New York Stock Exchange.

Your rights to the pledged securities will be subject to our security interest and may be affected by a bankruptcy proceeding.

Although you will be the beneficial owner of the undivided beneficial ownership interests in Notes, Treasury securities or applicable ownership interests in the portion of the Treasury portfolio described in the first bullet under “What is the Treasury portfolio?”, as applicable, those securities will be pledged to us through the collateral agent to secure your obligations under the related purchase contracts. Your rights to the pledged securities will be subject to our security interest. Additionally, notwithstanding the automatic termination of the purchase contracts in the event that we become the subject of a case under the U.S. Bankruptcy Code, the effectiveness of such termination and the delivery of the pledged securities to you may be contested or delayed as a result of the imposition of the automatic stay under Section 362 of the U.S. Bankruptcy Code or by exercise of the bankruptcy court’s power under Section 105(a) of the U.S. Bankruptcy Code, and claims arising out of the Notes, like all other claims in bankruptcy proceedings, will be subject to the equitable jurisdiction and powers of the bankruptcy court.

Upon a successful remarketing of the Notes, the terms of your Notes will be modified even if you elect not to participate in the remarketing.

When we attempt to remarket the Notes, the remarketing agent will agree to use its commercially reasonable efforts to sell the Notes included in the remarketing. In connection with the remarketing, we may elect to shorten the maturity of the Notes to a date not earlier than June 1, 2020, to modify the optional redemption terms and to change the method of calculating interest payments on the Notes. If the remarketing is successful, the modified terms will apply to all the Notes, even if they were not included in the remarketing. However, holders of the Notes must elect to participate in the remarketing before knowing what the modified terms of the Notes will be. Whenever we remarket the Notes, we will notify holders of Corporate Units, Treasury Units and separate Notes of such remarketing. You may determine that the revised terms of the Notes you receive are not as favorable to you as you would deem appropriate, and the modified terms may be less favorable to you than the initial terms of the Notes. For example, the interest rate on the Notes may be reduced in connection with the remarketing.

The purchase contract and pledge agreement will not be qualified under the Trust Indenture Act and the obligations of the purchase contract agent are limited.

The purchase contract and pledge agreement among us, the purchase contract agent and the collateral agent will not be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the purchase contract agent and collateral agent will not be required to qualify as a trustee under the Trust Indenture Act. You will not have the benefit of the protection of the Trust Indenture Act with respect to the purchase contract and pledge agreement or the purchase contract agent. The Notes constituting a part of the Corporate Units will be issued pursuant to an indenture that has been qualified under the Trust Indenture Act. Accordingly, if you hold Corporate Units, you will have the benefit of the protections of the Trust Indenture Act only to the extent applicable to the ownership interests in Notes included in the Corporate Units. The protections generally afforded the holder of a security issued under an indenture that has been qualified under the Trust Indenture Act include:

•	disqualification of the indenture trustee for “conflicting interests,” as defined under the Trust Indenture Act;

•	provisions preventing a trustee that is also a creditor of the issuer from improving its own credit position at the expense of the security holders immediately prior to or after a default under such indenture; and

•	the requirement that the indenture trustee deliver reports at least annually with respect to certain matters concerning the indenture trustee and the securities.

You may not be able to exercise your rights to settle a purchase contract prior to the purchase contract settlement date unless a registration statement under the Securities Act is in effect and a prospectus is available covering the shares of common stock and other securities, if any, deliverable upon early settlement of a purchase contract.

The early settlement rights under the purchase contracts are subject to the condition that, if required under the U.S. federal securities laws, we have a registration statement under the Securities Act in effect on the applicable early settlement date. If such registration statement is so required, we have agreed to use our commercially reasonable efforts to have a registration statement in effect on the applicable early settlement date and have an available prospectus in connection therewith covering the shares of common stock and other securities, if any, deliverable upon settlement of the purchase contract, subject to certain exceptions. In the event that a holder seeks to exercise its early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective, the holder’s exercise of such right will be void unless and until such a registration statement is effective.

The indenture under which the Notes will be issued does not limit our indebtedness, prevent dividends or generally prevent highly leveraged transactions; there are no financial covenants in the indenture.

Neither we nor any of our subsidiaries are restricted from incurring additional debt or other liabilities, including additional Senior Indebtedness, under the indenture pursuant to which the Notes will be issued. As of March 31, 2014, we, and our subsidiaries, had total consolidated indebtedness of $19.6 billion, including $648 million in utility long term debt to financing trusts. If we incur additional debt or liabilities, our ability to pay our obligations on the Notes could be adversely affected. We expect that we will from time to time incur additional debt and other liabilities. In addition, except as described under “Description of the Junior Subordinated Notes—Dividend and Other Payment Stoppages During Interest Deferral and Under Certain Other Circumstances,” we are not restricted under the indenture from paying dividends or issuing or repurchasing our securities.

As of March 31, 2014, Exelon had approximately $3.0 billion principal amount of outstanding long-term debt on an unconsolidated basis that will be senior to the Notes, including the legal obligations of Exelon Corporation to the holders of approximately $1.4 billion in senior notes that have been transferred to Generation through mirror notes from Generation to Exelon Corporation. During consolidation the debt is eliminated from Exelon Corporation and consolidated from Generation into total consolidated indebtedness. Additionally, as of March 31, 2014, our subsidiaries had approximately $17.8 billion of outstanding long-term debt (including securities due within one year) excluding $1.4 billion in senior notes that are mirrored down to Generation which is eliminated during consolidation and consolidated from generation into total consolidated indebtedness principal amount.

There are no financial covenants in the indenture. Except for the covenants described under “Description of the Junior Subordinated Notes—Consolidation, Merger or Sale,” there are no covenants or any other provisions in the indenture which may afford you protection in the event of a highly leveraged transaction including one that may or may not result in a change of control of the Company.

The Notes and the contract adjustment payments are subordinated to our existing and future Senior Indebtedness and are structurally subordinated to any existing or future preferred stock, indebtedness, guarantees and other liabilities of our subsidiaries.

The Notes and the contract adjustment payments will be obligations exclusively of Exelon and will not be guaranteed by any of our subsidiaries. The Notes and contract adjustment payments are subordinated to our existing and future Senior Indebtedness (as defined under “Description of the Junior Subordinated Notes—Subordination”) and will be structurally subordinated to existing or future preferred stock, indebtedness, guarantees and other liabilities, including trade payables, of our subsidiaries. The indenture under which the Notes will be issued will not restrict us or our subsidiaries from incurring substantial additional indebtedness in the future.

As of March 31, 2014, Exelon had approximately $3.0 billion principal amount of outstanding long-term debt on an unconsolidated basis that will be senior to the Notes, including the legal obligations of Exelon Corporation to the holders of approximately $1.4 billion in senior notes that have been transferred to Generation through mirror notes from Generation to Exelon Corporation. During consolidation the debt is eliminated from Exelon Corporation and consolidated from Generation into total consolidated indebtedness. Additionally, as of March 31, 2014, our subsidiaries had approximately $17.8 billion of outstanding long-term debt (including securities due within one year) excluding $1.4 billion in senior notes that are mirrored down to Generation which is eliminated during consolidation and consolidated from generation into total consolidated indebtedness principal amount.

Our subsidiaries are separate and distinct legal entities from us. Our subsidiaries have no obligation to pay any amounts due on the Notes or the purchase contracts or to provide us with funds to meet our respective payment obligations on the Notes or purchase contracts. Any payment of dividends, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions and will be contingent upon the subsidiaries’ earnings and business considerations. Our right to receive any assets of any of our subsidiaries upon their bankruptcy, liquidation or similar reorganization, and therefore the right of the holders of the Notes or purchase contracts to participate in those assets, will be structurally subordinated to the claims of that subsidiary’s creditors, including trade creditors. Even if we are a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us.

Recent and future regulatory actions and other events may adversely affect the trading price and liquidity of the Equity Units.

We expect that many investors in, and potential purchasers of, the Equity Units will employ, or seek to employ, an arbitrage strategy with respect to the Equity Units. Investors would typically implement such a strategy by selling short the common stock underlying the Equity Units and dynamically adjusting their short position while continuing to hold the Equity Units. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of or in addition to short selling the common stock.

The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common stock). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a “Limit Up-Limit Down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Act. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the Equity Units to effect short sales of our common stock or enter into swaps on our common stock could adversely affect the trading price and the liquidity of the Equity Units.

In addition, if investors and potential purchasers seeking to employ an arbitrage strategy are unable to borrow or enter into swaps on our common stock, in each case on commercially reasonable terms, the trading price and liquidity of the Equity Units may be adversely affected.

We may defer contract adjustment payments under the purchase contracts, and this may have an adverse effect on the trading prices of the Equity Units.

We may at our option defer the payment of all or part of the contract adjustment payments under the purchase contracts. If we exercise our right to defer contract adjustment payments, the market price of the Equity Units is likely to be adversely affected. As a result of the existence of our deferral rights, the market price of the Equity Units may be more volatile than would otherwise be the case. In addition, there is a risk that we may not be able to pay such deferred contract adjustment payments (including compounded contract adjustment payments thereon) in the future. If we make such a deferral you may be required to continue to recognize income for U.S. federal income tax purposes in respect of the purchase contracts in advance of your receipt of any corresponding cash distributions.

If we exercise our right to defer interest payments on the Notes, the market price of the Corporate Units and any separate Notes is likely to be adversely affected.

Prior to any successful remarketing of the Notes, we may at our option defer interest payments on the Notes for one or more consecutive interest periods. During any “deferral period” (as defined under “Description of the Junior Subordinated Notes—Option to Defer Interest Payments” below), holders of the Notes will receive no current payments and, so long as we are otherwise in compliance with our obligations, holders will have no remedies against us for nonpayment unless we fail to pay all previously deferred interest (including compounded interest thereon) in cash within 30 days of the date due after the end of the deferral period. If we exercise our right to defer interest, the market price of the Corporate Units and any separate Notes is likely to be adversely affected. As a result of the existence of our deferral rights, the market price of the Corporate Units and any separate Notes may be more volatile than would otherwise be the case. In addition, there is the risk that we may not be able to pay such deferred interest (including compounded interest thereon) in the future.

Because the Notes will be issued with OID, holders of Corporate Units and separate Notes will be required to include interest in their taxable income before they receive cash.

Because of the manner in which the interest rate on the Notes is to be reset, we intend to treat the Notes as “contingent payment debt instruments” for U.S. federal income tax purposes. As such, the Notes will be treated as issued with OID. OID will accrue from the issue date of the Notes and will be included in the gross income of holders of Equity Units and separate Notes for U.S. federal income tax purposes before the holders receive the cash payments to which the income is attributable. Moreover, the amount of interest that will be included in gross income may exceed the actual cash payments to which the income is attributable. The treatment of the Notes as contingent payment debt instruments will also generally cause any gain recognized on the sale, exchange or other taxable disposition of the Notes to be treated as ordinary income rather than capital gain. See “Material U.S. Federal Income Tax Considerations.”

The U.S. federal income tax consequences of the purchase, ownership and disposition of the Equity Units are unclear.

Although the IRS has issued a Revenue Ruling addressing the treatment of units similar to the Equity Units, the U.S. federal income tax consequences of the purchase, ownership, and disposition of the Equity Units are unclear. No statutory, judicial or administrative authority directly addresses all aspects of the treatment of the Equity Units or instruments similar to the Equity Units for U.S. federal income tax purposes. Accordingly, no assurance can be given that the conclusions in the Revenue Ruling would apply to the Equity Units. In addition, there can be no assurance that the IRS or a court will agree with the characterization of the Notes as indebtedness for U.S. federal income tax purposes. You should consult with your tax advisors regarding the tax consequences of an investment in the Equity Units. See “Material U.S. Federal Income Tax Considerations.”

Under certain circumstances, you may be treated as receiving a taxable distribution on our common stock even though you do not receive any actual distribution.

For U.S. federal income tax purposes, you may be treated as receiving a constructive distribution from us with respect to the purchase contract if (1) the fixed settlement rates are adjusted (or fail to be adjusted) and, as a result of the adjustment (or failure to adjust), your proportionate interest in our assets or earnings and profits is increased, and (2) the adjustment (or failure to adjust) is not made pursuant to a bona fide, reasonable anti-dilution formula. The adjustment of the fixed settlement rate (or a failure to adjust the fixed settlement rate) may result in a constructive distribution that is taxable to you for U.S. federal income tax purposes in the year of such constructive distribution notwithstanding the fact that you do not actually receive any distribution related thereto. Non-U.S. holders (as defined under “Material U.S. Federal Income Tax Considerations”) may be subject to U.S. federal withholding tax at a 30% rate on such constructive distributions, unless an income tax treaty reduces or eliminates such tax and any such withholding may be satisfied from payments on the Equity Units or purchase contract. See “Material U.S. Federal Income Tax Considerations—U.S. Holders—Purchase Contracts” and “Material U.S. Federal Income Tax Considerations— Non-U.S. Holders—Dividends.”

We will report contract adjustment payments as ordinary income and we will withhold tax on contract adjustment payments made to non-U.S. holders.

We intend to treat contract adjustment payments as taxable ordinary income to a U.S. holder (as defined under “Material U.S. Federal Income Tax Considerations”) when received or accrued, in accordance with the U.S. holder’s regular method of tax accounting. We intend to treat any contract adjustment payments paid to a non-U.S. holder (as defined under “Material U.S. Federal Income Tax Considerations”) as payments generally subject to withholding tax at a 30% rate, unless an income tax treaty reduces or eliminates such tax and the holder satisfies the relevant certification requirements. See “Material U.S. Federal Income Tax Considerations— U.S. Holders—Purchase Contracts” and “Material U.S. Federal Income Tax Considerations—Non-U.S. Holders—Contract Adjustment Payments.” Persons considering the purchase of Equity Units should consult their tax advisors concerning the possible alternative characterization and tax treatment of Equity Units and the contract adjustment payments.

Non-U.S. holders may be subject to U.S. federal income tax.

We have not determined whether we are a “United States real property holding corporation” for U.S. federal income tax purposes. If we are a United States real property holding corporation, non-U.S. holders (as defined in “Material U.S. Federal Income Tax Considerations”) of the Equity Units, the purchase contracts or our common stock may be subject to U.S. federal income or withholding tax, or both, in respect of payments in connection with a sale, a transfer or other taxable disposition of the Equity Units, the purchase contracts and/or our common stock if they exceed certain ownership levels. Prospective non-U.S. holders are urged to consult their tax advisors with respect to the U.S. federal income tax consequences of acquiring, owning, settling and disposing of the Equity Units, the purchase contracts and our common stock. See “Material U.S. Federal Income Tax Considerations—Non-U.S. Holders.”

FORWARD LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated or deemed incorporated by reference as described under the heading “Where You Can Find More Information” contain forward-looking statements that are not based entirely on historical facts and are subject to risks and uncertainties. Words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “predicts” and “estimates” and similar expressions are intended to identify forward-looking statements but are not the only means to identify those statements. These forward-looking statements are based on assumptions, expectations and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements are not guarantees of our future performance and are subject to risks and uncertainties.

This prospectus supplement and the accompanying prospectus contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements include: (a) any risk factors discussed in this prospectus supplement or the accompanying prospectus; (b) those risk factors discussed in our 2013 Annual Report on Form 10-K in (1) ITEM 1A. Risk Factors, (2) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (3) ITEM 8. Financial Statements and Supplementary Data: Note 22; and (c) other factors discussed herein and in other filings with the SEC by Exelon, as applicable.

You are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date on the front of this prospectus supplement or, as the case may be, as of the date on which we make any subsequent forward-looking statement that is deemed incorporated by reference. We do not undertake any obligation to update or revise any forward-looking statement to reflect events or circumstances after the date as of which any such forward-looking statement is made.

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” the information filed by us with the SEC, which means that we can refer you to important information without restating it in this prospectus supplement and the accompanying prospectus. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus and should be read with the same care. This incorporation by reference does not include documents that are furnished, but not filed, with the SEC. Exelon, Generation, ComEd, PECO and BGE file combined reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information contained in the combined reports relating to each registrant is filed separately by such registrant on its own behalf and only the information related to Exelon is incorporated by reference in this prospectus supplement and the accompanying prospectus. Exelon does not make any representation as to information relating to any other registrant or securities issued by any other registrant and you should not rely on any information relating to any registrant other than Exelon in determining whether to invest in the Equity Units offered hereby. We incorporate by reference our Annual Report on Form 10-K for the year ended December 31, 2013, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 2, 2014, our Current Reports on Form 8-K filed with the SEC on February 12, 2014, February 13, 2014, February 28, 2014, April 1, 2014, April 30, 2014, May 12, 2014, May 27, 2014 and June 4, 2014 and any future filings that we make with the SEC under the Exchange Act if the filings are made prior to the time that all of the Equity Units are sold in this offering.

You can also find more information about us from the sources described under “Documents Incorporated by Reference” in the accompanying prospectus.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the Equity Units in this offering will be approximately $         million (approximately $         million if the underwriters exercise their option to purchase additional Corporate Units in full), after deducting the underwriting discounts and commissions but before deducting other offering expenses. These net proceeds will be used to finance a portion of the acquisition of PHI and for general corporate purposes. See “Recent Developments—PHI Merger.”

We currently intend to use the proceeds from the settlement of the purchase contracts to pay, in part, consideration for the acquisition of PHI or for other corporate purposes as soon as practicable following such settlement. To the extent we do not use the net proceeds immediately; we may temporarily invest them in short-term, interest-bearing obligations.

CAPITALIZATION

The table below shows our unaudited capitalization on a consolidated basis as of March 31, 2014. The “As Adjusted for Concurrent Offering” column reflects our capitalization after giving effect to our concurrent offering of common stock and use of proceeds therefrom. The “As Fully Adjusted” column reflects our capitalization after giving effect to the concurrent offering, this offering of Equity Units and the intended use of the net proceeds from both of these offerings. The table below assumes that the over-allotment option is not exercised in this offering or the concurrent offering. You should read this table along with our audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2013, as well as the unaudited information presented in our most recent Quarterly Report on Form 10-Q filed for the quarter ended March 31, 2014. See “Where You Can Find More Information” and “Use of Proceeds.”

	As of March 31, 2014
	Actual	As Adjusted for the Concurrent Offering	As Fully Adjusted
	(In millions)	(In millions)	(In millions)
Short-term borrowings	$980	$980	$980
Long-term debt:
Long-term	19,568	19,568	19,568
Junior subordinated notes offered hereby	—	—	1,000
Shareholders’ equity	22,778	24,632	24,632

Total Capitalization	$43,326	$45,180	$46,180

COMMON STOCK DIVIDENDS AND PRICE RANGE

Our common stock is listed on the New York Stock Exchange under the symbol “EXC”. The following table sets forth the range of intra-day high and low sale prices, as reported on the New York Stock Exchange, and the cash dividends declared on the common stock for the periods indicated:

Price Range	High	Low	Dividends
2012
First Quarter	$43.70	$38.31	$0.525
Second Quarter	39.37	36.27	0.525
Third Quarter	39.82	34.54	0.525
Fourth Quarter	37.50	28.40	0.525
2013
First Quarter	$34.56	$29.10	$0.556
Second Quarter	37.80	29.84	0.310
Third Quarter	32.42	29.42	0.310
Fourth Quarter	30.59	26.64	0.310
2014
First Quarter	$33.94	$26.45	$0.310
Second Quarter (through June 9, 2014)	$37.73	$33.11	$0.310

On June 9, 2014, the last reported sale price of the common stock on the New York Stock Exchange was $37.08 per share.

Our board of directors declared the second quarter 2014 dividend of $0.31 per share on Exelon’s common stock. The second quarter dividend is payable on June 10, 2014 to shareholders of record as of 5:00 p.m. New York time on May 16, 2014. All future quarterly dividends require approval by Exelon’s board of directors.

As of June 6, 2014, we had approximately 858,876,681 shares of common stock outstanding and approximately 127,869 holders of record of our common stock.

ACCOUNTING TREATMENT

The net proceeds from the sale of the Equity Units will be allocated between the purchase contracts and the Notes in proportion to their respective fair market values at the time of issuance. The present value of the contract adjustment payments will be initially charged to shareholders’ equity, with an offsetting credit to liabilities. This liability is accreted over the life of the purchase contract by interest charges to the income statement based on a constant rate calculation. Subsequent contract adjustment payments reduce this liability.

The purchase contracts are forward transactions in our common stock. Upon settlement of each purchase contract, we will receive $50 on the purchase contract and will issue the requisite number of shares of our common stock. The $50 that we receive will be credited to shareholders’ equity.

Before the issuance of our common stock upon settlement of the purchase contracts, the purchase contracts will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share (based on the settlement formula applied at the end of the reporting period) is deemed to be increased by the excess, if any, of the number of shares that would be issued upon settlement of the purchase contracts over the number of shares that could be purchased by us in the market (at the average market price during the period) using the proceeds receivable upon settlement. Consequently, we anticipate that there will be no dilutive effect on our earnings per share except during periods when the average market price of our common stock is above adjusted forward sale price, which is initially $             per share, subject to increase or decrease based on the federal funds rate, less a spread, and subject to decrease by amounts related to expected dividends on our shares of common stock during the term of the forward sale agreements.

Both the Financial Accounting Standards Board and its Emerging Issues Task Force continue to study the accounting for financial instruments and derivative instruments, including instruments such as the Equity Units. It is possible that our accounting for the purchase contracts and the notes could be affected by any new accounting rules that might be issued by these groups.

DESCRIPTION OF THE EQUITY UNITS

In this Description of the Equity Units, “Exelon,” “we,” “us,” “our” and the “Company” refer only to Exelon Corporation and any successor obligor, and not to any of its subsidiaries.

The following is a summary of some of the terms of the Equity Units. This summary, together with the summaries of the terms of the purchase contracts, the purchase contract and pledge agreement and the Notes set forth under the captions “Description of the Purchase Contracts,” “Certain Provisions of the Purchase Contract and Pledge Agreement” and “Description of the Junior Subordinated Notes” in this prospectus supplement, contain a description of the material terms of the Equity Units, but are only summaries and are not complete. This summary is subject to and is qualified by reference to all the provisions of the purchase contract and pledge agreement, the subordinated indenture (as defined under “Description of the Junior Subordinated Notes— Ranking”), the supplemental indenture (as defined under “Description of the Junior Subordinated Notes—Ranking”), the Notes and the form of remarketing agreement, which has been attached as an exhibit to the purchase contract and pledge agreement, including the definitions of certain terms used therein, forms of which have been or will be filed and incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part.

General

We will issue the Equity Units under the purchase contract and pledge agreement among us and The Bank of New York Mellon Trust Company, N.A., as purchase contract agent (the “purchase contract agent”), collateral agent (the “collateral agent”), custodial agent (the “custodial agent”) and securities intermediary. The Equity Units may be either Corporate Units or Treasury Units. The Equity Units will initially consist of 20,000,000 Corporate Units (or 23,000,000 Corporate Units if the underwriters exercise their option to purchase additional Corporate Units in full), each with a stated amount of $50.

Each Corporate Unit offered will consist of:

•	a purchase contract under which

•	the holder will agree to purchase from us, and we will agree to sell to the holder, on June 1, 2017 (or if such day is not a business day, the following business day), which we refer to as the “purchase contract settlement date,” or earlier upon early settlement, for $50, a number of shares of our common stock equal to the applicable settlement rate described under “Description of the Purchase Contracts—Purchase of Common Stock,” “Description of the Purchase Contracts—Early Settlement” or “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change,” as the case may be, plus, in the case of an early settlement upon a fundamental change, the number of make-whole shares; and

•	we will pay the holder quarterly contract adjustment payments at the rate of % per year on the stated amount of $50, or $ per year, subject to our right to defer such contract adjustment payments as described under “Description of the Purchase Contracts—Contract Adjustment Payments,” and

either:

•	a 1/20 undivided beneficial ownership interest in a $1,000 principal amount % junior subordinated note due 2024 issued by us, and under which we will pay to the holder 1/20 of the interest payment on a $1,000 principal amount Note at the initial rate of %, or $ per year per $1,000 principal amount of Notes, subject to our right to defer such interest payments as described under “Description of the Junior Subordinated Notes—Option to Defer Interest Payments;” or

•	following a successful optional remarketing, the applicable ownership interest in a portfolio of U.S. Treasury securities, which we refer to as the “Treasury portfolio.”

“Applicable ownership interest” means, with respect to the Treasury portfolio,

(1) a 1/20 undivided beneficial ownership interest in $1,000 face amount of U.S. Treasury securities (or principal or interest strips thereof) included in the Treasury portfolio that mature on or prior to the purchase contract settlement date; and

(2) for the scheduled interest payment occurring on the purchase contract settlement date, a     % undivided beneficial ownership interest in $1,000 face amount of U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date.

If U.S. Treasury securities (or principal or interest strips thereof) that are to be included in the Treasury portfolio in connection with a successful optional remarketing have a yield that is less than zero, the Treasury portfolio will consist of an amount in cash equal to the aggregate principal amount at maturity of the U.S. Treasury securities described in clauses (1) and (2) above. If the provisions set forth in this paragraph apply, references to “Treasury security” and “U.S. Treasury securities (or principal or interest strips thereof)” in connection with the Treasury portfolio will, thereafter, be deemed to be references to such amount of cash.

So long as the Equity Units are in the form of Corporate Units, the related undivided beneficial ownership interest in the Note or the applicable ownership interest in the Treasury portfolio described in clause (1) of the definition of “applicable ownership interest” above (or $50 in cash, if the immediately preceding paragraph applies), as the case may be, will be pledged to us through the collateral agent to secure the holders’ obligations to purchase our common stock under the related purchase contracts.

Creating Treasury Units by Substituting a Treasury Security for a Note

Each holder of 20 Corporate Units may create, at any time other than after a successful remarketing or during a blackout period (as defined below), 20 Treasury Units by substituting for a Note a zero-coupon U.S. Treasury security (for example, CUSIP No. 912820WA1) with a principal amount at maturity equal to $1,000 and maturing on May 31, 2017, which we refer to as a “Treasury security.” This substitution would create 20 Treasury Units and the Note would be released from the pledge under the purchase contract and pledge agreement and delivered to the holder and would be tradable and transferable separately from the Treasury Units. Because Treasury securities and Notes are issued in integral multiples of $1,000, holders of Corporate Units may make the substitution only in integral multiples of 20 Corporate Units. After a successful remarketing, holders may not create Treasury Units from Corporate Units or recreate Corporate Units from Treasury Units.

Each Treasury Unit will consist of:

•	a purchase contract under which

•	the holder will agree to purchase from us, and we will agree to sell to the holder, on the purchase contract settlement date, or earlier upon early settlement, for $50, a number of shares of our common stock equal to the applicable settlement rate, plus, in the case of an early settlement upon a fundamental change, the number of make-whole shares; and

•	we will pay the holder quarterly contract adjustment payments at the rate of % per year on the stated amount of $50, or $ per year, subject to our right to defer the contract adjustment payments; and

•	a 1/20 undivided beneficial ownership interest in a Treasury security.

The term “blackout period” means the period (1) if we elect to conduct an optional remarketing, from 4:00 p.m., New York City time, on the second business day (as defined below) immediately preceding the first day of the optional remarking period until the settlement date of such optional remarketing or the date we announce that such remarketing was unsuccessful and (2) after 4:00 p.m., New York City time, on the second business day immediately preceding the first day of the final remarketing period.

The term “business day” means any day that is not a Saturday or Sunday or a day on which banking institutions in The City of New York are authorized or required by law or executive order to close.

The Treasury Unit holder’s beneficial ownership interest in the Treasury security will be pledged to us through the collateral agent to secure the holder’s obligation to purchase our common stock under the related purchase contracts.

To create 20 Treasury Units, a holder is required to:

•	deposit with the collateral agent a Treasury security that has a principal amount at maturity of $1,000, which must be purchased in the open market at the expense of the Corporate Unit holder, unless otherwise owned by the holder; and

•	transfer to the purchase contract agent 20 Corporate Units, accompanied by a notice stating that the holder of the Corporate Units has deposited a Treasury security with the collateral agent, and requesting that the purchase contract agent instruct the collateral agent to release the related Note.

Upon receiving instructions from the purchase contract agent and receipt of the Treasury security, the collateral agent will release the related Note from the pledge and deliver it to the purchase contract agent on behalf of the holder, free and clear of our security interest. The purchase contract agent then will:

•	cancel the 20 Corporate Units;

•	transfer the related Note to the holder; and

•	deliver 20 Treasury Units to the holder.

The Treasury security will be substituted for the Note and will be pledged to us through the collateral agent to secure the holder’s obligation to purchase shares of our common stock under the related purchase contracts. The Note thereafter will trade and be transferable separately from the Treasury Units.

Holders who create Treasury Units will be responsible for any taxes, governmental charges or other fees or expenses (including, without limitation, fees and expenses payable to the collateral agent) attributable to such collateral substitution. See “Certain Provisions of the Purchase Contract and Pledge Agreement—Miscellaneous.”

Recreating Corporate Units

Each holder of 20 Treasury Units will have the right, at any time, other than during a blackout period or after a successful remarketing, to substitute for the related Treasury security held by the collateral agent a Note having a principal amount equal to $1,000. This substitution would recreate 20 Corporate Units and the applicable Treasury security would be released from the pledge under the purchase contract and pledge agreement and delivered to the holder and would be tradable and transferable separately from the Corporate Units. Because Treasury securities and Notes are issued in integral multiples of $1,000, holders of Treasury Units may make this substitution only in integral multiples of 20 Treasury Units. After a successful remarketing, holders may not recreate Corporate Units from Treasury Units.

To recreate 20 Corporate Units, a holder is required to:

•	deposit with the collateral agent a Note having a principal amount of $1,000, which must be purchased in the open market at the expense of the Treasury Unit holder, unless otherwise owned by the holder; and

•	transfer to the purchase contract agent 20 Treasury Units, accompanied by a notice stating that the holder of the Treasury Units has deposited a Note having a principal amount of $1,000 with the collateral agent and requesting that the purchase contract agent instruct the collateral agent to release the related Treasury security.

Upon receiving instructions from the purchase contract agent and receipt of the Note having a principal amount of $1,000, the collateral agent will promptly release the related Treasury security from the pledge and promptly instruct the securities intermediary to transfer such Treasury security to the purchase contract agent for distribution to the holder, free and clear of our security interest. The purchase contract agent then will:

•	cancel the 20 Treasury Units;

•	transfer the related Treasury security to the holder; and

•	deliver 20 Corporate Units to the holder.

The $1,000 principal amount Note will be substituted for the Treasury security and will be pledged to us through the collateral agent to secure the holder’s obligation to purchase shares of our common stock under the related purchase contracts. The Treasury security thereafter will trade and be transferable separately from the Corporate Units.

Holders who recreate Corporate Units will be responsible for any taxes, governmental charges or other fees or expenses (including, without limitation, fees and expenses payable to the collateral agent) attributable to the collateral substitution. See “Certain Provisions of the Purchase Contract and Pledge Agreement—Miscellaneous.”

Payments on the Equity Units

Holders of Corporate Units and Treasury Units will receive quarterly contract adjustment payments payable by us at the rate of     % per year on the stated amount of $50 per Equity Unit. We will make all contract adjustment payments on the Corporate Units and the Treasury Units quarterly in arrears on March 1, June 1, September 1 and December 1 of each year (except that if any such date is not a business day, contract adjustment payments will be payable on the following business day, without adjustment), commencing September 1, 2014. Unless the purchase contracts have been terminated (as described under “Description of the Purchase Contracts—Termination” below), we will make such contract adjustment payments until the earliest of the purchase contract settlement date, the fundamental change early settlement date (in the case of a fundamental change early settlement, as described under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change” below) and the most recent contract adjustment payment date on or before any other early settlement with respect to the related purchase contracts (in the case of an early settlement as described under “Description of the Purchase Contracts—Early Settlement” below). If the purchase contracts have been terminated, our obligation to pay the contract adjustment payments, including any accrued and unpaid contract adjustment payments and deferred contract adjustment payments (including compounded contract adjustment payments thereon), will cease. In addition, holders of Corporate Units will receive quarterly cash distributions consisting of their pro rata share of interest payments on the Notes (or distributions on the applicable ownership interest in the Treasury portfolio, as applicable), equivalent to the rate of     % per year. There will be no interest payments in respect of the Treasury securities that are a component of the Treasury Units, but to the extent that such holders of Treasury Units continue to hold the Notes that were delivered to them when they created the Treasury Units, such holders will continue to receive the scheduled interest payments on their separate Notes for as long as they hold the Notes.

We have the right to defer payment of quarterly contract adjustment payments and of interest on the Notes as described under “Description of the Purchase Contracts—Contract Adjustment Payments” and “Description of the Junior Subordinated Notes—Option to Defer Interest Payments,” respectively.

Listing

We intend to apply to list the Corporate Units on the New York Stock Exchange and expect trading to commence within 30 days of the initial issuance of the Corporate Units under the symbol “EXCU.” Except in connection with early settlement, fundamental change early settlement, a termination event or settlement on the purchase contract settlement date with separate cash, unless and until substitution has been made as described in “—Creating Treasury Units by Substituting a Treasury Security for a Note” or “—Recreating Corporate Units,” neither the Note or applicable ownership interest in the Treasury portfolio component of a Corporate Unit nor the Treasury security component of a Treasury Unit will trade separately from Corporate Units or Treasury Units. The Note or applicable ownership interest in the Treasury portfolio component will trade as a unit with the purchase contract component of the Corporate Units, and the Treasury security component will trade as a unit with the purchase contract component of the Treasury Units. In addition, if Treasury Units or Notes are separately traded to a sufficient extent that the applicable exchange listing requirements are met, we may endeavor to cause the Treasury Units or Notes to be listed on the exchange on which the Corporate Units are then listed, including, if applicable, the New York Stock Exchange. However, there can be no assurance that we will list the Treasury Units or the Notes.

Ranking

The Notes, which are included in the Equity Units, will be our junior subordinated obligations, subordinated to our existing and future Senior Indebtedness (as defined under “Description of the Junior Subordinated Notes—Subordination”). The Notes will be issued under our subordinated indenture and the supplemental indenture (each defined under “Description of the Junior Subordinated Notes— Ranking”).

In addition, our obligations with respect to contract adjustment payments will be subordinate in right of payment to our existing and future Senior Indebtedness (as defined under “Description of the Junior Subordinated Notes—Subordination”).

The Notes and our obligations with respect to contract adjustments payments will be structurally subordinated to existing or future preferred stock and indebtedness, guarantees and other liabilities, including trade payables, of our subsidiaries.

Our subsidiaries are separate and distinct legal entities from us. Our subsidiaries have no obligation to pay any amounts due on the Notes or the purchase contracts or to provide us with funds to meet our respective payment obligations on the Notes or purchase contracts. Any payment of dividends, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions and will be contingent upon the subsidiaries’ earnings and business considerations. Our right to receive any assets of any of our subsidiaries upon their bankruptcy, liquidation or similar reorganization, and therefore the right of the holders of the Notes or purchase contracts to participate in those assets, will be structurally subordinated to the claims of that subsidiary’s creditors, including trade creditors. Even if we are a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us.

Voting and Certain Other Rights

Prior to the delivery of shares of common stock under each purchase contract, such purchase contract shall not entitle the holder of the Corporate Units or Treasury Units to any rights of a holder of shares of our common stock, including, without limitation, the right to vote or receive any dividends or other payments or distributions or to consent to or to receive notice as a shareholder or other rights in respect of our common stock.

Agreed U.S. Federal Income Tax Treatment

Each beneficial owner of an Equity Unit, by purchasing a Corporate Unit, will be deemed to have agreed (unless otherwise required by any taxing authority) (1) to be treated as the owner of each of the purchase contract, the related Note and the applicable ownership interests in the Treasury portfolio or Treasury security, as the case may be, for U.S. federal, state and local income tax purposes, (2) to treat the Note as indebtedness that are contingent payment debt instruments (as that term is used in U.S. Treasury Regulations Section 1.1275-4) for

all U.S. federal and state tax purposes, and (3) to allocate, as of the issue date,         % of the purchase price paid for the Corporate Units to its ownership interest in the Notes and         % to each purchase contract, which will establish its initial tax basis in each purchase contract as $             and the beneficial owner’s initial tax basis in the Note as $            . This position will be binding on each beneficial owner of each Equity Unit, but not on the IRS. See “Material U.S. Federal Income Tax Considerations.”

Repurchase of the Equity Units

We may purchase from time to time any of the Equity Units that are then outstanding by tender, in the open market, by private agreement or otherwise, subject to compliance with applicable law, provided that any of the Equity Units repurchased by us will be cancelled.

DESCRIPTION OF THE PURCHASE CONTRACTS

In this Description of the Purchase Contracts, “Exelon,” “we,” “us,” “our” and the “Company” refer only to Exelon Corporation and any successor obligor, and not to any of its subsidiaries.

The following is a summary of some of the terms of the purchase contracts. The purchase contracts will be issued pursuant to the purchase contract and pledge agreement among us, the purchase contract agent, the collateral agent, the custodial agent and the securities intermediary. The summaries of the purchase contracts and the purchase contract and pledge agreement contain a description of the material terms of the contracts but are only summaries and are not complete. This summary is subject to and is qualified by reference to all the provisions of the purchase contract and pledge agreement, the subordinated indenture (as defined under “Description of the Junior Subordinated Notes—Ranking”), the supplemental indenture (as defined under “Description of the Junior Subordinated Notes—Ranking”), the Notes and the form of remarketing agreement, including the definitions of certain terms used therein, forms of which have been or will be filed and incorporated by reference as an exhibit to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part.

Purchase of Common Stock

Each purchase contract that is a component of a Corporate Unit or a Treasury Unit will obligate its holder to purchase, and us to issue and deliver, on June 1, 2017 (or if such day is not a business day, the following business day) (the “purchase contract settlement date”), for $50 in cash a number of shares of our common stock equal to the settlement rate (together with cash, if applicable, in lieu of any fractional shares of common stock in the manner described below), in each case, unless the purchase contract terminates prior to that date or is settled early at the holder’s option. The number of shares of our common stock issuable upon settlement of each purchase contract on the purchase contract settlement date (which we refer to as the “settlement rate”) will be determined as follows, subject to adjustment as described under “—Anti-dilution Adjustments” below:

(1) If the applicable market value of our common stock is equal to or greater than the “threshold appreciation price” of $        , the settlement rate will be              shares of our common stock (we refer to this settlement rate as the “minimum settlement rate”).

Accordingly, if the market price for the common stock increases between the date of this prospectus supplement and the period during which the applicable market value is measured and the applicable market value is greater than the threshold appreciation price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be higher than the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock. If the applicable market value is the same as the threshold appreciation price, the aggregate market value of the shares issued upon settlement will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.

(2) If the applicable market value of our common stock is less than the threshold appreciation price but greater than the “reference price” of $            , which will be the closing price of our common stock on the New York Stock Exchange on the date the Equity Units are priced, the settlement rate will be a number of shares of our common stock equal to $50 divided by the applicable market value, rounded to the nearest ten thousandth of a share.

Accordingly, if the market price for the common stock increases between the date of this prospectus supplement and the period during which the applicable market value is measured, but the market price does not exceed the threshold appreciation price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.

(3) If the applicable market value of our common stock is less than or equal to the reference price of $            , the settlement rate will be              shares of our common stock, which is equal to the stated amount divided by the reference price (we refer to this settlement rate as the “maximum settlement rate”).

Accordingly, if the market price for the common stock decreases between the date of this prospectus supplement and the period during which the applicable market value is measured and the market price is less than the reference price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be less than the stated amount, assuming that the market price on the purchase contract settlement date is the same as the applicable market value of the common stock. If the market price of the common stock is the same as the reference price, the aggregate market value of the shares will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.

The threshold appreciation price is equal to $50 divided by the minimum settlement rate (such quotient rounded to the nearest $0.0001), which is $          and represents appreciation of approximately         % over the reference price.

If you elect to settle your purchase contract early in the manner described under “—Early Settlement,” the number of shares of our common stock issuable upon settlement of such purchase contract will be            , the minimum settlement rate, subject to adjustment as described under “—Anti-dilution Adjustments.” If you elect to settle your purchase contract early upon a fundamental change, the number of shares of our common stock issuable upon settlement will be determined as described under “—Early Settlement Upon a Fundamental Change.” We refer to the minimum settlement rate and the maximum settlement rate as the “fixed settlement rates.”

The “applicable market value” means the average volume-weighted average price, or VWAP, of our common stock on each trading day during the 20 consecutive scheduled trading day period ending on the third scheduled trading day immediately preceding the purchase contract settlement date (the “market value averaging period”). The “VWAP” of our common stock means, for the relevant trading day, the per share VWAP on the principal exchange or quotation system on which our common stock is listed or admitted for trading as displayed under the heading Bloomberg VWAP on Bloomberg page EXC <EQUITY> AQR (or its equivalent successor if that page is not available) in respect of the period from the scheduled open of trading on the relevant trading day until the scheduled close of trading on the relevant trading day (or if such VWAP is unavailable, the market price of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us).

A “trading day” means, for purposes of determining a VWAP or closing price, a day (1) on which the principal exchange or quotation system on which our common stock is listed or admitted for trading is scheduled to be open for business and (2) on which there has not occurred or does not exist a market disruption event.

A “market disruption event” means any of the following events:

•	any suspension of, or limitation imposed on, trading by the principal exchange or quotation system on which our common stock is listed or admitted for trading during the one-hour period prior to the close of trading for the regular trading session on such exchange or quotation system (or for purposes of determining a VWAP any period or periods prior to 1:00 p.m. New York City time aggregating one half hour or longer) and whether by reason of movements in price exceeding limits permitted by the relevant exchange or quotation system or otherwise relating to our common stock or in futures or option contracts relating to our common stock on the relevant exchange or quotation system; or

•

any event (other than a failure to open or, except for purposes of determining a VWAP, a closure as described below) that disrupts or impairs the ability of market participants during the one-hour period prior to the close of trading for the regular trading session on the principal exchange or quotation system on which our common stock is listed or admitted for trading (or for purposes of determining a VWAP any period or periods prior to 1:00 p.m. New York City time aggregating one half hour or longer) in general to effect transactions in, or obtain market values for, our common stock on the relevant exchange or quotation system or futures or options contracts relating to our common stock on any relevant exchange or quotation system; or

•	the failure to open of the principal exchange or quotation system on which futures or options contracts relating to our common stock are traded or, except for purposes of determining a VWAP, the closure of such exchange or quotation system prior to its respective scheduled closing time for the regular trading session on such day (without regard to after hours or other trading outside the regular trading session hours) unless such earlier closing time is announced by such exchange or quotation system at least one hour prior to the earlier of the actual closing time for the regular trading session on such day and the submission deadline for orders to be entered into such exchange or quotation system for execution at the actual closing time on such day.

If a market disruption event occurs on any scheduled trading day during the market value averaging period, we will notify investors on the calendar day on which such event occurs.

If 20 trading days for our common stock have not occurred during the market value averaging period, all remaining trading days will be deemed to occur on the third scheduled trading day immediately prior to the purchase contract settlement date and the VWAP of our common stock for each of the remaining trading days will be the VWAP of our common stock on that third scheduled trading day or, if such day is not a trading day, the closing price as of such day.

The “closing price” per share of our common stock means, on any date of determination, the closing sale price or, if no closing sale price is reported, the last reported sale price of our common stock on the principal U.S. securities exchange on which our common stock is listed, or if our common stock is not so listed on a U.S. securities exchange, the average of the last quoted bid and ask prices for our common stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization, or, if those bid and ask prices are not available, the market value of our common stock on that date as determined by a nationally recognized independent investment banking firm retained by us for this purpose.

We will not issue any fractional shares of our common stock upon settlement of a purchase contract. Instead of a fractional share, the holder will receive an amount of cash equal to the percentage of a whole share represented by such fractional share multiplied by the closing price of our common stock on the trading day immediately preceding the purchase contract settlement date (or the trading day immediately preceding the relevant settlement date, in the case of early settlement). If, however, a holder surrenders for settlement at one time more than one purchase contract, then the number of shares of our common stock issuable pursuant to such purchase contracts will be computed based upon the aggregate number of purchase contracts surrendered.

Unless:

•	a holder has settled early the related purchase contracts by delivery of cash to the purchase contract agent in the manner described under “—Early Settlement” or “—Early Settlement Upon a Fundamental Change;”

•	a holder of Corporate Units has settled the related purchase contracts with separate cash in the manner described under “—Notice to Settle with Cash;” or

•	an event described under “—Termination” has occurred;

then, on the purchase contract settlement date,

•

in the case of Corporate Units where there has not been a successful optional or final remarketing, the holder will be deemed to have exercised its put right as described under “—Remarketing” (unless it shall have elected not to exercise such put right by delivering cash as described thereunder) and to have elected to apply the proceeds of the put price to satisfy in full the holder’s obligation to purchase our common stock under the related purchase contracts;

•	in the case of Corporate Units where the Treasury portfolio or cash has replaced the Notes as a component of the Corporate Units following a successful optional remarketing, the portion of the proceeds of the applicable ownership interests in the Treasury portfolio when paid at maturity or an amount of cash equal to the stated amount of $50 per Corporate Unit will be applied to satisfy in full the holder’s obligation to purchase common stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders of Corporate Units;

•	in the case of Corporate Units where the Notes have been successfully remarketed during the final remarketing period, the portion of the remarketing proceeds sufficient to satisfy the holder’s obligation to purchase our common stock under the related purchase contracts will be applied to satisfy in full the holder’s obligation to purchase common stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders of Corporate Units; and

•	in the case of Treasury Units, the proceeds of the related Treasury securities, when paid at maturity, will be applied to satisfy in full the holder’s obligation to purchase our common stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders of Treasury Units.

The common stock will then be issued and delivered to the holder or the holder’s designee on the purchase contract settlement date. We will pay all stock transfer and similar taxes attributable to the initial issuance and delivery of the shares of our common stock pursuant to the purchase contracts, unless any such tax is due because the holder requests such shares to be issued in a name other than such holder’s name.

Prior to the settlement of a purchase contract, the shares of our common stock underlying each purchase contract will not be outstanding, and the holder of the purchase contract will not have any voting rights, rights to dividends or other distributions or other rights of a holder of our common stock by virtue of holding such purchase contract.

By purchasing a Corporate Unit or a Treasury Unit, a holder will be deemed to have, among other things:

•	irrevocably appointed the purchase contract agent as its attorney-in-fact to enter into and perform the related purchase contract and the purchase contract and pledge agreement in the name of and on behalf of such holder;

•	agreed to be bound by the terms and provisions of the Corporate Units or Treasury Units, as applicable, including, but not limited to, the terms of the related purchase contract and the purchase contract and pledge agreement, for so long as the holder remains a holder of Corporate Units or Treasury Units;

•	consented to and agreed to be bound by the pledge of such holder’s right, title and interest in and to its undivided beneficial ownership interest in Notes, the portion of the Treasury portfolio (or cash) described in the first clause of the definition of “applicable ownership interest,” or the Treasury securities, as applicable, and the delivery of such collateral by the purchase contract agent to the collateral agent; and

•	agreed to the satisfaction of the holder’s obligations under the purchase contracts with the proceeds of the pledged undivided beneficial ownership in the Notes, Treasury portfolio (or cash), Treasury securities or put price, as applicable, in the manner described above.

Remarketing

We have agreed to enter into a remarketing agreement with one or more remarketing agents, the “remarketing agent,” no later than 20 days prior to the first day of the final remarketing period or, if we elect to conduct an optional remarketing, no later than 20 days prior to the optional remarketing period.

During a blackout period that relates to each remarketing period:

•	you may not settle a purchase contract early;

•	you may not create Treasury Units; and

•	you may not recreate Corporate Units from Treasury Units.

We refer to each of an “optional remarketing” and a “final remarketing” as a “remarketing.” In a remarketing, the Notes that are a part of Corporate Units (except, in the case of a final remarketing, where the holder has elected to settle the purchase contract through payment of separate cash) and any separate Notes whose holders have elected to participate in the remarketing, as described under “Description of the Junior Subordinated Notes—Remarketing of the Notes That Are Not Included in Corporate Units,” will be remarketed.

In consultation with the remarketing agent and without the consent of any holders of Notes, we may elect (but shall not be required to elect) to:

•	move up the maturity date of the Notes to a date earlier than June 1, 2024 but not earlier than June 1, 2020;

•	eliminate the redemption provisions of the Notes altogether; and

•	remarket the Notes as fixed-rate Notes or floating-rate Notes and, in the case of floating-rate Notes, provide that the interest on the Notes will be equal to an index rate determined by the Company plus a spread determined by the remarketing agent, in consultation with the Company, in which case interest on the Notes may be calculated on the basis of a 365 day year and the actual number of days elapsed (or such other basis as is customarily used for floating-rate Notes bearing interest at a rate based on such index rate).

All such modifications shall take effect only if the remarketing is successful, without the consent of the holders, upon the earlier of the optional remarketing settlement date and the purchase contract settlement date, and will apply to all of the Notes whether or not included in the remarketing. See “Description of the Junior Subordinated Notes—Remarketing.” If we conduct an optional remarketing that is not successful, we may change the elections described above prior to the final remarketing period.

In order to remarket the Notes, the remarketing agent, in consultation with us, may reset the interest rate on the Notes (either upward or downward), or if the Notes are remarketed as floating-rate Notes, determine the interest rate spread applicable to the Notes, in order to produce the required price in the remarketing, as discussed under “—Optional Remarketing” and “—Final Remarketing” below. The interest deferral provisions of the Notes will not apply after a successful remarketing.

We will use commercially reasonable efforts to ensure that, if required by applicable law, a registration statement, including a prospectus, with regard to the full amount of the Notes to be remarketed will be effective under the securities laws in a form that may be used by the remarketing agent in connection with the remarketing (unless a registration statement is not required under the applicable laws and regulations that are in effect at that time or unless we conduct any remarketing in accordance with an exemption under the securities laws).

We will separately pay a fee to the remarketing agent for its services as remarketing agent. Holders whose Notes are remarketed will not be responsible for the payment of any remarketing fee in connection with the remarketing.

Optional Remarketing

Unless a termination event has occurred, we may elect, at our option, to engage the remarketing agent pursuant to the terms of the remarketing agreement, to remarket the Notes over a period selected by us that begins on or after February 27, 2017 (the second business day immediately preceding the last interest payment date prior to the purchase contract settlement date) and ends any time on or before May 14, 2017 (the eighth calendar day immediately preceding the first day of the final remarketing period). We refer to this period as the “optional remarketing period,” a remarketing that occurs during the optional remarketing period as an “optional remarketing” and the date the Notes are priced in an optional remarketing as the “optional remarketing date.” In any optional remarketing, the aggregate principal amount of the Notes that are a part of Corporate Units and any separate Notes whose holders have elected to participate in the optional remarketing, as described under “Description of the Junior Subordinated Notes—Remarketing of the Notes That Are Not Included in Corporate Units,” will be remarketed. If we elect to conduct an optional remarketing, the remarketing agent will use its commercially reasonable efforts to obtain a price for the Notes that results in proceeds of at least 100% of the aggregate of the Treasury portfolio purchase price (as defined below) and the separate Notes purchase price (as defined below). To obtain that price, the remarketing agent may, in consultation with us, reset the interest rate on the Notes remarketed as fixed-rate Notes, or determine the interest rate spread for the Notes remarketed as floating-rate Notes, as described under “Description of the Junior Subordinated Notes—Interest Rate Reset.” We will request that the depository notify its participants holding Corporate Units, Treasury Units and separate Notes of our election to conduct an optional remarketing no later than five business days prior to the date we begin the optional remarketing.

Notwithstanding anything in this prospectus supplement to the contrary, we may not elect to conduct an optional remarketing if we are then deferring interest on the Notes. See “Description of the Junior Subordinated Notes—Option to Defer Interest Payments.”

An optional remarketing on any remarketing date will be considered successful if the remarketing agent is able to remarket the Notes for a price of at least 100% of the Treasury portfolio purchase price and the separate Notes purchase price.

Following a successful optional remarketing of the Notes, on the optional remarketing settlement date (as defined below), the portion of the remarketing proceeds equal to the Treasury portfolio purchase price will, except as described below, be used to purchase the Treasury portfolio and the remaining proceeds attributable to the Notes underlying the Corporate Units will be remitted to the purchase contract agent for distribution pro rata to the holders of such Corporate Units. The portion of the proceeds attributable to the separate Notes sold in the remarketing will be remitted to the custodial agent for distribution on the optional remarketing settlement date pro rata to the holders of such separate Notes.

If we elect to conduct an optional remarketing and the remarketing is successful:

•	settlement with respect to the remarketed Notes will occur on the third business day following the optional remarketing date, unless the remarketed Notes are priced after 4:30 p.m. New York time on the optional remarketing date, in which case settlement will occur on the fourth business day following the optional remarketing date (we refer to such settlement date as the “optional remarketing settlement date”);

•	the interest rate on the Notes will be reset, or, if we remarketed the Notes as floating-rate Notes, the interest rate spread will be determined, by the remarketing agent in consultation with us on the optional remarketing date and will become effective on the optional remarketing settlement date, if applicable;

•	except in the case when the Notes are remarketed as floating-rate Notes, interest on the Notes will be payable semi-annually;

•	the interest deferral provisions will cease to apply to the Notes;

•	the other modifications to the terms of the Notes, as described under “—Remarketing,” will become effective;

•	after the optional remarketing settlement date, your Corporate Units will consist of a purchase contract and the applicable ownership interest in the Treasury portfolio (or cash), as described herein; and

•	you may no longer create Treasury Units or recreate Corporate Units from Treasury Units.

If we do not elect to conduct an optional remarketing during the optional remarketing period or no optional remarketing succeeds for any reason, the Notes will continue to be a component of the Corporate Units or will continue to be held separately and the remarketing agent will use its commercially reasonable efforts to remarket the Notes during the final remarketing period.

For the purposes of a successful optional remarketing, “Treasury portfolio purchase price” means the lowest aggregate ask-side price quoted by a primary U.S. government securities dealer in New York City to the quotation agent selected by us between 9:00 a.m. and 4:00 p.m., New York City time, on the optional remarketing date for the purchase of the Treasury portfolio for settlement on the optional remarketing settlement date; provided that if the Treasury portfolio consists of cash, “Treasury portfolio purchase price” means the amount of such cash.

Following a successful optional remarketing, the collateral agent will purchase, at the Treasury portfolio purchase price, a Treasury portfolio consisting of:

•	U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount at maturity equal to the principal amount of the Notes underlying the undivided beneficial ownership interests in Notes included in the Corporate Units on the optional remarketing date; and

•	U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount equal to the aggregate interest payment (assuming no reset of the interest rate) that would have been paid to the holders of the Corporate Units on the purchase contract settlement date on the principal amount of the Notes underlying the undivided beneficial ownership interests in Notes included in the Corporate Units on the optional remarketing date.

If U.S. Treasury securities (or principal or interest strips thereof) that are to be included in the Treasury portfolio in connection with a successful optional remarketing have a yield that is less than zero, the Treasury portfolio will consist of an amount in cash equal to the aggregate principal amount at maturity of the U.S. Treasury securities described in the bullet points above. If the provisions set forth in this paragraph apply, references in this prospectus supplement to a “Treasury security” and “U.S. Treasury securities (or principal or interest strips thereof)” in connection with the Treasury portfolio will, thereafter, be deemed to be references to such amount in cash.

The applicable ownership interests in the Treasury portfolio will be substituted for the undivided beneficial ownership interests in Notes that are components of the Corporate Units and the portion of the Treasury portfolio described in the first bullet will be pledged to us through the collateral agent to secure the Corporate Unit holders’ obligation under the purchase contracts. On the purchase contract settlement date, for each Corporate Unit, $50 of the proceeds from the Treasury portfolio will automatically be applied to satisfy the Corporate Unit holder’s obligation to purchase common stock under the purchase contract. In addition, proceeds from the portion of the Treasury portfolio described in the second bullet, which will equal the interest payment (assuming no reset of the interest rate) that would have been paid on the Notes that were components of the Corporate Units at the time of remarketing, will be paid on the purchase contract settlement date to the holders of the Corporate Units.

If we elect to remarket the Notes during the optional remarketing period and a successful remarketing has not occurred on or prior to May 14, 2017 (the last day of the optional remarketing period), we will cause a notice of the failed remarketing to be published no later than 9:00 a.m., New York City time, on the business day immediately following the last date of the optional remarketing period. This notice will be validly published by making a timely release to any appropriate news agency, including Bloomberg Business News and the Dow Jones News Service. We will similarly cause a notice of a successful remarketing of the Notes to be published no later than 9:00 a.m., New York City time, on the business day immediately following the date of such successful remarketing.

On each business day during any optional remarketing period, we have the right in our sole and absolute discretion to determine whether or not an optional remarketing will be attempted. At any time and from time to time during the optional remarketing period prior to the announcement of a successful optional remarketing, we have the right to postpone any optional remarketing in our sole and absolute discretion.

Final Remarketing

Unless a termination event or a successful optional remarketing has previously occurred, we will remarket the Notes during the five business day period ending on, and including, May 26, 2017 (the third business day immediately preceding the purchase contract settlement date). We refer to this period as the “final remarketing period,” the remarketing during this period as the “final remarketing” and the date the Notes are priced in the final marketing as the “final remarketing date.” In the final remarketing, the aggregate principal amount of the Notes that are a part of Corporate Units (except where the holder has elected to settle the purchase contract through payment of separate cash) and any separate Notes whose holders have elected to participate in the final remarketing will be remarketed. The remarketing agent will use its commercially reasonable efforts to obtain a price for the Notes to be remarketed that results in proceeds of at least 100% of the principal amount of all the Notes offered in the remarketing. To obtain that price, the remarketing agent, in consultation with us, may reset the interest rate on the Notes if the Notes are remarketed as fixed-rate Notes, or determine the interest rate spread on the Notes if the Notes are remarketed as floating-rate Notes, as described under “Description of the Junior Subordinated Notes—Interest Rate Reset.” We will request that the depository notify its participants holding Corporate Units, Treasury Units and separate Notes of the final remarketing no later than seven days prior to the first day of the final remarketing period. In such notice, we will set forth the dates of the final remarketing period, applicable procedures for holders of separate Notes to participate in the final remarketing, the applicable procedures for holders of Corporate Units to create Treasury Units and for holders of Treasury Units to recreate Corporate Units, the applicable procedures for holders of Corporate Units to settle their purchase contracts early and any other applicable procedures, including the procedures that must be followed by a holder of separate Notes in the case of a failed remarketing if a holder of separate Notes wishes to exercise its right to put its Notes to us as described below and under “Description of the Junior Subordinated Notes—Put Option upon Failed Remarketing.” We have the right to postpone the final remarketing in our sole and absolute discretion on any day prior to the last three business days of the final remarketing period.

A remarketing during the final remarketing period will be considered successful if the remarketing agent is able to remarket the Notes for a price of at least 100% of the aggregate principal amount of all the Notes offered in the remarketing.

If the final remarketing is successful:

•	settlement with respect to the remarketed Notes will occur on the purchase contract settlement date;

•	the interest rate of the Notes will be reset, or, if the Notes are remarketed as floating-rate Notes, the interest rate spread will be determined, by the remarketing agent in consultation with us, and will become effective on the reset effective date, which will be the purchase contract settlement date, as described under “Description of the Junior Subordinated Notes—Interest Rate Reset” below;

•	the other modifications to the terms of the Notes, as described under “—Remarketing,” will become effective; and

•	the collateral agent will remit the portion of the proceeds equal to the total principal amount of the Notes underlying the Corporate Units to us to satisfy in full the Corporate Unit holders’ obligations to purchase common stock under the related purchase contracts, any excess proceeds attributable to Notes underlying Corporate Units that were remarketed will be remitted to the purchase contract agent for distribution pro rata to the holders of such Notes and proceeds from the final remarketing attributable to the separate Notes remarketed will be remitted to the custodial agent for distribution pro rata to the holders of the remarketed separate Notes.

Unless a termination event has occurred, a holder has effected an early settlement or a fundamental change early settlement, or there has been a successful optional remarketing, each Corporate Unit holder has the option at any time on or after the date we give notice of a final remarketing to notify the purchase contract agent at any time prior to 4:00 p.m., New York City time, on the second business day immediately prior to the first day of the final remarketing period of its intention to settle the related purchase contracts on the purchase contract settlement date with separate cash and to provide that cash on or prior to the business day immediately prior to the first day of the final remarketing period, as described under “—Notice to Settle with Cash.” The Notes of any holder of Corporate Units who has not given this notice or failed to deliver the cash will be remarketed during the final remarketing period. In addition, holders of Notes that do not underlie Corporate Units may elect to participate in the remarketing as described under “Description of the Junior Subordinated Notes—Remarketing of Notes That Are Not Included in Corporate Units.”

If, in spite of using its commercially reasonable efforts, the remarketing agent cannot remarket the Notes during the final remarketing period at a price equal to or greater than 100% of the aggregate principal amount of the Notes offered in the remarketing, a condition precedent set forth in the remarketing agreement has not been fulfilled or a successful remarketing has not occurred for any other reason, in each case resulting in a “failed remarketing,” holders of all Notes will have the right to put their Notes to us for an amount equal to the principal amount of their Notes (the “put price”). The conditions precedent in the remarketing agreement will include, but not be limited to, the timely filing with the SEC of all material related to the remarketing required to be filed by us, the truth and correctness of certain representations and warranties made by us in the remarketing agreement, the furnishing of certain officer’s certificates to the remarketing agent, and the receipt by the remarketing agent of customary “comfort letters” from our auditors and opinions of counsel. A holder of Corporate Units will be deemed to have automatically exercised this put right with respect to the Notes underlying such Corporate Units unless the holder has provided a written notice to the purchase contract agent of its intention to settle the purchase contract with separate cash as described below under “—Notice to Settle with Cash” prior to 4:00 p.m., New York City time, on the second business day immediately prior to the purchase contract settlement date, and on or prior to the business day immediately preceding the purchase contract settlement date has delivered the $50 in cash per purchase contract. Settlement with separate cash may only be effected in integral multiples of 20 Corporate Units. If a holder of Corporate Units elects to settle with separate cash, upon receipt of the required cash payment, the related Notes underlying the Corporate Units will be released from the pledge under the purchase contract and pledge agreement and delivered promptly to the purchase contract agent for delivery to the holder. The holder of the Corporate Units will then receive the applicable number of shares of our common stock on the purchase contract settlement date. The cash received by the collateral agent upon this settlement with separate cash may be invested in permitted investments, as defined in the purchase contract and pledge agreement, and the portion of the proceeds equal to the aggregate purchase price of all purchase contracts of such holders will be paid to us on the purchase contract settlement date. Any excess funds received by the collateral agent in respect of any such permitted investments over the aggregate purchase price remitted to us in satisfaction of the obligations of the holders under the purchase contracts will be distributed to the purchase contract agent for ratable payment to the applicable holders who settled with separate cash. Unless a holder of Corporate Units has elected to settle the related purchase contracts with separate cash and delivered the separate cash on or prior to the business day immediately preceding the purchase contract settlement date, the holder will be deemed to have elected to apply the put price against the holder’s obligations to pay the aggregate purchase price for the shares of our common stock to be issued under the related purchase contracts, thereby satisfying the obligations in full, and we will deliver to the holder our common stock pursuant to the related purchase contracts.

If a successful final remarketing has not occurred on or prior to May 26, 2017 (the last day of the final remarketing period), we will cause a notice of the failed remarketing of the Notes to be published no later than 9:00 a.m., New York City time, on the business day immediately following the last date of the final remarketing period. This notice will be validly published by making a timely release to any appropriate news agency, including Bloomberg Business News and the Dow Jones News Service.

Early Settlement

Subject to the conditions described below, a holder of Corporate Units or Treasury Units may settle the related purchase contracts at any time prior to 4:00 p.m., New York City time, on the second business day immediately preceding the purchase contract settlement date, other than during a blackout period in the case of Corporate Units. An early settlement may be made only in integral multiples of 20 Corporate Units or 20 Treasury Units; however, if the Treasury portfolio has replaced the Notes as a component of the Corporate Units following a successful optional remarketing, holders of Corporate Units may settle early only in integral multiples of          Corporate Units. In order to settle purchase contracts early, a holder of Equity Units must deliver to the purchase contract agent at the corporate trust office of the purchase contract agent or its agent, in each case, in the Borough of Manhattan, The City of New York (1) a completed “Election to Settle Early” form, along with the Corporate Unit or Treasury Unit certificate, if they are in certificated form and (2) a cash payment in immediately available funds in an amount equal to:

•	$50 times the number of purchase contracts being settled; plus

•	if the early settlement date occurs during the period from the close of business on any record date next preceding any contract adjustment payment date to the opening of business on such contract adjustment payment date, an amount equal to the contract adjustment payments payable on such contract adjustment payment date, unless we have elected to defer the contract adjustment payments payable on such contract adjustment payment date.

So long as you hold Equity Units as a beneficial interest in a global security certificate deposited with the depository, procedures for early settlement will also be governed by standing arrangements between the depository and the purchase contract agent.

The early settlement right is also subject to the condition that, if required under U.S. federal securities laws, we have a registration statement under the Securities Act in effect with respect to the shares of common stock and other securities, if any, deliverable upon settlement of a purchase contract. We have agreed that, if such a registration statement is required, we will use our commercially reasonable efforts to (1) have a registration statement in effect covering those shares of common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement right (it being understood that if there is a material business transaction or development that has not yet been publicly disclosed, we will not be required to file such registration statement or provide such a prospectus, and the early settlement right will not be available, until we have publicly disclosed such transaction or development; provided that we will use commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so). In the event that a holder seeks to exercise its early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective, the holder’s exercise of such right will be void unless and until such a registration statement is effective.

Upon early settlement, except as described below in “—Early Settlement Upon a Fundamental Change,” we will sell, and the holder will be entitled to buy, the minimum settlement rate of         shares of our common stock (or in the case of an early settlement following a reorganization event, such number of exchange property units, as described under “—Reorganization Events” below) for each purchase contract being settled (regardless of the market price of our common stock on the date of early settlement), subject to adjustment under the circumstances described under “—Anti-dilution Adjustments” below. We will cause, no later than the third business day after the applicable early settlement date, (1) the shares of our common stock to be issued and (2) the related Notes or applicable ownership interests in the Treasury portfolio or Treasury securities, as the case may be, underlying the Equity Units and securing such purchase contracts to be released from the pledge under the purchase contract and pledge agreement, and delivered to the purchase contract agent for delivery to the holder. Upon early settlement, the holder will be entitled to receive any accrued and unpaid contract adjustment payments (including any accrued and unpaid deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the contract adjustment payment date immediately preceding the early settlement date. The holder’s right to receive future contract adjustment payments will also terminate.

If the purchase contract agent receives a completed “Election to Settle Early” form (along with the Corporate Unit or Treasury Unit certificate, if they are in certificated form) and payment of $50 for each purchase contract being settled (and, if required, an amount equal to the contract adjustment payments payable on the next contract adjustment payment date) prior to 4:00 p.m., New York City time, on any business day and all conditions to early settlement have been satisfied, then that day will be considered the early settlement date. If the purchase contract agent receives the foregoing at or after 4:00 p.m., New York City time, on any business day or at any time on a day that is not a business day, then the next business day will be considered the early settlement date.

Early Settlement Upon a Fundamental Change

If a “fundamental change” (as defined below) occurs prior to the 30th scheduled trading day preceding the purchase contract settlement date, then, following the fundamental change, each holder of a purchase contract, subject to certain conditions described in this prospectus supplement, will have the right to accelerate and settle the purchase contract early on the fundamental change early settlement date (defined below) at the settlement rate determined as if the applicable market value were determined, for such purpose, based on the market value averaging period starting on the 23rd scheduled trading day prior to the fundamental change early settlement date and ending on the third scheduled trading day immediately preceding the fundamental change early settlement date, plus an additional make-whole amount of shares (such additional make-whole amount of shares being hereafter referred to as the “make-whole shares”). We refer to this right as the “fundamental change early settlement right.”

If 20 trading days for our common stock have not occurred during the deemed market value averaging period referred to in the preceding paragraph, all remaining trading days will be deemed to occur on the third scheduled trading day immediately prior to the fundamental change early settlement date and the VWAP of our common stock for each of the remaining trading days will be the VWAP of our common stock on that third scheduled trading day or, if such day is not a trading day, the closing price as of such day.

We will provide each of the holders with a notice of the completion of a fundamental change within four scheduled trading days after the effective date of a fundamental change. The notice will specify (1) a date (subject to postponement as described below, the “fundamental change early settlement date”), which will be at least 26 scheduled trading days after the date of such notice and one business day before the purchase contract settlement date, on which date we will deliver shares of our common stock to holders who exercise the fundamental change early settlement right, (2) the date by which holders must exercise the fundamental change early settlement right, which will be no earlier than the second scheduled trading day before the fundamental change early settlement date, (3) the first scheduled trading day of the deemed market value averaging period, which will be the 23rd scheduled trading day prior to the fundamental change early settlement date, the reference price, the threshold appreciation price, the fixed settlement rates and the number of make-whole shares, (4) the amount and kind (per share of common stock) of the cash, securities and other consideration receivable by the holder upon settlement and (5) the amount of accrued and unpaid contract adjustment payments (including any deferred contract adjustment payments and compounded contract adjustment payments thereon), if any, that will be paid upon settlement to holders exercising the fundamental change early settlement right. To exercise the fundamental change early settlement right, you must deliver to the purchase contract agent at the corporate trust office of the purchase contract agent or its agent, in each case, in the Borough of Manhattan, The City of New York, during the period beginning on the date we deliver notice that a fundamental change has occurred and ending at 4:00 p.m., New York City time, on the second scheduled trading day immediately preceding the fundamental change early settlement date (such period, subject to extension as described below, the “fundamental change exercise period”), the certificate evidencing your Corporate Units or Treasury Units if they are held in certificated form, and payment of $50 for each purchase contract being settled in immediately available funds.

A “fundamental change” will be deemed to have occurred if any of the following occurs:

(1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, as in effect on the issue date of the Corporate Units, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of our common stock representing more than 50% of the voting power of our common stock;

(2)(A) we are involved in a consolidation with or merger into any other person, or any merger of another person into us, or any other similar transaction or series of related transactions (other than a merger, consolidation or similar transaction that does not result in the conversion or exchange of outstanding shares of our common stock), in each case, in which 90% or more of the outstanding shares of our common stock are exchanged for or converted into cash, securities or other property, greater than 10% of the value of which consists of cash, securities or other property that is not (or will not be upon or immediately following the effectiveness of such consolidation, merger or other transaction) common stock listed on the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) or (B) the consummation of any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of our consolidated assets to any person other than one of our wholly-owned subsidiaries;

(3) our common stock ceases to be listed on at least one of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) or the announcement by any of such exchanges on which our common stock is then listed or admitted for trading that our common stock will no longer be so listed or admitted for trading, unless our common stock has been accepted for listing or admitted for trading on another of such exchanges; or

(4) our shareholders approve our liquidation, dissolution or termination;

provided that a transaction or event that constitutes a fundamental change pursuant to both clauses (1) and (2) above will be deemed to constitute a fundamental change solely pursuant to clause (2) of this definition of “fundamental change.”

If you exercise the fundamental change early settlement right, we will deliver to you on the fundamental change early settlement date for each purchase contract with respect to which you have elected fundamental change early settlement, a number of shares (or exchange property units, if applicable) equal to the settlement rate described above plus the additional make-whole shares. In addition, on the fundamental change early settlement date, we will pay you the amount of any accrued and unpaid contract adjustment payments (including any deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the fundamental change early settlement date, unless the date on which the fundamental change early settlement right is exercised occurs following any record date and prior to the related scheduled contract adjustment payment date, and we are not deferring the related contract adjustment payment, in which case we will instead pay all accrued and unpaid contract adjustment payments to the holder as of such record date. You will also receive on the fundamental change early settlement date the Notes or the applicable ownership interest in the Treasury portfolio or Treasury securities underlying the Corporate Units or Treasury Units, as the case may be, with respect to which you are effecting a fundamental change early settlement, which, in each case, shall have been released from the pledge under the purchase contract and pledge agreement. If you do not elect to exercise your fundamental change early settlement right, your Corporate Units or Treasury Units will remain outstanding and will be subject to normal settlement on the purchase contract settlement date.

We have agreed that, if required under the U.S. federal securities laws, we will use our commercially reasonable efforts to (1) have in effect throughout the fundamental change exercise period a registration statement covering the common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the fundamental change early settlement (it being understood that for so long as there is a material business transaction or development that has not yet been publicly disclosed (but in no event for a period longer than 90 days), we will not be required to file such registration statement or provide such a prospectus, and the fundamental change early settlement right will not be available, until we have publicly disclosed such transaction or development; provided that we will use commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so). In the event that a holder seeks to exercise its fundamental change early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective or a blackout period is continuing, the holder’s exercise of such right will be void unless and until such a registration statement is effective and no blackout period is continuing. The fundamental change exercise period will be extended by the number of days during such period on which no such registration statement is effective or a blackout period is continuing (provided that the fundamental change exercise period will not be extended beyond the third scheduled trading day preceding the purchase contract settlement date) and the fundamental change early settlement date will be postponed to the third scheduled trading day following the end of the fundamental change exercise period. We will provide each of the holders with a notice of any such extension and postponement at least 23 scheduled trading days prior to any such extension and postponement.

Unless the Treasury portfolio has replaced the Notes as a component of the Corporate Units as result of a successful remarketing, holders of Corporate Units may exercise the fundamental change early settlement right only in integral multiples of 20 Corporate Units. If the Treasury portfolio has replaced the Notes as a component of Corporate Units, holders of the Corporate Units may exercise the fundamental change early settlement right only in integral multiples of         Corporate Units.

A holder of Treasury Units may exercise the fundamental change early settlement right only in integral multiples of 20 Treasury Units.

Calculation of Make-Whole Shares. The number of make-whole shares per purchase contract applicable to a fundamental change early settlement will be determined by reference to the table below, based on the date on which the fundamental change occurs or becomes effective (the “effective date”) and the “stock price” in the fundamental change, which will be:

•	in the case of a fundamental change described in clause (2) above where the holders of our common stock receive only cash in the fundamental change, the cash amount paid per share of our common stock; or

•	otherwise, the average of the closing prices of our common stock over the 20 trading-day period ending on the trading day immediately preceding the effective date of the fundamental change.

Stock Price on Effective Date
Effective Date	$	$	$	$	$	$	$	$	$	$	$	$	$	$
June , 2014
June 1, 2015
June 1, 2016
June 1, 2017

The stock prices set forth in the second row of the table (i.e., the column headers) will be adjusted upon the occurrence of certain events requiring anti-dilution adjustments to the fixed settlement rates in a manner inversely proportional to the adjustments to the fixed settlement rates.

Each of the make-whole share amounts in the table will be subject to adjustment in the same manner and at the same time as the fixed settlement rates as set forth under “—Anti-dilution Adjustments.”

The exact stock price and effective date applicable to a fundamental change may not be set forth on the table, in which case:

•	if the stock price is between two stock prices on the table or the effective date is between two effective dates on the table, the amount of make-whole shares will be determined by straight line interpolation between the make-whole share amounts set forth for the higher and lower stock prices and the two effective dates based on a 365-day year, as applicable;

•	if the stock price is in excess of $ per share (subject to adjustment in the same manner as the stock prices set forth in the second row of the table as described above), then the make-whole share amount will be zero; and

•	if the stock price is less than $ per share (subject to adjustment in the same manner as the stock prices set forth in the second row of the table as described above) (the “minimum stock price”), then the make-whole share amount will be determined as if the stock price equaled the minimum stock price, using straight line interpolation, as described above, if the effective date is between two effective dates on the table.

Notice to Settle with Cash

Unless a termination event has occurred, a holder effects an early settlement or a fundamental change early settlement with respect to the underlying purchase contract, or a successful remarketing has occurred, a holder of Corporate Units may settle the related purchase contract with separate cash by delivering the Corporate Unit certificate, if in certificated form, to the purchase contract agent at the corporate trust office of the purchase contract agent or its agent, in each case, in the Borough of Manhattan, The City of New York with the completed “Notice to Settle with Cash” form at any time on or after the date we give notice of a final remarketing and prior to 4:00 p.m., New York City time on the second business day immediately preceding the first day of the final remarketing period or, if there has been a failed final remarketing, on the second business day immediately preceding the purchase contract settlement date. Holders of Corporate Units may only cash-settle Corporate Units in integral multiples of 20 Corporate Units.

The holder must also deliver to the securities intermediary the required cash payment in immediately available funds. Such payment must be delivered prior to 4:00 p.m., New York City time, on the first business day immediately preceding the final remarketing period or, if there has been a failed remarketing, on the first business day immediately preceding the purchase contract settlement date.

Upon receipt of the cash payment, the related Note will be released from the pledge arrangement and transferred to the purchase contract agent for distribution to the holder of the related Corporate Units. The holder of the Corporate Units will then receive the applicable number of shares of our common stock on the purchase contract settlement date.

If a holder of Corporate Units that has given notice of its election to settle with cash fails to deliver the cash by the applicable time and date specified above, such holder shall be deemed to have consented to the disposition of its Notes in the final remarketing, or to have exercised its put right (as described under “—Remarketing” above), in each case, as applicable.

Any cash received by the collateral agent upon cash settlement may be invested in permitted investments, as defined in the purchase contract and pledge agreement, and the portion of the proceeds equal to the aggregate purchase price of all purchase contracts of such holders will be paid to us on the purchase contract settlement date. Any excess funds received by the collateral agent in respect of permitted investments over the aggregate purchase price remitted to us in satisfaction of the obligations of the holders under the purchase contracts will be distributed to the purchase contract agent for payment to the holders who settled with cash.

Contract Adjustment Payments

Contract adjustment payments in respect of Corporate Units and Treasury Units will be fixed at a rate per year of     % of the stated amount of $50 per purchase contract. Contract adjustment payments payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Contract adjustment payments will accrue from the date of issuance of the purchase contracts and will be payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, commencing September 1, 2014.

Contract adjustment payments will be payable to the holders of purchase contracts as they appear on the books and records of the purchase contract agent at the close of business on the relevant record dates, which will be the 15th day of the month immediately preceding the month in which the relevant payment date falls (or, if such day is not a business day, the next preceding business day) or if the Equity Units are held in book-entry form, the “record date” will be the business day immediately preceding the applicable payment date. These distributions will be paid through the purchase contract agent, which will hold amounts received in respect of the contract adjustment payments for the benefit of the holders of the purchase contracts relating to the Equity Units. Subject to any applicable laws and regulations, each such payment will be made as described under “Certain Provisions of the Purchase Contract and Pledge Agreement—Book-Entry System.”

If any date on which contract adjustment payments are to be made on the purchase contracts related to the Corporate Units or Treasury Units is not a business day, then payment of the contract adjustment payments payable on that date will be made on the next succeeding day that is a business day, and no interest or payment will be paid in respect of the delay.

For the avoidance of doubt, subject to our right to defer contract adjustment payments, all record holders of purchase contracts on any record date will be entitled to receive the full contract adjustment payment due on the related contract adjustment payment date regardless of whether the holder of such purchase contract elects to settle such purchase contract early (whether at its option or in connection with a fundamental change) following such record date.

Our obligations with respect to contract adjustment payments will be subordinated and junior in right of payment to our obligations under any of our Senior Indebtedness (as defined under “Description of the Junior Subordinated Notes—Subordination”) and will rank on parity with the Notes.

We may, at our option and upon prior written notice to the purchase contract agent, defer all or part of the contract adjustment payments, but not beyond the purchase contract settlement date (or, with respect to an early settlement upon a fundamental change, not beyond the fundamental change early settlement date or, with respect to an early settlement other than upon a fundamental change, not beyond the contract adjustment payment date immediately preceding the early settlement date).

Deferred contract adjustment payments will accrue additional contract adjustment payments at the rate equal to         % per annum (which is equal to the rate of total distributions on the Corporate Units), compounded on each contract adjustment payment date, to, but excluding, the contract adjustment payment date on which such deferred contract adjustment payments are paid. We refer to additional contract adjustment payments that accrue on deferred contract adjustment payments as “compounded contract adjustment payments.” We may pay any such deferred contract adjustment payments (including compounded contract adjustment payments thereon) on any scheduled contract adjustment payment date; provided that in order to pay deferred contract adjustment payments on any scheduled contract adjustment payment date other than the purchase contract settlement date, we must deliver written notice thereof to holders of the Equity Units and the purchase contract agent on or before the relevant record date. If the purchase contracts are terminated (upon the occurrence of certain events of bankruptcy, insolvency or similar reorganization with respect to us), the right to receive contract adjustment payments and deferred contract adjustment payments (including compounded contract adjustment payments thereon) will also terminate.

If we exercise our option to defer the payment of contract adjustment payments, then, until the deferred contract adjustment payments (including compounded contract adjustment payments thereon) have been paid, we will not (1) declare or pay any dividends on, or make any distributions on, or redeem, purchase or acquire, or make a liquidation payment with respect to, any shares of our capital stock, (2) make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of our debt securities that rank on parity with, or junior to, the contract adjustment payments, or (3) make any guarantee payments under any guarantee by us of securities of any of our subsidiaries if our guarantee ranks on parity with, or junior to, the contract adjustment payments.

The restrictions listed above do not apply to:

(a)	purchases, redemptions or other acquisitions of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, agents or consultants or a stock purchase or dividend reinvestment plan, or the satisfaction of our obligations pursuant to any contract or security outstanding on the date that the contract adjustment payment is deferred requiring us to purchase, redeem or acquire our capital stock;

(b)	any payment, repayment, redemption, purchase, acquisition or declaration of dividends described in clause (1) above as a result of a reclassification of our capital stock, or the exchange or conversion of all or a portion of one class or series of our capital stock, for another class or series of our capital stock;

(c)	the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of our capital stock or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts outstanding on the date that the contract adjustment payment is deferred;

(d)	dividends or distributions paid or made in our capital stock (or rights to acquire our capital stock), or repurchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or of securities convertible into or exchangeable for shares of our capital stock) and distributions in connection with the settlement of stock purchase contracts outstanding on the date that the contract adjustment payment is deferred;

(e)	redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan outstanding on the date that the contract adjustment payment is deferred or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future;

(f)	payments on the Notes, any trust preferred securities, subordinated debentures, junior subordinated debentures or junior subordinated notes, or any guarantees of any of the foregoing, in each case, that rank equal in right of payment to the contract adjustment payments, so long as the amount of payments made on account of such securities or guarantees and the purchase contracts is paid on all such securities and guarantees and the purchase contracts then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities, guarantees or purchase contracts is then entitled if paid in full; provided that, for the avoidance of doubt, we will not be permitted under the purchase contract and pledge agreement to make contract adjustment payments in part; or

(g)	any payment of deferred interest or principal on, or repayment, redemption or repurchase of, parity or junior securities that, if not made, would cause us to breach the terms of the instrument governing such parity or junior securities.

Anti-dilution Adjustments

Each fixed settlement rate will be subject to the following adjustments:

(1) Stock Dividends. If we pay or make a dividend or other distribution on our common stock in common stock, each fixed settlement rate in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution will be increased by dividing:

•	each fixed settlement rate by

•	a fraction, the numerator of which will be the number of shares of our common stock outstanding at the close of business on the date fixed for such determination and the denominator of which will be the sum of such number of shares and the total number of shares constituting the dividend or other distribution.

If any dividend or distribution in this paragraph (1) is declared but not so paid or made, the new fixed settlement rates shall be readjusted, on the date that our board of directors determines not to pay or make such dividend or distribution, to the fixed settlement rates that would then be in effect if such dividend or distribution had not been declared.

(2) Stock Purchase Rights. If we issue to all or substantially all holders of our common stock rights, options, warrants or other securities (other than pursuant to a dividend reinvestment, share purchase or similar plan), entitling them to subscribe for or purchase shares of our common stock for a period expiring within 45 days from the date of issuance of such rights, options, warrants or other securities at a price per share of our common stock less than the current market price (as defined below) calculated as of the date fixed for the determination of stockholders entitled to receive such rights, options, warrants or other securities, each fixed settlement rate in effect at the opening of business on the day following the date fixed for such determination will be increased by dividing:

•	each fixed settlement rate by

•	a fraction, the numerator of which will be the number of shares of our common stock outstanding at the close of business on the date fixed for such determination plus the number of shares of our common stock which the aggregate consideration expected to be received by us upon the exercise of such rights, options, warrants or other securities would purchase at such current market price and the denominator of which will be the number of shares of our common stock outstanding at the close of business on the date fixed for such determination plus the number of shares of our common stock so offered for subscription or purchase.

If any right, option, warrant or other security described in this paragraph (2) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof (and as a result no additional shares of common stock are delivered or issued pursuant to such right, option, or warrant or other security), the new fixed settlement rates shall be readjusted, as of the date of such expiration, to the fixed settlement rates that would then be in effect had the increase with respect to the issuance of such rights, options, warrants or other securities been made on the basis of delivery or issuance of only the number of shares of common stock actually delivered.

For purposes of this clause (2), in determining whether any rights, options, warrants or other securities entitle the holders to subscribe for or purchase shares of the common stock at a price per share of our common stock less than the current market price on the date fixed for the determination of stockholders entitled to receive such rights, options, warrants or other securities, and in determining the aggregate price payable to exercise such rights, options, warrants or other securities, there shall be taken into account any consideration received by us for such rights, options, warrants or other securities and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined in good faith by our board of directors.

(3) Stock Splits; Reverse Splits; and Combinations. If outstanding shares of our common stock shall be subdivided, split or reclassified into a greater number of shares of common stock, each fixed settlement rate in effect at the opening of business on the day following the day upon which such subdivision, split or reclassification becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of our common stock shall each be combined or reclassified into a smaller number of shares of common stock, each fixed settlement rate in effect at the opening of business on the day following the day upon which such combination or reclassification becomes effective shall be proportionately reduced.

(4) Debt, Asset or Security Distributions. If we, by dividend or otherwise, distribute to all or substantially all holders of our common stock evidences of our indebtedness, assets or securities or any rights, options or warrants (or similar securities) to subscribe for, purchase or otherwise acquire evidences of our indebtedness, other assets or property of ours or other securities (but excluding any rights, options, warrants or other securities referred to in paragraph (2) above, any dividend or distribution paid exclusively in cash referred to in paragraph (5) below (in each case, whether or not an adjustment to the fixed settlement rates is required by such paragraph) and any dividend paid in shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit of ours in the case of a spin-off referred to below, or dividends or distributions referred to in paragraph (1) above), each fixed settlement rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or distribution shall be increased by dividing:

•	each fixed settlement rate by

•	a fraction, the numerator of which shall be the current market price of our common stock calculated as of the date fixed for such determination less the then fair market value (as determined in good faith by our board of directors) of the portion of the assets, securities or evidences of indebtedness so distributed applicable to one share of our common stock and the denominator of which shall be such current market price.

Notwithstanding the foregoing, if the then fair market value (as determined in good faith by our board of directors) of the portion of the assets, securities or evidences of indebtedness so distributed applicable to one share of our common stock exceeds the current market price of our common stock on the date fixed for the determination of stockholders entitled to receive such distribution, in lieu of the foregoing increase, each holder of a purchase contract shall receive, for each purchase contract, at the same time and upon the same terms as holders of shares of our common stock, the amount of such distributed assets, securities or evidences of indebtedness that such holder would have received if such holder owned a number of shares of our common stock equal to the maximum settlement rate on the record date for such dividend or distribution.

In the case of the payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit of ours, which are or will, upon issuance, be listed on a U.S. securities exchange or quotation system, which we refer to as a “spin-off,” each fixed settlement rate in effect immediately before the close of business on the date fixed for determination of stockholders entitled to receive that dividend or distribution will be increased by dividing:

•	each fixed settlement rate by

•	a fraction, the numerator of which is the current market price of our common stock and the denominator of which is such current market price plus the fair market value, determined as described below, of those shares of capital stock or similar equity interests so distributed applicable to one share of common stock.

The adjustment to the fixed settlement rate under the preceding paragraph will occur on:

•	the 10th trading day from and including the effective date of the spin-off; or

•	if the spin-off is effected simultaneously with an initial public offering of the securities being distributed in the spin-off and the ex-date for the spin-off occurs on or before the date that the initial public offering price of the securities being distributed in the spin-off is determined, the issue date of the securities being offered in such initial public offering.

For purposes of this section, “initial public offering” means the first time securities of the same class or type as the securities being distributed in the spin-off are offered to the public for cash.

Subject to the immediately following paragraph, the fair market value of the securities to be distributed to holders of our common stock means the average of the closing sale prices of those securities on the principal U.S. securities exchange or quotation system on which such securities are listed or quoted at that time over the first 10 trading days following the effective date of the spin-off. Also, for purposes of such a spin-off, the current market price of our common stock means the average of the closing sale prices of our common stock on the principal U.S. securities exchange or quotation system on which our common stock is listed or quoted at that time over the first 10 trading days following the effective date of the spin-off.

If, however, an initial public offering of the securities being distributed in the spin-off is to be effected simultaneously with the spin-off and the ex-date for the spin-off occurs on or before the date that the initial public offering price of the securities being distributed in the spin-off is determined, the fair market value of the securities being distributed in the spin-off means the initial public offering price, while the current market price of our common stock means the closing sale price of our common stock on the principal U.S. securities exchange or quotation system on which our common stock is listed or quoted at that time on the trading day on which the initial public offering price of the securities being distributed in the spin-off is determined.

If any dividend or distribution described in this paragraph (4) is declared but not so paid or made, the new fixed settlement rates shall be readjusted, as of the date our board of directors determines not to pay or make such dividend or distribution, to the fixed settlement rates that would then be in effect if such dividend or distribution had not been declared.

(5) Cash Distributions. If we, by dividend or otherwise, make distributions to all or substantially all holders of our common stock exclusively in cash during any quarterly period in an amount that exceeds $0.31 per share per quarter in the case of a regular quarterly dividend (such per share amount being referred to as the “reference dividend”), then immediately after the close of business on the date fixed for determination of the stockholders entitled to receive such distribution, each fixed settlement rate in effect immediately prior to the close of business on such date will be increased by dividing:

•	each fixed settlement rate by

•	a fraction, the numerator of which will be equal to the current market price on the date fixed for such determination less the amount, if any, by which the per share amount of the distribution exceeds the reference dividend and the denominator of which will be equal to such current market price.

Notwithstanding the foregoing, if (1) the amount by which the per share amount of the cash distribution exceeds the reference dividend exceeds (2) the current market price of our common stock on the date fixed for the determination of stockholders entitled to receive such distribution, in lieu of the foregoing increase, each holder of a purchase contract shall receive, for each purchase contract, at the same time and upon the same terms as holders of shares of our common stock, the amount of distributed cash that such holder would have received if such holder owned a number of shares of our common stock equal to the maximum settlement rate on the record date for such cash dividend or distribution.

The reference dividend will be subject to an inversely proportional adjustment whenever each fixed settlement rate is adjusted, other than pursuant to this paragraph (5). For the avoidance of doubt, the reference dividend will be zero in the case of a cash dividend that is not a regular quarterly dividend.

If any dividend or distribution described in this paragraph (5) is declared but not so paid or made, the new fixed settlement rate shall be readjusted, as of the date our board of directors determines not to pay or make such dividend or distribution, to the fixed settlement rate that would then be in effect if such dividend or distribution had not been declared.

(6) Tender and Exchange Offers. In the case that a tender offer or exchange offer made by us or any subsidiary for all or any portion of our common stock shall expire and such tender or exchange offer (as amended through the expiration thereof) requires the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer or exchange offer) of purchased shares) of an aggregate consideration having a fair market value per share of our common stock that exceeds the closing price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, then, immediately prior to the opening of business on the day after the date of the last time (which we refer to as the “expiration time”) tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as amended through the expiration thereof), each fixed settlement rate in effect immediately prior to the close of business on the date of the expiration time will be increased by dividing:

•	each fixed settlement rate by

•	a fraction (1) the numerator of which will be equal to (a) the product of (i) the current market price on the date of the expiration time and (ii) the number of shares of common stock outstanding (including any tendered or exchanged shares) on the date of the expiration time less (b) the amount of cash plus the fair market value of the aggregate consideration payable to stockholders pursuant to the tender offer or exchange offer (assuming the acceptance by us of purchased shares (as defined below)), and (2) the denominator of which will be equal to the product of (a) the current market price on the date of the expiration time and (b) the result of (i) the number of shares of our common stock outstanding (including any tendered or exchanged shares) on the date of the expiration time less (ii) the number of all shares validly tendered, not withdrawn and accepted for payment on the date of the expiration time (such actually validly tendered or exchanged shares, up to any maximum acceptance amount specified by us in the terms of the tender offer or exchange offer, being referred to as the “purchased shares”).

For purposes of paragraphs (2) through (6) (except as otherwise expressly provided therein with respect to spin-offs) above, the “current market price” per share of our common stock or any other security on any day means the average VWAP of our common stock or such other security on the principal U.S. securities exchange or quotation system on which our common stock or such other security, as applicable, is listed or quoted at that time for the 10 consecutive trading days preceding the earlier of the trading day preceding the day in question and the trading day before the “ex-date” with respect to the issuance or distribution requiring such computation. For purposes of paragraph (6) above, the last day of the measurement period shall be the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to the relevant tender offer or exchange offer. The term “ex-date,” when used with respect to any issuance or distribution on our common stock or any other security, means the first date on which our common stock or such other security, as applicable, trades, regular way, on the principal U.S. securities exchange or quotation system on which our common stock or such other security, as applicable, is listed or quoted at that time, without the right to receive the issuance or distribution.

We currently do not have a shareholders rights plan with respect to our common stock. To the extent that we have a shareholders rights plan involving the issuance of share purchase rights or other similar rights to all or substantially all holders of our common stock in effect upon settlement of a purchase contract, you will receive, in addition to the common stock issuable upon settlement of any purchase contract, the related rights for the common stock under the shareholders rights plan, unless, prior to any settlement of a purchase contract, the rights have separated from the common stock, in which case each fixed settlement rate will be adjusted at the time of separation as if we made a distribution to all holders of our common stock as described in clause (4) above, subject to readjustment in the event of the expiration, termination or redemption of the rights under the shareholder rights plan.

You may be treated as receiving a constructive distribution from us with respect to the purchase contract if (1) the fixed settlement rates are adjusted (or fail to be adjusted) and, as a result of the adjustment (or failure to adjust), your proportionate interest in our assets or earnings and profits is increased, and (2) the adjustment (or failure to adjust) is not made pursuant to a bona fide, reasonable anti-dilution formula. For example, if the fixed settlement rate is adjusted as a result of a distribution that is taxable to the holders of our common stock, such as a cash dividend, you will be deemed to have received a “constructive distribution” of our stock. Thus, under certain circumstances, an adjustment to the fixed settlement rates might give rise to a taxable dividend to you even though you will not receive any cash in connection with such adjustment. In addition, non-U.S. holders (as defined in “Material U.S. Federal Income Tax Considerations”) may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax. See “Material U.S. Federal Income Tax Considerations—U.S. Holders—Purchase Contracts” and “Material U.S. Federal Income Tax Considerations—Non-U.S. Holders—Dividends.”

In addition, we may increase the fixed settlement rates if our board of directors deems it advisable to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of shares (or rights to acquire shares) or from any event treated as a dividend or distribution for income tax purposes or for any other reasons. We may only make such a discretionary adjustment if we make the same proportionate adjustment to each fixed settlement rate.

Adjustments to the fixed settlement rates will be calculated to the nearest ten thousandth of a share. No adjustment to the fixed settlement rates will be required unless the adjustment would require an increase or decrease of at least one percent in one or both fixed settlement rates. If any adjustment is not required to be made because it would not change one or both fixed settlement rates by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment. All anti-dilution adjustments will be made not later than each day of any market value averaging period and the time at which we are otherwise required to determine the relevant settlement rate or amount of make-whole shares (if applicable) in connection with any settlement with respect to the purchase contracts.

No adjustment to the fixed settlement rates will be made if holders of Equity Units participate, as a result of holding the Equity Units and without having to settle the purchase contracts that form part of the Equity Units, in the transaction that would otherwise give rise to an adjustment as if they held a number of shares of our common stock equal to the maximum settlement rate, at the same time and upon the same terms as the holders of common stock participate in the transaction.

The fixed settlement rates will not be adjusted (subject to our right to increase them if our board of directors deems it advisable as described in the third preceding paragraph):

•	upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•	upon the issuance of options, restricted stock or other awards in connection with any employment contract, executive compensation plan, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors or the exercise of such options or other awards;

•	upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Equity Units were first issued;

•	for a change in the par value or no par value of the common stock; or

•	for accumulated and unpaid contract adjustment payments.

We will, as promptly as practicable after the fixed settlement rate is adjusted, provide written notice of the adjustment to the holders of Equity Units.

If an adjustment is made to the fixed settlement rates, an adjustment also will be made to the reference price and the threshold appreciation price on an inversely proportional basis solely to determine which of the clauses of the definition of settlement rate will be applicable to determine the settlement rate with respect to the purchase contract settlement date or any fundamental change early settlement date.

If any adjustment to the fixed settlement rates becomes effective, or any effective date, expiration time, ex-date or record date for any stock split or reverse stock split, tender or exchange offer, issuance, dividend or distribution (relating to a required fixed settlement rate adjustment) occurs, during the period beginning on, and including, (1) the open of business on a first trading day of the 20 scheduled trading-day period during which the applicable market value is calculated or (2) in the case of the optional early settlement or fundamental change early settlement, the relevant early settlement date or the date on which the fundamental change early settlement right is exercised and, in each case, ending on, and including, the date on which we deliver shares of our common stock under the related purchase contract, we will make appropriate adjustments to the fixed settlement rates and/or the number of shares of our common stock deliverable upon settlement with respect to the purchase contract, in each case, consistent with the methodology used to determine the anti-dilution adjustments set forth above. If any adjustment to the fixed settlement rates becomes effective, or any effective date, expiration time, ex-date or record date for any stock split or reverse stock split, tender or exchange offer, issuance, dividend or distribution (relating to a required fixed settlement rate adjustment) occurs, during the period used to determine the “stock price” or any other averaging period hereunder, we will make appropriate adjustments to the applicable prices, consistent with the methodology used to determine the anti-dilution adjustments set forth above.

Reorganization Events

The following events are defined as “reorganization events”:

•	any consolidation or merger of the Company with or into another person or of another person with or into the Company or a similar transaction (other than a consolidation, merger or similar transaction in which the Company is the continuing corporation and in which the shares of our common stock outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of the Company or another person);

•	any sale, transfer, lease or conveyance to another person of the property of the Company as an entirety or substantially as an entirety, as a result of which the shares of our common stock are exchanged for cash, securities or other property;

•	any statutory exchange of the common stock of the Company with another corporation (other than in connection with a merger or acquisition); and

•	any liquidation, dissolution or termination of the Company (other than as a result of or after the occurrence of a termination event described below under “—Termination”).

Following the effective date of a reorganization event, the settlement rate shall be determined by reference to the value of an exchange property unit, and we shall deliver, upon settlement of any purchase contract, a number of exchange property units equal to the number of shares of our common stock that we would otherwise be required to deliver. An “exchange property unit” is the kind and amount of common stock, other securities, other property or assets (including cash or any combination thereof) receivable in such reorganization event (without any interest thereon, and without any right to dividends or distribution thereon which have a record date that is prior to the applicable settlement date) per share of our common stock by a holder of common stock that is not a person with which we are consolidated or into which we are merged or which merged into us or to which such sale or transfer was made, as the case may be (we refer to any such person as a “constituent person”), or an affiliate of a constituent person, to the extent such reorganization event provides for different treatment of common stock held by the constituent person and/or the affiliates of the constituent person, on the one hand, and non-affiliates of a constituent person, on the other hand. In the event holders of our common stock (other than any constituent person or affiliate thereof) have the opportunity to elect the form of consideration to be received in such transaction, the exchange property unit that holders of the Corporate Units or Treasury Units are entitled to receive will be deemed to be (1) the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make an election or (2) if no holders of our common stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of our common stock.

In the event of such a reorganization event, the person formed by such consolidation or merger or the person which acquires our assets shall execute and deliver to the purchase contract agent an agreement providing that the holder of each Equity Unit that remains outstanding after the reorganization event (if any) shall have the rights described in the preceding paragraph. Such supplemental agreement shall provide for adjustments to the amount of any securities constituting all or a portion of an exchange property unit and/or adjustments to the fixed settlement rates, which, for events subsequent to the effective date of such reorganization event, shall be as nearly equivalent as may be practicable to the adjustments provided for under “—Anti-dilution Adjustments” above. The provisions described in the preceding two paragraphs shall similarly apply to successive reorganization events.

In connection with any reorganization event, we will also adjust the reference dividend based on the number of shares of common stock comprising an exchange property unit and (if applicable) the value of any non-stock consideration comprising an exchange property unit. If an exchange property unit is composed solely of non-stock consideration, the reference dividend will be zero.

Termination

The purchase contract and pledge agreement provides that the purchase contracts and the obligations and rights of us and of the holders of Corporate Units and Treasury Units thereunder (including the holders’ obligation and right to purchase and receive shares of our common stock and to receive accrued and unpaid contract adjustment payments, including deferred contract adjustment payments and compounded contract adjustment payments thereon) will immediately and automatically terminate upon the occurrence of a termination event (as defined below).

Upon any termination event, the Equity Units will represent the right to receive the Notes underlying the undivided beneficial interest in the Notes, applicable ownership interests in the Treasury Portfolio, or the Treasury securities, as the case may be, forming part of such Equity Units. Upon the occurrence of a termination event, we will promptly give the purchase contract agent, the collateral agent and the holders notice of such termination event and the collateral agent will release the related interests in the Notes, applicable ownership interests in the Treasury portfolio or Treasury securities, as the case may be, from the pledge arrangement and transfer such interests in the Notes, applicable ownership interests in the Treasury portfolio or Treasury securities to the purchase contract agent for distribution to the holders of Corporate Units and Treasury Units. If a holder is entitled to receive Notes in an aggregate principal amount that is not an integral multiple of $1,000, the purchase contract agent may request that we issue Notes in denominations of $50 and integral multiples thereof in exchange for Notes in denominations of $1,000 or integral multiples thereof. In addition, if any holder is entitled to receive, with respect to its applicable ownership interests in the Treasury portfolio or its pledged Treasury securities, any securities having a principal amount at maturity of less than $1,000, the purchase contract agent will dispose of such securities for cash and pay the cash received to the holder in lieu of such applicable ownership in the Treasury portfolio or such Treasury securities. Upon any termination event, however, such release and distribution may be subject to a delay. In the event that the Company becomes the subject of a case under the U.S. Bankruptcy Code, such delay may occur as a result of the automatic stay under the U.S. Bankruptcy Code and continue until such automatic stay has been lifted. Moreover, claims arising out of the Notes will be subject to the equitable jurisdiction and powers of the bankruptcy court.

A “termination event” means any of the following events with respect to the Company:

(1) at any time on or prior to the purchase contract settlement date, a decree or order by a court having jurisdiction in the premises shall have been entered adjudicating the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization arrangement, adjustment or composition of or in respect of the Company under the U.S. Bankruptcy Code or any other similar applicable federal or state law and such decree or order shall have been entered more than 90 days prior to the purchase contract settlement date and shall have continued undischarged and unstayed for a period of 90 consecutive days;

(2) at any time on or prior to the purchase contract settlement date, a decree or order of a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency of the Company or of all or any substantial part of the Company’s property, or for the winding up or liquidation of the Company’s affairs, and such decree or order shall have been entered more than 90 days prior to the purchase contract settlement date and shall have continued undischarged and unstayed for a period of 90 consecutive days; or

(3) at any time on or prior to the purchase contract settlement date, the Company shall institute proceedings to be adjudicated a bankrupt or insolvent, or shall consent to the institution of bankruptcy or insolvency proceedings against it, or shall file a petition or answer or consent seeking reorganization under the U.S. Bankruptcy Code or any other similar applicable federal or state law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver, liquidator, trustee, assignee, sequestrator or other similar official of the Company or of all or any substantial part of the Company’s property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.

Pledged Securities and Pledge

The undivided beneficial ownership interests in the Notes, or, following a successful optional remarketing, the applicable ownership interests in the Treasury portfolio (as described under the first bullet of the definition of “Treasury portfolio”), that are a component of the Corporate Units or, if substituted, the beneficial ownership interest in the Treasury securities that are a component of the Treasury Units, collectively, the “pledged securities,” will be pledged to the collateral agent for our benefit pursuant to the purchase contract and pledge agreement to secure your obligation to purchase shares of our common stock under the related purchase contracts. The rights of the holders of the Corporate Units and Treasury Units with respect to the pledged securities will be subject to our security interest therein. No holder of Corporate Units or Treasury Units will be permitted to withdraw the pledged securities related to such Corporate Units or Treasury Units from the pledge arrangement except:

•	in the case of Corporate Units, to substitute a Treasury security for the related Note, as provided under “Description of the Equity Units—Creating Treasury Units by Substituting a Treasury Security for a Note;”

•	in the case of Treasury Units, to substitute a Note for the related Treasury security, as provided under “Description of the Equity Units—Recreating Corporate Units;” and

•	upon early settlement, settlement through the payment of separate cash or termination of the related purchase contracts.

Subject to our security interest and the terms of the purchase contract and pledge agreement, each holder of a Corporate Unit (unless the Treasury portfolio has replaced the Notes as a component of the Corporate Unit), will be entitled through the purchase contract agent and the collateral agent to all of the proportional rights and preferences of the related Notes (including distribution, voting, redemption, repayment and liquidation rights). Each holder of Treasury Units and each holder of Corporate Units (if the Treasury portfolio has replaced the Notes as a component of the Corporate Units), will retain beneficial ownership of the related Treasury securities or the applicable ownership interests in the Treasury portfolio, as applicable, pledged in respect of the related purchase contracts. We will have no interest in the pledged securities other than our security interest.

Except as described in “Certain Provisions of the Purchase Contract and Pledge Agreement—General,” upon receipt of distributions on the pledged securities, the collateral agent will distribute such payments to the purchase contract agent, which in turn will distribute those payments to the holders in whose names the Corporate Units or Treasury Units are registered at the close of business on the record date for the distribution.

CERTAIN PROVISIONS OF THE PURCHASE CONTRACT AND PLEDGE AGREEMENT

In this Description of the Purchase Contract and Pledge Agreement, “Exelon,” “we,” “us,” “our” and the “Company” refer only to Exelon Corporation and any successor obligor, and not to any of its subsidiaries.

The following is a summary of some of the other terms of the purchase contract and pledge agreement. The summary contains a description of additional material terms of the agreement but is only a summary and is not complete. This summary is subject to and is qualified by reference to all the provisions of the purchase contract and pledge agreement, including the definitions of certain terms used therein, the form of which has been or will be filed and incorporated by reference as an exhibit to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part.

General

Except as described under “—Book-Entry System” below, payments on the Corporate Units and Treasury Units will be payable, the purchase contracts will be settled, and transfers of the Corporate Units and Treasury Units will be registrable at, the office of the purchase contract agent or its agent, in each case, in the Borough of Manhattan, The City of New York. In addition, if the Corporate Units or Treasury Units do not remain in book-entry form, we will make payments on the Corporate Units and Treasury Units by check mailed to the address of the person entitled thereto as shown on the security register or by a wire transfer to the account designated by the holder by a prior written notice.

Shares of common stock will be delivered on the purchase contract settlement date (or earlier upon early settlement), or, if the purchase contracts have terminated, the related pledged securities will be delivered (subject to delays, including potentially as a result of the imposition of the automatic stay under the U.S. Bankruptcy Code, as described under “Description of the Purchase Contracts—Termination”) at the office of the purchase contract agent or its agent upon presentation and surrender of the applicable Corporate Unit or Treasury Unit certificate, if in certificated form.

If Corporate Units or Treasury Units are in certificated form and the holder fails to present and surrender the certificate evidencing the Corporate Units or Treasury Units to the purchase contract agent on or prior to the purchase contract settlement date, the shares of common stock issuable upon settlement with respect to the related purchase contract will be registered in the name of the purchase contract agent or its nominee. The shares, together with any distributions, will be held by the purchase contract agent as agent for the benefit of the holder until the certificate is presented and surrendered or the holder provides satisfactory evidence that the certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the purchase contract agent and us.

If the purchase contracts terminate prior to the purchase contract settlement date, the related pledged securities are transferred to the purchase contract agent for distribution to the holders, and a holder fails to present and surrender the certificate evidencing the holder’s Corporate Units or Treasury Units, if in certificated form, to the purchase contract agent, the related pledged securities delivered to the purchase contract agent and payments on the pledged securities will be held by the purchase contract agent as agent for the benefit of the holder until the applicable certificate is presented, if in certificated form, or the holder provides the evidence and indemnity described above.

No service charge will be made for any registration of transfer or exchange of the Corporate Units or Treasury Units, except for any tax or other governmental charge that may be imposed in connection therewith.

The purchase contract agent will have no obligation to invest or to pay interest on any amounts it holds pending payment to any holder.

Modification

The purchase contract and pledge agreement will contain provisions permitting us, the purchase contract agent and the collateral agent, to modify the purchase contract and pledge agreement without the consent of the holders for any of the following purposes:

•	to evidence the succession of another person to our obligations;

•	to add to the covenants for the benefit of holders or to surrender any of our rights or powers under the purchase contract and pledge agreement;

•	to evidence and provide for the acceptance of appointment of a successor purchase contract agent or a successor collateral agent or securities intermediary;

•	to make provision with respect to the rights of holders pursuant to the requirements applicable to reorganization events;

•	to cure any ambiguity or to correct or supplement any provisions that may be inconsistent with any other provision in the purchase contract and pledge agreement or to make such other provisions in regard to matters or questions arising under the purchase contract and pledge agreement that do not adversely affect the rights of any holders of Equity Units; and

•	to conform the provisions of the purchase contract and pledge agreement to the description of such agreement, the Equity Units and the purchase contracts contained in the preliminary prospectus supplement for the Equity Units as supplemented and/or amended by the related pricing term sheet.

The purchase contract and pledge agreement will contain provisions allowing us, the purchase contract agent and the collateral agent, subject to certain limited exceptions, to modify the terms of the purchase contracts or the purchase contract and pledge agreement with the consent of the holders of not less than a majority of the outstanding Equity Units, with holders of Corporate Units and Treasury Units voting as a single class. However, no such modification may, without the consent of the holder of each outstanding purchase contract affected thereby:

•	subject to our right to defer contract adjustment payments, change any payment date;

•	impair the holders’ right to institute suit for the enforcement of a purchase contract or payment of any contract adjustment payments (including compounded contract adjustment payments);

•	except as required pursuant to any anti-dilution adjustment, reduce the number of shares of our common stock purchasable under a purchase contract, increase the purchase price of the shares of our common stock on settlement of any purchase contract, change the purchase contract settlement date or change the right to early settlement or fundamental change early settlement in a manner adverse to the holders or otherwise adversely affect the holder’s rights under any purchase contract, the purchase contract and pledge agreement or remarketing agreement in any respect;

•	increase the amount or change the type of collateral required to be pledged to secure a holder’s obligations under the purchase contract and pledge agreement;

•	impair the right of the holder of any purchase contract to receive distributions on the collateral, or otherwise adversely affect the holder’s rights in or to such collateral;

•	reduce any contract adjustment payments or any deferred contract adjustment payments (including compounded contract adjustment payments) or change any place where, or the coin or currency in which, any contract adjustment payment is payable; or

•	reduce the percentage of the outstanding purchase contracts whose holders’ consent is required for the modification, amendment or waiver of the provisions of the purchase contracts and the purchase contract and pledge agreement.

However, if any amendment or proposal would adversely affect only the Corporate Units or only the Treasury Units, then only the affected class of holders will be entitled to vote on such amendment or proposal, and such amendment or proposal will not be effective except with the consent of the holders of not less than a majority of such class or, if referred to in the seven bullets above, each holder affected thereby.

No Consent to Assumption

Each holder of a Corporate Unit or a Treasury Unit will be deemed under the terms of the purchase contract and pledge agreement, by the purchase of such Corporate Unit or Treasury Unit, to have expressly withheld any consent to the assumption under Section 365 of the U.S. Bankruptcy Code or otherwise, of the related purchase contracts by us, our receiver, liquidator or trustee or person or entity performing similar functions in the event that we become a debtor under the U.S. Bankruptcy Code or other similar state or federal law providing for reorganization or liquidation.

Consolidation, Merger and Conveyance of Assets as an Entirety

We will agree not to merge or consolidate with any other person or sell or convey all or substantially all of our assets to any person unless (1) either we are the continuing entity, or the successor entity (if other than us) is a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such corporation expressly assumes all of our responsibilities and liabilities under the purchase contracts, the Corporate Units, the Treasury Units, the purchase contract and pledge agreement, the remarketing agreement (if any) and the indenture by one or more supplemental agreements in form satisfactory to the purchase contract agent, the collateral agent and the notes trustee, executed and delivered to the purchase contract agent, the collateral agent and the notes trustee by such corporation, and (2) we or such successor corporation, as the case may be, will not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any of its obligations or covenants under such agreements.

In case of any such consolidation, merger, sale or conveyance, and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for us, with the same effect as if it had been named in the purchase contracts, the Corporate Units, the Treasury Units, the purchase contract and pledge agreement and the remarketing agreement (if any) as us and (other than in the case of a lease) we shall be relieved of any further obligation under the purchase contracts, the Corporate Units, the Treasury Units, the purchase contract and pledge agreement and the remarketing agreement (if any).

Title

We, the purchase contract agent and the collateral agent may treat the registered owner of any Corporate Units or Treasury Units as the absolute owner of the Corporate Units or Treasury Units for the purpose of making payment (subject to the record date provisions described above), settling the related purchase contracts and for all other purposes.

Replacement of Equity Unit Certificates

In the event that physical certificates have been issued, any mutilated Corporate Unit or Treasury Unit certificate will be replaced by us at the expense of the holder upon surrender of the certificate to the purchase contract agent at the corporate trust office of the purchase contract agent or its agent, in each case, in the Borough of Manhattan, The City of New York. Corporate Unit or Treasury Unit certificates that become destroyed, lost or stolen will be replaced by us at the expense of the holder upon delivery to us and the purchase contract agent of evidence of their destruction, loss or theft satisfactory to us and the purchase contract agent. In the case of a destroyed, lost or stolen Corporate Unit or Treasury Unit certificate, an indemnity satisfactory to the purchase contract agent and us may be required at the expense of the holder before a replacement certificate will be issued.

Notwithstanding the foregoing, we will not be obligated to issue any Corporate Unit or Treasury Unit certificates on or after the business day immediately preceding the purchase contract settlement date or the date on which the purchase contracts have terminated. The purchase contract and pledge agreement will provide that, in lieu of the delivery of a replacement Corporate Unit or Treasury Unit certificate, the purchase contract agent, upon delivery of the evidence and indemnity described above, will, in the case of the purchase contract settlement date, deliver the shares of common stock issuable pursuant to the purchase contracts included in the Corporate Units or Treasury Units evidenced by the certificate, or, if the purchase contracts have terminated prior to the purchase contract settlement date, transfer the pledged securities included in the Corporate Units or Treasury Units evidenced by the certificate.

Governing Law

The purchase contracts and the purchase contract and pledge agreement and the remarketing agreement will be governed by, and construed in accordance with, the laws of the State of New York (without regard to conflicts of laws principles thereof).

Information Concerning the Purchase Contract Agent

The Bank of New York Mellon Trust Company, N.A. (or its successor) will be the purchase contract agent. The purchase contract agent will act as the agent for the holders of Corporate Units and Treasury Units. The purchase contract agent will not be obligated to take any discretionary action in connection with a default under the terms of the Corporate Units, the Treasury Units or the purchase contract and pledge agreement.

The purchase contract and pledge agreement will contain provisions limiting the liability of the purchase contract agent. The purchase contract and pledge agreement also will contain provisions under which the purchase contract agent may resign or be replaced. Such resignation or replacement will be effective upon the appointment of a successor.

In addition to serving as the purchase contract agent, The Bank of New York Mellon Trust Company, N.A. will serve as the “notes trustee” for the Notes. We and certain of our affiliates maintain banking relationships with The Bank of New York Mellon Trust Company, N.A. or its affiliates. The Bank of New York Mellon Trust Company, N.A. also serves as trustee under our indentures under which we and certain of our affiliates have issued securities. The Bank of New York Mellon Trust Company, N.A. and its affiliates have purchased, and are likely to purchase in the future, our securities and securities of our affiliates.

Information Concerning the Collateral Agent

The Bank of New York Mellon Trust Company, N.A. (or its successor) will be the collateral agent. The collateral agent will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any of the holders of the Corporate Units and the Treasury Units except for the obligations owed by a pledgee of property to the owner thereof under the purchase contract and pledge agreement and applicable law.

The purchase contract and pledge agreement will contain provisions limiting the liability of the collateral agent. The purchase contract and pledge agreement also will contain provisions under which the collateral agent may resign or be replaced. Such resignation or replacement will be effective upon the appointment of a successor.

In addition to serving as the collateral agent, The Bank of New York Mellon Trust Company, N.A. will serve as the “notes trustee” for the Notes. We and certain of our affiliates maintain banking relationships with The Bank of New York Mellon Trust Company, N.A. or its affiliates. The Bank of New York Mellon Trust Company, N.A. also serves as trustee under our indentures under which we and certain of our affiliates have issued securities. The Bank of New York Mellon Trust Company, N.A. and its affiliates have purchased, and are likely to purchase in the future, our securities and securities of our affiliates.

Miscellaneous

The purchase contract and pledge agreement will provide that we will, at all times prior to the purchase contract settlement date, reserve and keep available, free from preemptive rights, out of our authorized but unissued common stock the maximum number of shares of our common stock issuable against payment (including the maximum number of make-whole shares issuable upon a fundamental change early settlement) in respect of all purchase contracts included in the Corporate Units or Treasury Units evidenced by the outstanding certificates.

The purchase contract and pledge agreement will provide that we will pay all fees and expenses related to (1) the retention of the purchase contract agent, the collateral agent, the custodial agent and the securities intermediary and (2) any enforcement by the purchase contract agent of the rights of the holders of the Corporate Units and Treasury Units. Holders who elect to substitute the related pledged securities, thereby creating Treasury Units or recreating Corporate Units, however, will be responsible for any fees or expenses payable in connection with such substitution, as well as for any commissions, fees or other expenses incurred in acquiring the pledged securities to be substituted. We will not be responsible for any such fees or expenses. The purchase contract agent shall be under no obligation to exercise any of the rights or powers vested in it by the purchase contract and pledge agreement at the request or direction of any of the holders pursuant to the purchase contract and pledge agreement, unless such holders shall have offered to the purchase contract agent security or indemnity reasonably satisfactory to the purchase contract agent against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

The purchase contract and pledge agreement will also provide that any court of competent jurisdiction may in its discretion require, in any suit for the enforcement of any right or remedy under the purchase contract and pledge agreement, or in any suit against the purchase contract agent for any action taken, suffered or omitted by it as purchase contract agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and costs against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant. The foregoing shall not apply to any suit instituted by the purchase contract agent, to any suit instituted by any holder, or group of holders, holding in the aggregate more than 10% of the outstanding Equity Units, or to any suit instituted by any holder for the enforcement of any interest on any Notes owed pursuant to such holder’s applicable ownership interests in Notes or contract adjustment payments on or after the respective payment date therefor in respect of any Equity Unit held by such holder, or for enforcement of the right to purchase shares of our common stock under the purchase contracts constituting part of any Equity Unit held by such holder.

Book-Entry System

The Depository Trust Company, or DTC, which we refer to along with its successors in this capacity as the “depository,” will act as securities depository for the Corporate Units and Treasury Units. The Corporate Units and Treasury Units will be issued only as fully registered securities registered in the name of Cede & Co., the depository’s nominee, or such other name as may be requested by an authorized representative of DTC. One or more fully registered global security certificates, representing the total aggregate number of Corporate Units and Treasury Units, will be issued and will be deposited with the depository or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the Corporate Units and Treasury Units so long as the Corporate Units and Treasury Units are represented by global security certificates.

DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The depository holds securities that its participants (“direct participants”) deposit with the depository. The depository also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include U.S. and Non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depository is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation, and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the depository’s system is also available to others, including securities brokers and dealers, banks, trust companies and clearing corporations that clear transactions through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to the depository and its participants are on file with the SEC.

If (1) the depository notifies us that it is unwilling or unable to continue its services as depository and no successor depository has been appointed within 90 days after our receipt of such notice; (2) the depository ceases to be a clearing agency registered under the Exchange Act when the depository is required to be so registered and we receive notice of such cessation, and no successor depository has been appointed within 90 days after our receipt of such notice or our becoming aware of such cessation; or (3) any Event of Default (as defined in “Description of the Junior Subordinated Notes—Events of Default”) has occurred and is continuing or any other event has occurred and is continuing, which after notice or lapse of time, would become an Event of Default with respect to the Notes, or we have failed to perform any of our obligations under the purchase contract and pledge agreement, the Corporate Units, the Treasury Units or the purchase contracts, and any beneficial owner requests that its beneficial interest be exchanged for a physical certificate, then (a) we will prepare definitive certificates with respect to such Corporate Units or Treasury Units, as applicable, and will deliver such certificates to the purchase contract agent and (b) upon surrender of the global security certificates representing Corporate Units or Treasury Units by the depository, accompanied by registration instructions, we will cause definitive certificates to be delivered to the beneficial owners in accordance with instructions provided by the depository. We and the purchase contract agent will not be liable for any delay in delivery of such instructions and may conclusively rely on, and will be authorized and protected in relying on, such instructions. Each definitive certificate so delivered will evidence Corporate Units or Treasury Units, as applicable, of the same kind and tenor as the global security certificate so surrendered in respect thereof.

As long as the depository or its nominee is the registered owner of the global security certificates, the depository or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all Corporate Units and Treasury Units represented by these certificates for all purposes under the Corporate Units, Treasury Units and the purchase contract and pledge agreement. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

•	will not be entitled to have the Corporate Units or the Treasury Units represented by these global security certificates registered in their names; and

•	will not be considered to be owners or holders of the global security certificates or any Corporate Units or Treasury Units represented by these certificates for any purpose under the Corporate Units, Treasury Units or the purchase contract and pledge agreement.

All payments on the Corporate Units and Treasury Units represented by the global security certificates and all transfers and deliveries of related Notes, Treasury securities and common stock will be made to the depository or its nominee, as the case may be, as the holder of the securities.

Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depository or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depository or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Procedures for settlement of purchase contracts on the purchase contract settlement date or upon early settlement will be governed by arrangements among the depository, participants and persons that may hold beneficial interests through participants designed to permit settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depository from time to time. None of us, the purchase contract agent or any agent of us or the purchase contract agent will have any responsibility or liability for any aspect of the depository’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depository’s records or any participant’s records relating to these beneficial ownership interests.

Although the depository has agreed to the foregoing procedures in order to facilitate transfers of interest in the global security certificates among participants, the depository is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. Neither we nor any agent nor the notes trustee will have any responsibility for the performance by the depository or its direct participants or indirect participants under the rules and procedures governing the depository.

The information in this section concerning the depository and its book-entry system has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

DESCRIPTION OF THE JUNIOR SUBORDINATED NOTES

In this Description of the Junior Subordinated Notes, “Exelon,” “we,” “us,” “our” and the “Company” refer only to Exelon Corporation, and not to any of its subsidiaries.

The following summary description sets forth certain terms and provisions of the    % junior subordinated notes due 2024 (the “Notes”), and to the extent inconsistent therewith replaces the description of the general terms and provisions of the Junior Subordinated Notes set forth in the accompanying base prospectus, to which we refer you. Because this description is a summary, it does not describe every aspect of the Notes and should be read together with the forms of the Notes, the subordinated indenture (defined below under “—Ranking”) under which the Notes will be issued, and the supplemental indenture (defined below under “—Ranking”) establishing the terms of the Notes. The subordinated indenture is filed as an exhibit to, and incorporated by reference in, the registration statement of which the accompanying base prospectus is a part. In this summary, we refer to the subordinated indenture, as supplemented by the supplemental indenture, together, as the “indenture.”

The indenture and its associated documents contain the full legal text of the matters described in this section. The indenture has been qualified under the Trust Indenture Act and you should refer to the Trust Indenture Act for provisions that apply to the Notes.

General

We will issue the Notes as a series of debt securities under the subordinated indenture. We may issue an unlimited amount of other securities under the subordinated indenture which are on parity with the Notes.

The Notes will be our unsecured and subordinated obligations and will be subordinated to all of our Senior Indebtedness (as defined under “—Subordination”). Additional information about our current outstanding indebtedness and the relative priorities of our indebtedness is described below under “—Ranking.”

The Notes will be issued in fully registered form only, without coupons. Any Notes that are issued as separate securities as a result of the creation of Treasury Units or in connection with an early settlement, early settlement upon a fundamental change, a remarketing, a termination or a settlement with separate cash will be initially represented by one or more fully registered global securities (the “global securities”) deposited with the notes trustee, as custodian for DTC, as depository, and registered in the name of DTC or DTC’s nominee. A beneficial interest in a global security will be shown on, and transfers or exchanges thereof will be effected only through, records maintained by DTC and its participants, as described below under “—Book-Entry Issuance—The Depository Trust Company.” The authorized denominations of the Notes will be $1,000 and any larger amount that is an integral multiple of $1,000. However, if a holder is entitled to receive Notes in an aggregate principal amount that is not an integral multiple of $1,000 upon termination of the purchase contracts as described under “Description of the Purchase Contracts—Termination” above, the purchase contract agent may request that we issue Notes in denominations of $50 and integral multiples thereof. Except in certain circumstances described below, the Notes that are issued as global securities will not be exchangeable for Notes in definitive certificated form.

Each Corporate Unit includes a 1/20 undivided beneficial ownership interest in a Note having a principal amount of $1,000 that corresponds to the stated amount of $50 per Corporate Unit.

The Notes will not be subject to a sinking fund provision or repayable at the option of the holders and, prior to the purchase contract settlement date, will not be subject to defeasance. After the purchase contract settlement date, the Notes will be subject to defeasance as described under “Description of Debt Securities—Defeasance” in the accompanying base prospectus. The entire principal amount of the Notes will mature and become due and payable, together with any accrued and unpaid interest thereon (other than deferred interest payments and compound interest thereon, with respect to any deferral period that begins prior to the purchase contract settlement date, which will be due and payable at the end of such deferral period as described below under “—Option to Defer Interest Payments”), on June 1, 2024. As described below under “—Put Option upon Failed

Remarketing,” holders will have the right to require us to purchase their Notes under certain circumstances. Except as set forth under “—Put Option upon Failed Remarketing” and “—Dividend and Other Payment Stoppages During Interest Deferral and Under Certain Other Circumstances,” the indenture will not contain any financial covenants or restrict us from paying dividends, making investments, incurring indebtedness or repurchasing our securities. Except for the covenants described under “—Consolidation, Merger or Sale,” the indenture does not contain provisions that afford holders of the Notes protection in the event we are involved in a highly leveraged transaction or other similar transaction that may adversely affect such holders. The indenture does not limit our ability to issue or incur other debt or issue preferred stock.

The Notes are initially being offered in one series in the principal amount of $1,000,000,000. If we issue additional Equity Units as a result of the underwriters’ exercise of their option to buy additional Corporate Units, we may, without the consent of the holders of the Notes, increase the principal amount of the series and issue up to an additional $150,000,000 principal amount of Notes of such series having the same ranking, interest rate, maturity and other terms as the Notes. Any such new Notes, together with the existing Notes, will constitute a single series of securities under the indenture. The existing Notes and any new Notes of the same series having the same terms as the Notes offered hereby subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, voting waivers and amendments.

We will not pay any additional amounts to holders of the Notes in respect of any tax, assessment or governmental charge.

Ranking

The Notes will be issued by us under our Unsecured Subordinated Indenture, to be dated as of the issue date of the Notes between us and The Bank of New York Mellon Trust Company, N.A. (referred to herein as the “Indenture Trustee”), for the series of which the Notes are a part (the Unsecured Subordinated Indenture is referred to herein as the “subordinated indenture”) and the First Supplemental Indenture to be dated as of the issue date of the Notes (the “supplemental indenture”). We may issue under the subordinated indenture additional debt securities that rank on parity with to the Notes.

The Notes will be unsecured and will rank junior in payment to all of our existing and future Senior Indebtedness, as described under “—Subordination.” The Notes will also be effectively subordinated to all liabilities of our subsidiaries. A significant portion of our existing indebtedness is Senior Indebtedness. See “—Subordination.”

Because we are a holding company and conduct all of our operations through our subsidiaries, our ability to meet our obligations under the Notes is dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to us. Holders of the Notes will generally have a junior position to claims of creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred stockholders. As of March 31, 2014, Exelon had approximately $3.0 billion principal amount of outstanding long-term debt on an unconsolidated basis that will be senior to the Notes which includes legal obligations of Exelon Corporate to the holders of approximately $1.4 billion in senior notes, the obligations for which have been transferred to Generation through mirror notes from Generation to Exelon Corporation. During consolidation the debt is eliminated from Exelon Corporate and consolidated from Generation into total consolidated indebtedness. Additionally, as of March 31, 2014, our subsidiaries had approximately $17.8 billion of outstanding long-term debt (including securities due within one year) excluding $1.4 billion in senior notes that are mirrored down to Generation which is eliminated during consolidation and consolidated from generation into total consolidated indebtedness principal amount. The provisions of the indenture do not limit the amount of indebtedness or preferred stock issuable by our subsidiaries. We and our subsidiaries expect to incur additional indebtedness from time to time.

Principal and Interest

The Notes will initially mature on June 1, 2024 (the “stated maturity date”) and will initially bear interest from the date of original issuance at the rate of    % per annum. In connection with a successful remarketing, we may shorten the stated maturity date of the Notes to any date not earlier than June 1, 2020. Subject to any deferral as described below under “—Option to Defer Interest Payments,” and subject to any changes to the interest payment dates made pursuant to a successful remarketing, interest will be payable quarterly on March 1, June 1, September 1 and December 1 of each year (each, an “interest payment date”), commencing on September 1, 2014, and at maturity (whether at the stated maturity date or otherwise). Subject to certain exceptions, the indenture provides for the payment of interest on an interest payment date only to persons in whose names the Notes are registered at the close of business on the record date; if the Corporate Units or the Notes are held by a securities depository in book-entry form, the record date will be the close of business on the business day immediately preceding the applicable interest payment date; if the Corporate Units or the Notes are not held by a securities depository in book-entry form, then the record date will be the 15th day of the calendar month immediately preceding the calendar month in which the applicable interest payment date falls (or, if such day is not a business day, the business day next preceding such day). Notwithstanding the foregoing, any interest payable at maturity will be paid to the person to whom principal is payable. Interest will be calculated on the basis of a 360-day year of twelve 30-day months, and with respect to any period less than a full calendar month, on the basis of the actual number of days elapsed during the period; however, if we remarket the Notes as floating-rate Notes, without the consent of any holder of Notes we may modify the basis on which interest will be calculated after the optional remarketing settlement date or the purchase contract settlement date, as applicable, to conform to the market convention applicable to floating-rate Notes using the same index.

If any interest payment date, redemption date, maturity date or the date (if any) on which we are required to purchase the Notes is not a business day, then the applicable payment will be made on the next succeeding day that is a business day, and no interest will accrue or be paid in respect of such delay. If we remarket the Notes as floating-rate Notes, without the consent of any holder of Notes we may modify the interest payment dates to provide that if any March 1, June 1, September 1 and December 1 is not a business day, the relevant interest payment date shall be the immediately succeeding business day. “Business day,” for purposes of the indenture, means any day that is not a Saturday or Sunday or a day on which banking institutions in The City of New York are authorized or required by law or executive order to close.

The interest rate on the Notes may be reset in connection with a successful remarketing, as described below under “—Interest Rate Reset.” However, if there is not a successful remarketing, the interest rate will not be reset and the Notes will continue to bear interest at the initial interest rate, all as described below under “—Interest Rate Reset.” Except in the case when the Notes are remarketed as floating-rate Notes or in the case of a failed final remarketing, interest on the Notes following the optional remarketing settlement date or the purchase contract settlement date, as applicable, will be payable on a semi-annual basis.

Option to Defer Interest Payments

Prior to any successful remarketing of the Notes, we may elect at one or more times to defer payment of interest on the Notes for one or more consecutive interest periods. However, we will not be permitted to defer the interest payable on the purchase contract settlement date or the maturity date, and no interest payment may be deferred beyond the purchase contract settlement date or the maturity date.

Deferred interest on the Notes will bear interest at the interest rate applicable to the Notes, compounded on each interest payment date to, but excluding, the interest payment date on which such deferred interest is paid, subject to applicable law. As used in this prospectus supplement, a “deferral period” refers to the period beginning on an interest payment date with respect to which we elect to defer interest and ending on the earlier of (1) the next interest payment date on which we have paid all accrued and previously unpaid interest (including compounded interest thereon) on the Notes and (2) (a) the purchase contract settlement date, in the case of a deferral period that begins prior to the purchase contract settlement date, or (b) the maturity date, in the case of a deferral period that begins after the purchase contract settlement date.

We will give the holders of the Notes and the notes trustee written notice of our election to begin a deferral period at least one business day before the record date for the interest payment date on which we intend to begin a deferral period. However, our failure to pay interest on any interest payment date will itself constitute the commencement of a deferral period unless we pay such interest within five business days after the interest payment date, whether or not we provide a notice of deferral. We may pay deferred interest (including compounded interest thereon) in cash on any scheduled interest payment date occurring on or prior to (1) the purchase contract settlement date, in the case of a deferral period that begins prior to the purchase contract settlement date, or (2) the maturity date, in the case of a deferral period that begins after the purchase contract settlement date; provided that in order to end a deferral period on any scheduled interest payment date other than the purchase contract settlement date or the maturity date, we must deliver written notice thereof to holders of the Notes and the notes trustee on or before the relevant record date.

In connection with any successful remarketing during the final remarketing period, all accrued and unpaid deferred interest (including compounded interest thereon) will be paid to the holders of the Notes (whether or not such Notes were remarketed in such remarketing) on the purchase contract settlement date in cash.

If we have paid all deferred interest (including compounded interest thereon) on the Notes, we can again defer interest payments on Notes as described above. The indenture does not limit the number or frequency of interest deferral periods.

If we have not paid all such deferred amounts (including compounded interest thereon) in cash for a period of 30 days following the end of the deferral period, we will be in default under the indenture. See “Description of Junior Subordinated Debt Securities—Events of Default.” We currently do not intend to exercise our option to defer interest on the Notes.

In connection with any successful remarketing of the Notes, the interest deferral provisions will cease to apply to the Notes.

Dividend and Other Payment Stoppages During Interest Deferral and Under Certain Other Circumstances

We have agreed that if a deferral period is continuing with respect to the Notes or we have given notice of a deferral period and the deferral period has not yet commenced, then until all deferred interest (including compounded interest thereon) has been paid, we will not:

(i)	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock;

(ii)	make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of our debt securities that rank on parity with, or junior to, the Notes (including the “junior subordinated notes” (as defined in the accompanying base prospectus)); or

(iii)	make any guarantee payments under any guarantee by us of debt securities if the guarantee ranks on parity with, or junior to, the Notes.

The restrictions listed above do not apply to:

(a)	purchases, redemptions or other acquisitions of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, agents or consultants or a stock purchase or dividend reinvestment plan, or the satisfaction of our obligations pursuant to any contract or security outstanding on the date the payment of interest is deferred requiring us to purchase, redeem or acquire our capital stock;

(b)	any payment, repayment, redemption, purchase, acquisition or declaration of dividends described in clause (i) above as a result of a reclassification of our capital stock, or the exchange or conversion of all or a portion of one class or series of our capital stock, for another class or series of our capital stock;

(c)	the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of our capital stock or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts outstanding on the date the payment of interest is deferred;

(d)	dividends or distributions paid or made in our capital stock (or rights to acquire our capital stock), or repurchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or of securities convertible into or exchangeable for shares of our capital stock) and distributions in connection with the settlement of stock purchase contracts outstanding on the date the payment of interest is deferred;

(e)	redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan outstanding on the date the payment of interest is deferred or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future;

(f)	payments on the Notes, any trust preferred securities, subordinated debentures, junior subordinated debentures or junior subordinated notes, or any guarantees of any of the foregoing, in each case, that rank equal in right of payment to the Notes, so long as the amount of payments made on account of such securities or guarantees is paid on all such securities and guarantees then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities and guarantees is then entitled if paid in full; provided that, for the avoidance of doubt, we will not be permitted under the indenture to make interest payments in part; or

(g)	any payment of deferred interest or principal on, or repayment, redemption or repurchase of, parity or junior securities that, if not made, would cause us to breach the terms of the instrument governing such parity or junior securities.

Remarketing

The Notes will be remarketed as described under “Description of the Purchase Contracts—Remarketing.”

In consultation with the remarketing agent and without the consent of any holders of Notes, we may elect (but will not be required to elect) to:

•	move up the maturity date of the Notes to a date earlier than June 1, 2024 but not earlier than June 1, 2020;

•	eliminate the redemption provisions of the Notes altogether; and

•	remarket the Notes as fixed-rate Notes or floating-rate Notes and, in the case of floating-rate Notes, provide that the interest rate on the Notes will be equal to an index selected by us plus a spread determined by the Remarketing Agent, in consultation with us, in which case interest on the Notes may be calculated on the basis of a 365 day year and the actual number of days elapsed (or such other basis as is customarily used for floating-rate Notes bearing interest at a rate based on such index rate).

All such modifications will take effect only if the remarketing is successful, without the consent of holders, on the optional remarketing settlement date or the purchase contract settlement date, as the case may be, and will apply to all Notes, whether or not included in the remarketing. If we conduct an optional remarketing that is not successful, we may change the elections described above prior to the final remarketing period.

We will use commercially reasonable efforts to ensure that, if required by applicable law, a registration statement, including a prospectus, with regard to the full amount of the Notes to be remarketed will be effective under the securities laws in a form that may be used by the remarketing agent in connection with the remarketing (unless a registration statement is not required under the applicable laws and regulations that are in effect at that time or unless we conduct any remarketing in accordance with an exemption under the securities laws).

In order to remarket the Notes, the remarketing agent, in consultation with us, may reset the interest rate on the Notes (either upward or downward), or if the Notes are remarketed as floating-rate Notes, determine the interest rate spread applicable to the Notes, in order to produce the required price in the remarketing, even if they were not included in the remarketing, as discussed under “Description of the Purchase Contracts—Remarketing” The interest deferral provisions of the Notes will not apply after a successful remarketing.

Except in the case of Notes remarketed as floating-rate Notes or in the case of a failed final remarketing, interest on the Notes following the optional remarketing settlement date or the purchase contract settlement date, as applicable, will be payable on a semi-annual basis.

Remarketing of Notes That Are Not Included in Corporate Units

At any time after we give notice of a remarketing (other than during a blackout period), holders of Notes that do not underlie Corporate Units may elect to have their Notes remarketed in such remarketing in the same manner as Notes that underlie Corporate Units by delivering their Notes along with a notice of this election to the custodial agent. The custodial agent will hold the Notes separate from the collateral account in which the pledged securities will be held. Holders of Notes electing to have their Notes remarketed will also have the right to make or withdraw such election at any time on or prior to 4:00 p.m., New York City time, on the second business day immediately preceding the first day of an optional remarketing period or final remarketing period, as the case may be, in each case, other than during a blackout period. In the event of a successful remarketing during the optional remarketing period, each holder of separate Notes that elects to have its Notes remarketed will receive, for each $1,000 principal amount of Notes sold, the remarketing price per Note. The “remarketing price per Note” means, for each $1,000 principal amount of Notes, an amount in cash equal to the quotient of the Treasury portfolio purchase price divided by the number of Notes having a principal amount of $1,000 included in such remarketing that are held as components of Corporate Units. For the purposes of determining the proceeds that the remarketing agent will seek to obtain for the Notes in an optional remarketing, the “separate Notes purchase price” means the amount in cash equal to the product of (1) the remarketing price per Note and (2) the number of Notes having a principal amount of $1,000 included in such remarketing that are not part of Corporate Units. In the event of a successful remarketing during the final remarketing period, each holder of separate Notes that elects to have its Notes remarketed will receive an amount, for each $1,000 principal amount of Notes, equal to $1,000 in cash. Any accrued and unpaid interest on such Notes, including any accrued and unpaid deferred interest (including compounded interest thereon), will be paid in cash by us, on the purchase contract settlement date.

Interest Rate Reset

In the case of a successful remarketing, the interest rate on the Notes may be reset, or if the Notes are remarketed as floating-rate Notes may be changed to a floating rate equal to an index selected by us plus a reset spread, on the date of a successful remarketing and the relevant reset rate will become effective on the settlement date of the remarketing, which will be, in the case of an optional remarketing, the third business day following the optional remarketing date (or, if the remarketed Notes are priced after 4:30 p.m. New York time on the optional remarketing date, the fourth business day following the optional remarketing date) and, in the case of the final remarketing period, the purchase contract settlement date. If a reset occurs pursuant to a successful optional remarketing, the reset rate or, if the Notes are remarketed as floating-rate Notes, the reset spread will be the interest rate or spread determined by the remarketing agent, in consultation with us, as the rate or spread the Notes should bear in order for the remarketing proceeds to equal at least 100% of the Treasury portfolio purchase price plus the separate Notes purchase price, if any. If a reset occurs pursuant to a successful final remarketing, the reset rate or reset spread will be the interest rate or spread determined by the remarketing agent, in consultation with us, as the rate the Notes should bear in order for the remarketing proceeds to equal at least 100% of the principal amount of the Notes being remarketed. In any case, a reset rate or the applicable index plus the reset spread may be higher or lower than the initial interest rate of the Notes depending on the results of the remarketing and market conditions at that time. However, in no event will the reset rate or the applicable index plus the reset spread exceed the maximum rate permitted by applicable law. In addition, following a successful remarketing, interest on the Notes remarketed as fixed-rate Notes will be payable on a semi-annual basis on June 1 and December 1 of each year.

If the Notes are not successfully remarketed, the interest rate will not be reset and the Notes will continue to bear interest at the initial annual interest rate of    %.

The remarketing agent is not obligated to purchase any Notes that would otherwise remain unsold in the remarketing. None of the Company, the remarketing agent or any agent of the Company or the remarketing agent will be obligated in any case to provide funds to make payment upon tender of Notes for remarketing.

Put Option upon Failed Remarketing

If the Notes have not been successfully remarketed on or prior to the last day of the final remarketing period, holders of Notes will have the right to require us to purchase their Notes on the purchase contract settlement date, upon at least two business days’ prior notice in the case of Notes that are not included in Corporate Units, at a price equal to the principal amount of such Notes. In such circumstances, holders of Notes that underlie Corporate Units will be deemed to have exercised such put right as described under “Description of the Purchase Contracts—Remarketing,” unless they settle the related purchase contracts with separate cash.

Redemption at Our Option

We may redeem the Notes at our option only if there has been a failed final remarketing. In that event, any Notes that remain outstanding after the purchase contract settlement date will be redeemable on or after June 1, 2020 at our option, in whole or in part, at any time and from time to time, at a redemption price equal to the principal amount thereof plus accrued and unpaid interest, if any, to but excluding the redemption date. We may at any time irrevocably waive the right to redeem the Notes for any specified period (including the remaining term of the Notes). We may not redeem the Notes if the Notes have been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest has been paid in full on all outstanding Notes for all interest periods terminating on or prior to the redemption date. Following a successful remarketing of the Notes, the Notes will cease to be redeemable at our option.

The “Description of Debt Securities—Conversion or Redemption” section of the accompanying base prospectus does not apply to the Notes.

Redemption Procedures

We will mail notice of any optional redemption to the registered holder of the Notes being redeemed not less than 20 days and not more than 60 days before the redemption date. The notice of redemption will identify, among other things, the redemption date, the redemption price and that on the redemption date, the redemption price will become due and payable and that Notes called for redemption will cease to accrue interest on and after the redemption date (unless there is a default on payment of the redemption price). Prior to the redemption date, we will deposit with the paying agent or the notes trustee money sufficient to pay the redemption price of the Notes to be redeemed on that date. If we redeem less than all of the Notes, the notes trustee will choose the Notes to be redeemed by lot or in any manner that it deems fair, provided that, if any Notes to be redeemed are held in the form of global notes, the Notes to be selected for redemption will be chosen in accordance with the procedures of DTC.

In the event the final remarketing fails and you do not settle the related purchase contracts with separate cash, if you hold Notes as part of Corporate Units you will be deemed to exercise your option to put the Notes to us unless you elect to settle the purchase contracts with separate cash as described under “Description of the Purchase Contracts—Notice to Settle with Cash,” and we will apply the put price against your obligations under the purchase contracts. This remedy has the effect similar to an automatic redemption of the Notes, but we do not have to give you prior notice or follow any of the other redemption procedures.

We may block the transfer or exchange of (1) all Notes during a period of 15 days prior to the date on which notice of selection of the Notes for optional redemption is given or (2) any Note being redeemed, except with respect to the unredeemed portion of any Note being redeemed solely in part.

Events of Default

The Events of Default and related provisions in the base indenture will apply to the Notes including:

(a)	failure to pay interest, on any Note within 30 days after the same becomes due and payable (whether or not payment is prohibited by the subordination provisions of the indenture); provided, however, that a valid extension of the interest payment period by the Company as contemplated in the indenture shall not constitute a default in the payment of interest for this purpose; or

(b)	failure to pay the principal of or premium, if any, on any Note when it becomes due and payable (whether or not payment is prohibited by the subordination provisions of the indenture); or

(c)	failure to perform, or breach of, any covenant or warranty of the Company in the indenture (other than a covenant or warranty a default in the performance of which or breach of which is elsewhere in the applicable section of the indenture specifically dealt with or which has expressly been included in the indenture solely for the benefit of one or more series of securities other than the Notes) and the continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the notes trustee, or to the Company and the trustee by the holders of at least 33% in principal amount of the outstanding Notes, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the indenture, unless the notes trustee, or the notes trustee and the holders of a principal amount of Notes not less than the principal amount of Notes the holders of which gave such notice, as the case may be, shall agree in writing to an extension of such period prior to its expiration; provided, however, that the notes trustee, or the notes trustee and the holders of such principal amount of Notes, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is initiated by the Company within such period and is being diligently pursued in good faith; or

(d)	the entry by a court having jurisdiction in the premises of (1) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (2) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition by one or more Persons other than the Company seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Company or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief or any such other decree or order shall have remained unstayed and in effect for a period of 90 consecutive days; or

(e)	the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company to the entry of a decree or order for relief in respect of the Company in a case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, or the filing by the Company of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by the Company to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts generally as they become due, or the authorization of such action by the Board of Directors of the Company.

In addition, an “Event of Default” with respect to the Notes will occur if we fail to pay the purchase price of any Note on the purchase contract settlement date, if required under “—Put Option upon Failed Remarketing” above.

The holders of a majority in principal amount of outstanding Notes may waive a default or Event of Default, other than a default in the payment of principal of, or interest on, the Notes (including the redemption price or purchase price of the Notes, if applicable), or a default or Event of Default with respect to a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding Note.

If any portion of the amount payable on the Notes upon acceleration is considered by a court to be unearned interest, the court could disallow recovery of such portion.

Consolidation, Merger or Sale

We will agree not to merge or consolidate with any other corporation or sell or convey all or substantially all of our assets to any person unless (1) either we are the continuing corporation, or the successor corporation (if other than us) is organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and expressly assumes the due and punctual payment of the principal of and interest on the Notes, and the due and punctual performance and observance of all of the covenants and conditions of the indenture to be performed by us by supplemental indenture in form satisfactory to the notes trustee, executed and delivered to the notes trustee by such corporation, and (2) we or such successor corporation, as the case may be, will not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition.

In case of any such consolidation, merger or conveyance, such successor person will succeed to and be substituted for us, with the same effect as if it had been named as us in the indenture, and in the event of such conveyance (other than by way of a lease), we will be discharged of all of our obligations and covenants under the indenture and the Notes.

This “—Consolidation, Merger or Sale” section replaces the “Description of Debt Securities—Consolidation, Merger or Sale” section of the accompanying base prospectus in its entirety.

Modification of Indenture

Without Holder Consent

Without the consent of any holders of Notes, we and the notes trustee may from time to time amend and/or supplement the indenture and the Notes for the following purposes:

•	to evidence the succession of another corporation to us, or successive successions, and the assumption by such successor corporation of our covenants, agreements and obligations pursuant to the provisions described under “—Consolidation, Merger or Sale;”

•	to add to our covenants such further covenants, restrictions or conditions as we and the notes trustee consider to be for the protection of the holders of the Notes, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions or conditions a default or an Event of Default; provided that such supplemental indenture may provide for a particular grace period or an immediate enforcement upon such default or limit the remedies available to the notes trustee upon such default;

•	to change or eliminate any provision of the indenture; provided, however, that any such change or elimination becomes effective only when there are no Notes outstanding, or the Notes are not entitled to the benefit of such provision;

•	to cure any ambiguity or to correct or supplement any provision contained in the indenture that may be defective or inconsistent with any other provisions contained therein, or to make such other provision in regard to matters or questions arising under the indenture; provided that such action will not adversely affect the interest of the holders of the Notes in any material respect;

•	to mortgage or pledge to the notes trustee as security for the Notes any property or assets that we may desire to mortgage or pledge as security for the Notes;

•	to qualify, or maintain the qualification of, the indenture under the Trust Indenture Act;

•	following the purchase contract settlement date, to supplement any of the provisions of the Notes to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the Notes pursuant to the indenture, provided that any such action will not adversely affect the interests of any holder of any Note in any material respect;

•	modify the remarketing provisions of the Notes in a manner materially adverse to the holders (it being understood that any modification of the terms of the Notes in connection with a remarketing that is made in accordance with the terms of the indenture may be made without the consent of any holders of the Notes); and

•	to conform the terms of the indenture and the Notes to the descriptions thereof contained in the “Description of the Junior Subordinated Notes,” “Description of the Equity Units,” “Description of the Purchase Contracts” and “Certain Provisions of the Purchase Contract and Pledge Agreement” sections in the preliminary prospectus supplement for the Equity Units, as supplemented and/or amended by the related pricing term sheet.

With Holder Consent

Under the indenture, supplemental indentures for the purposes of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders of the Notes under the indenture may be entered into by us, when authorized by board resolution, and the notes trustee, with the consent of the holders of not less than a majority in principal amount of the Notes. However, no such supplemental indenture shall:

•	change the maturity of the Notes, or reduce the rate or extend the time of payment of any interest thereon or on any overdue principal amount or reduce the principal amount thereof, or change the provisions pursuant to which the rate of interest on the Notes is determined if such change could reduce the rate of interest thereon, or reduce the minimum rate of interest thereon (if any), or reduce any amount payable upon any redemption thereof, or reduce the amount to be paid at maturity or make the principal thereof or any interest thereon or on any overdue principal amount payable in any coin or currency other than U.S. dollars without the consent of the holder of each Note so affected;

•	reduce the percentage of Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Notes then outstanding;

•	modify any of the provisions of the indenture relating to modifications, waivers of our compliance with covenants thereunder or direction of the notes trustee by holders of Notes, except to increase the percentage of holders who must consent thereto or to provide that certain other provisions cannot be modified or waived without the consent of the holders of all Notes then outstanding;

•	modify the provisions relating to the subordination of the Notes in a manner adverse to the holders thereof without the consent of the holder of each Note so affected;

•	modify the put right of holders of the Notes upon a failed remarketing in a manner materially adverse to the holders without the consent of the holder of each Note so affected; or

•	modify the remarketing provisions of the Notes in a manner materially adverse to the holders without the consent of the holder of each Note so affected.

For the avoidance of doubt, the immediately preceding sentence will not limit our ability to modify the terms of the Notes in connection with a remarketing that is made in accordance with the terms of the indenture.

A supplemental indenture that changes or eliminates any covenant or other provision of the indenture expressly included solely for the benefit of holders of securities other than the Notes, or which modifies the rights of the holders of securities other than the Notes with respect to such covenant or other provision, will be deemed not to affect the rights under the indenture of the holders of the Notes.

We may omit to comply with any covenant or condition contained in the indenture if holders of a majority in principal amount of the Notes waive such compliance.

The “Description of Debt Securities—Modification of Indentures; Waiver” section of the accompanying base prospectus does not apply to the Notes.

Subordination

The Notes will be subordinate and junior in right of payment to all Senior Indebtedness as defined below.

If:

•	we make a payment or distribution of any of our assets to creditors upon our dissolution, winding-up, liquidation or reorganization, whether in bankruptcy, insolvency or otherwise;

•	a default beyond any grace period has occurred and is continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Senior Indebtedness; or

•	the maturity of any Senior Indebtedness has been accelerated because of a default on that Senior Indebtedness,

then the holders of Senior Indebtedness generally will have the right to receive payment of all amounts due on that Senior Indebtedness, or we will make provision for those payments, before the holders of any Notes have the right to receive any payments of principal or interest on their Notes.

“Senior Indebtedness” means all of the our obligations, as the case may be, whether presently existing or from time to time hereafter incurred, created, assumed or existing, to pay principal, premium, interest, penalties, fees and any other payment in respect of any of the following:

•	obligations for borrowed money, including without limitation, such obligations as are evidenced by credit agreements, notes, debentures, bonds or other securities or instruments;

•	capitalized lease obligations;

•	all obligations of the types referred to in clauses (a) and (b) above of others which the we have assumed, endorsed, guaranteed, contingently agreed to purchase or provide funds for the payment of, or otherwise becomes liable for, under any agreement; or

•	all renewals, extensions or refundings of obligations of the kinds described in any of the preceding categories;

unless, in the case of any particular obligation, indebtedness, renewal, extension or refunding, the instrument creating or evidencing the same or the assumption or guarantee of the same expressly provides that such obligation, indebtedness, renewal, extension or refunding is not superior in right of payment to or is pari passu with the Securities; and provided further that trade accounts payable and accrued liabilities arising in the ordinary course of business shall not be deemed to be Senior Indebtedness

Senior Indebtedness will be entitled to the benefits of the subordination provisions in the indenture irrespective of the amendment, modification or waiver of any term of the Senior Indebtedness. We may not amend the indenture to change the subordination provisions without the consent of each holder of Senior Indebtedness that the amendment would adversely affect.

The Notes will be unsecured and will be subordinated to all of our existing and future senior and subordinated debt, and any other debt that is expressly excluded from the definition of “Senior Indebtedness,” as described above. The Notes will rank equally with these enhanced junior subordinated notes. The Notes will be effectively subordinated to all liabilities of our subsidiaries.

Holders of the Notes should recognize that contractual provisions in the indenture may prohibit us from making payments on the Notes. The Notes are subordinate and junior in right of payment, to the extent and in the manner stated in the indenture, to all of our Senior Indebtedness, as defined above.

The indenture does not restrict or limit in any way our ability to incur Senior Indebtedness. As of March 31, 2014, Exelon had approximately $3.0 billion principal amount of outstanding long-term debt on an unconsolidated basis that will be senior to the Notes which includes legal obligations of Exelon Corporate to the holders of approximately $1.4 billion in senior notes, the obligations for which have been transferred to Generation through mirror notes from Generation to Exelon Corporation. During consolidation the debt is eliminated from Exelon Corporate and consolidated from Generation into total consolidated indebtedness. Additionally, as of March 31, 2014, our subsidiaries had approximately $17.8 billion of outstanding long-term debt (including securities due within one year) excluding $1.4 billion in senior notes that are mirrored down to Generation which is eliminated during consolidation and consolidated from generation into total consolidated indebtedness principal amount.

The “Additional Terms of the Junior Subordinated Notes,” “Additional Terms of the Junior Subordinated Debentures” and “Additional Terms of the Senior Debt Securities” sections of the accompanying base prospectus will not apply to the Notes.

Title

Prior to due presentment for registration of transfer of any Note, we, the notes trustee and any agent of ours or the notes trustee may deem and treat the person in whose name such Note is registered as the absolute owner of such Note (whether or not payments in respect of such Note are overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or an account of the principal of and interest on such Note and for all other purposes; and neither we nor the notes trustee nor any agent of ours or the notes trustee will be affected by any notice to the contrary.

Governing Law

The indenture and the Notes provide that they will be governed by and for all purposes construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles thereof).

The Notes Trustee and Indenture Trustee

The notes trustee will be The Bank of New York Mellon Trust Company, N.A. The notes trustee will administer its corporate trust business at 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602. We and certain of our affiliates maintain banking relationships with The Bank of New York Mellon Trust Company, N.A. or its affiliates. The Bank of New York Mellon Trust Company, N.A. also serves as trustee under other indentures under which we and certain of our affiliates have issued securities. The Bank of New York Mellon Trust Company, N.A. and its affiliates have purchased, and are likely to purchase in the future, our securities and securities of our affiliates.

The trustee under the subordinated indenture is The Bank of New York Mellon Trust Company, N.A. We and certain of our affiliates maintain deposit accounts and banking relationships with The Bank of New York Mellon Trust Company, N.A. or its affiliates. The Bank of New York Mellon Trust Company, N.A. also serves as trustee under other indentures under which securities of certain of our affiliates are outstanding. The Bank of New York Mellon Trust Company, N.A. and its affiliates have purchased, and are likely to purchase in the future, our securities and securities of our affiliates.

Book-Entry Issuance—The Depository Trust Company

The Notes that form a part of the Corporate Units will be issued in fully registered form and will be registered in the name of the purchase contract agent. The Notes that do not form a part of the Corporate Units will be evidenced by one or more global notes registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. Such global notes will be deposited with the notes trustee as custodian for DTC. See “Certain Provisions of the Purchase Contract and Pledge Agreement—Book-Entry System” for a description of DTC.

Purchases of the Notes under the DTC system must be made by or through direct participants, which will receive a credit for the Notes on DTC’s records. The ownership interest of each actual purchaser of each Note (“beneficial owner”) is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which they purchased the Notes. Transfers of ownership interests on the Notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in Notes, except in the event that use of the book-entry system for the Notes is discontinued.

To facilitate subsequent transfers, all Notes deposited by direct participants with DTC are registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the Notes with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Notes; DTC’s records reflect only the identity of the direct participants to whose accounts the Notes are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Notices will be sent to DTC.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the Notes unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the voting or consenting rights of Cede & Co. to those direct participants to whose accounts the Notes are credited on the record date. We believe that these arrangements will enable the beneficial owners to exercise rights equivalent in substance to the rights that can be directly exercised by a registered holder of the Notes.

Payments of principal and interest on the Notes will be made to Cede & Co. (or such other nominee of DTC). DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the notes trustee, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of each participant and not of DTC, the notes trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. (or other such nominee of DTC) is our responsibility. Disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants.

In a few special situations described below, a book-entry security representing Exelon securities will terminate and interests in it will be exchanged for physical certificates representing the securities. After that exchange, the choice of whether to hold securities directly or in street name will be up to you. You must consult your bank, broker or other financial institution to find out how to have your interests in the securities transferred to your name, so that you will be a direct holder.

The special situations for termination of a global security representing the Notes are:

•	DTC notifies us that it is unwilling or unable to continue as depository for that global security or DTC ceases to be a “clearing agency” registered under the Exchange Act and we are unable to find a qualified replacement for DTC within 90 days; or

•	any Event of Default with respect to the Notes has occurred and is continuing, or any other event has occurred and is continuing, which after notice or lapse of time, would become an Event of Default with respect to the Notes, and any beneficial owner requests that its beneficial interest be exchanged for a physical certificate.

DTC may discontinue providing its services as securities depository with respect to the Notes at any time by giving us or the notes trustee reasonable notice. In the event no successor securities depository is obtained, certificates for the Notes will be printed and delivered.

The information in this section concerning DTC’s book-entry system has been obtained from sources that we believe to be reliable, but neither we nor the underwriters take any responsibility for the accuracy of this information.

The notes trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among direct participant of DTC or beneficial owners of interests in any Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, the indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Neither the notes trustee nor any agent shall have any responsibility or liability for any actions taken or not taken by DTC.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. federal income tax considerations to U.S. holders (as defined below) and non-U.S. holders (as defined below) of the ownership and disposition of Equity Units acquired in this offering and our common stock acquired under a purchase contract and, unless otherwise noted in the following discussion, is the opinion of Kirkland & Ellis LLP, counsel to Exelon, insofar as it relates to legal conclusions with respect to matters of U.S. federal income tax law. This discussion is based on current provisions of the Code, U.S. Treasury Regulations promulgated thereunder, and administrative rulings and judicial decisions, each as in effect as of the date of this prospectus supplement. These authorities may change, possibly with retroactive effect, and any such change could affect the accuracy of the statements and conclusions set forth herein.

For purposes of this discussion, the term “U.S. holder” means an owner of Equity Units that, for U.S. federal income tax purposes, is:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if (a) a U.S. court has the authority to exercise primary supervision over the administration of the trust and one or more United States persons (as defined under the Code) are authorized to control all substantial decisions of the trust or (b) the trust has a valid election in place to be treated as a domestic trust for U.S. federal income tax purposes.

A “non-U.S. holder” is a holder that is an individual, corporation, estate or trust that is not a U.S. holder.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds Equity Units, any component thereof including applicable ownership interests in the Notes (or the Treasury portfolio or Treasury securities), or any of our common stock acquired under the purchase contracts, the U.S. federal income tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships holding any of the above instruments should consult their tax advisors.

The U.S. federal income tax treatment of a holder may vary depending on the holder’s particular situation. This discussion does not address U.S. federal tax laws other than those pertaining to income tax, such as the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, and the effect of such tax on the ownership and disposition of the Equity Units, applicable ownership interests in the Notes (or the Treasury portfolio or Treasury securities) or our common stock acquired under the purchase contracts. This discussion does not address any aspects of state, local, or foreign tax laws. Additionally, this discussion does not address tax consequences to special classes of holders, including:

•	U.S. holders who may be subject to special tax treatment, such as certain financial institutions, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, payors of non-U.S. taxes, and U.S. holders whose functional currency is not the U.S. dollar;

•	U.S. holders who hold Equity Units, applicable ownership interests in the Notes (or the Treasury portfolio or Treasury securities), or shares of our common stock as part of a straddle, hedge, conversion transaction or integrated transaction (as such terms are used in the Code);

•	non-U.S. holders that are engaged in the conduct of a trade or business in the United States, controlled foreign corporations or passive foreign investment companies; or

•	non-U.S. holders that actually or constructively own 10% or more of the Equity Units or that own or are deemed to own, for purposes of Code Section 871(h), 10% or more of the total combined voting power of all classes of our common stock entitled to vote.

This discussion is based on the Code, Treasury Regulations, IRS rulings and pronouncements and judicial decisions now in effect, all of which are subject to change or differing interpretations, possibly on a retroactive basis. All holders should consult their own tax advisors with respect to the particular tax consequences to them of purchasing, owning, and disposing of the Equity Units, applicable ownership interests in the Notes (or the Treasury portfolio, or Treasury securities) or shares of our common stock acquired under the purchase contracts, including the tax consequences under U.S. federal, state, local and foreign tax laws.

The IRS has issued Revenue Ruling 2003-97, 2003-2 C.B. 380, addressing certain aspects of instruments substantially similar to the Equity Units. In the ruling, the IRS concluded that an interest in a unit comprising a note and a purchase contract would be treated as a separate interest in such note and a separate interest in such purchase contract for U.S. federal income tax purposes. The IRS also concluded that the notes issued as part of such a unit were debt for U.S. federal income tax purposes. In the opinion of Kirkland & Ellis LLP, under current law and based on the facts contained in this prospectus supplement and in other relevant documents and certain assumptions and representations relied upon in rendering the opinion, the Notes issued as part of an Equity Unit with a purchase contract will be indebtedness for U.S. federal income tax purposes. The opinion of Kirkland & Ellis LLP is not binding on the IRS or any court and there can be no assurance that the IRS or a court will agree with this opinion. The remainder of this discussion assumes that the Notes will be respected as indebtedness for U.S. federal income tax purposes.

U.S. HOLDERS

The following section generally applies to U.S. holders.

Ownership of Applicable Interests in the Notes, the Treasury Portfolio or Treasury Securities

Each holder will be treated as owning the applicable interests in the Notes or the Treasury portfolio or Treasury securities constituting a part of a Corporate Unit or Treasury Unit, respectively, for U.S. federal income tax purposes. We and, by virtue of acquiring Equity Units, each holder agree to treat the applicable interests in the Notes or the Treasury portfolio or Treasury securities constituting a part of the Equity Units as owned by such holder for all tax purposes, and the remainder of this discussion assumes such treatment. The U.S. federal income tax consequences of owning the applicable interests in the Notes or Treasury portfolio or Treasury securities are discussed below (see “—The Notes,” “—Treasury Securities” and “—Treasury Portfolio Purchased on Remarketing”.)

Allocation of Purchase Price

A holder’s acquisition of an Equity Unit will be treated as an acquisition of an applicable ownership interest in a Note (or the Treasury portfolio or Treasury securities) and a purchase contract constituting such Equity Unit. The purchase price of each Equity Unit will be allocated between the ownership interest in the Note and the purchase contract in proportion to their respective fair market values at the time of purchase. This allocation will establish a holder’s initial tax basis in the applicable ownership interest in the Note (or the Treasury portfolio, or Treasury securities) and the purchase contract. We will report the fair market value of the applicable undivided beneficial ownership interest in the Note as $             and we will report the fair market value of each purchase contract as $            . By purchasing an Equity Unit, each U.S. holder (but not the IRS) will be deemed to have agreed to this allocation. The remainder of this discussion assumes that this allocation of the purchase price of an Equity Unit will be respected for U.S. federal income tax purposes.

Sale, Exchange or Other Taxable Disposition of Equity Units

If a holder sells, exchanges or otherwise disposes of an Equity Unit in a taxable disposition, the holder will be treated as having disposed of each of the purchase contract and the applicable ownership interest in the Note or the Treasury portfolio or Treasury securities, as the case may be, that constitute such Equity Unit. The proceeds realized on such disposition will be allocated among the components of the Equity Unit in proportion to the respective fair market values of the components at the time of disposition. As a result, a holder generally will recognize gain or loss equal to the difference between the portion of the proceeds allocable to each of the purchase contract and the applicable ownership interest in the Note or the Treasury portfolio or Treasury securities, as the case may be, and the holder’s adjusted tax basis in each of the purchase contract and the applicable ownership interest in the Note or the Treasury portfolio or Treasury securities, as the case may be. Any gain or loss attributable to the applicable ownership interest in the Treasury portfolio or Treasury securities will generally be capital gain or loss, and such gain or loss generally will be long-term capital gain or loss if the holder held the applicable ownership interest in the Treasury portfolio or Treasury securities for more than one year immediately prior to such disposition. Under U.S. federal income tax law, certain non-corporate holders, including individuals, are eligible for preferential tax rates with respect to long-term capital gains. The deductibility of capital losses is subject to certain limitations under the Code. The rules governing the determination of the character of gain or loss on the taxable disposition of applicable ownership interests in the Notes are summarized under “—The Notes—Sale, Exchange or Other Taxable Disposition of a Note.”

In the case of the purchase contract, such gain or loss generally will be capital gain or loss, except to the extent that the holder is treated as receiving an amount with respect to accrued contract adjustment payments or deferred contract adjustment payments, which amount may be treated as ordinary income to the extent not previously included in income. If the disposition of an Equity Unit occurs when the purchase contract has a negative value, a holder should be considered to have received additional consideration for the applicable ownership interest in the Note or the Treasury portfolio or Treasury securities, as the case may be, in an amount equal to such negative value and then to have paid such amount to be released from such holder’s obligation under the purchase contract. Holders should consult their tax advisors regarding a disposition of an Equity Unit at a time when the purchase contract has negative value.

The Notes

Interest Income and Original Issue Discount. While the matter is not free from doubt, because of the manner in which the interest rate on the Notes is to be reset, we intend to treat the Notes as contingent payment debt instruments subject to the “noncontingent bond method” for accruing original issue discount (“OID”), as set forth in the applicable Treasury Regulations. By purchasing the Equity Units, each holder will be deemed to have agreed to this treatment, and this discussion assumes that the Notes will be so treated for U.S. federal income tax purposes. As discussed more fully below, the effects of applying such method to the Notes will be:

•	to require each holder, regardless of the holder’s usual method of tax accounting, to use an accrual method with respect to the interest income on their applicable ownership interests in Notes;

•	to require each holder to accrue interest income in excess of interest payments actually received for all accrual periods through the reset effective date, and possibly for accrual periods thereafter with respect to applicable ownership interests in the Notes; and

•	generally to result in ordinary, rather than capital, treatment of any gain or loss on the sale, exchange or other disposition of applicable ownership interests in the Notes.

See “—Sale, Exchange or Other Taxable Disposition of a Note.”

Under the noncontingent bond method, each holder will be required to accrue OID on a constant yield to maturity basis based on the “comparable yield” of the Notes, which generally is the rate at which we would issue a fixed rate debt instrument with terms and conditions similar to the Notes (which rate will exceed the current interest payments on the Notes). We are required to provide to each holder of the Notes the comparable yield and, solely for tax purposes, a projected payment schedule based on the comparable yield. We have determined that the comparable yield for the Notes is         % and the projected payments are             .

The amount of OID accruing on a Note for each accrual period is determined by multiplying the comparable yield of the Note (adjusted for the length of the accrual period) by the Note’s adjusted issue price at the beginning of the accrual period. Based on the allocation of the purchase price of each Corporate Unit described above, the adjusted issue price of each applicable ownership interest in a Note, per $             of principal amount, at the beginning of each accrual period will be equal to $            , increased by any OID previously accrued by the holder on such applicable ownership interest in the Note and decreased by the amount of projected payments received on such applicable ownership interest in the Note through such date (without regard to the actual amounts received). The amount of OID so determined will then be allocated on a ratable basis to each day in the accrual period that the holder holds such applicable ownership interest in the Note.

If the amount of an actual payment is different from the projected payment set forth in the projected payment schedule, a holder will be required to take into account the amount of such difference (which may result in additional interest income or a reduction in the amount a holder is required to include in income based on the comparable yield, depending on whether such difference is positive (a “positive adjustment”) or negative (a “negative adjustment”)) for the taxable year. A net positive adjustment will be treated as additional interest income. A net negative adjustment (1) will first reduce the amount of interest in respect of the Note that a holder would otherwise be required to include in the taxable year and (2) to the extent of any excess, will give rise to an ordinary loss equal to that portion of such excess that does not exceed the excess of (a) the amount of all previous interest inclusions under the Note over (b) the total amount of the holder’s net negative adjustments treated as ordinary loss on the Note in prior taxable years. A net negative adjustment is not subject to the two percent floor limitation imposed on miscellaneous deductions under Section 67 of the Code. Any net negative adjustment in excess of the amounts described in clauses (1) and (2) will be carried forward to offset future interest income in respect of the Note or to reduce the amount realized on a sale or other taxable disposition of the Note.

If, after the optional remarketing settlement date or reset effective date, as applicable (the “Reset Date”), the remaining amounts of principal and interest payable on the Notes differ from the payments set forth on the foregoing projected payment schedule, negative or positive adjustments reflecting such difference should be taken into account by a holder as adjustments to interest income in a reasonable manner over the period to which they relate.

A holder is generally bound by the comparable yield and projected payment schedule for the Notes that we provided, unless our determinations are unreasonable. If a holder decides to use its own comparable yield and projected payment schedules, the holder must explicitly disclose this fact and the reason for using a different comparable yield and projected payment schedules than those that we provided. In general, this disclosure must be made on a statement attached to the holder’s timely filed U.S. federal income tax return for the taxable year that includes the date of the holder’s acquisition of the applicable ownership interests in the Notes.

The foregoing comparable yield and projected payment schedule are supplied by us solely for determining the holders’ accrual of OID and adjustments in respect of the Notes in computing income under the noncontingent bond method for U.S. federal income tax purposes and do not constitute projections or representations as to the amounts that holders of Notes will actually receive.

Adjustment to Tax Basis in Notes. A holder’s adjusted tax basis in the Notes will be increased by the amount of OID included in income by such holder with respect to such Notes and decreased by the amount of any projected payments with respect to such Notes.

Sale, Exchange or Other Taxable Disposition of a Note. A holder will recognize gain or loss on a sale, exchange or other taxable disposition of a Note (including in connection with a redemption for cash or a remarketing of the Note) in an amount equal to the difference between the amount realized by the holder on the disposition of the Note and the holder’s adjusted tax basis in the Note. Selling expenses incurred by a holder in respect of an applicable ownership interest in a Note, including the remarketing fee, will reduce the amount of gain or increase the amount of loss recognized by such holder upon a disposition of the Note.

Gain recognized on the sale, exchange or other taxable disposition of a Note before the Reset Date will be treated as ordinary interest income. Loss realized on the sale, exchange or other taxable disposition of a Note before the Reset Date will be treated as ordinary loss to the extent of a holder’s prior net income inclusions on the Note. Any loss in excess of such holder’s prior net income inclusions will be treated as a capital loss. The treatment of gain or loss recognized on the sale, exchange, or other taxable disposition of a Note, on or after the Reset Date may vary depending on whether the new interest rate is fixed or floating, and on whether interest payments are made semi-annually or quarterly. Holders of the Notes should consult with their tax advisors regarding the treatment as capital or ordinary of any such gain or loss. Under U.S. federal income tax law, certain non-corporate holders, including individuals, are eligible for preferential tax rates in respect of long-term capital gains. The deductibility of capital losses is subject to certain limitations under the Code.

Treasury Securities

Original Issue Discount. A holder of a Treasury Unit generally will be required to treat its ownership interest in the Treasury securities included in such Treasury Unit as an interest in a bond that was originally issued on the date such holder acquired the Treasury securities. Any such Treasury securities will have OID equal to the excess of the amount payable at maturity of such Treasury securities over the purchase price thereof. A holder will be required to include such OID (other than OID on short-term U.S. Treasury securities as defined below) in income on a constant yield to maturity basis over the period between the purchase date of the Treasury securities and the maturity date of the Treasury securities, regardless of such holder’s method of tax accounting and in advance of the receipt of cash attributable to such OID. Amounts of OID included in such holder’s gross income will increase such holder’s adjusted tax basis in the Treasury securities.

Sale, Exchange or Other Taxable Disposition of Treasury Securities. As discussed below, in the event that a holder obtains the release of Treasury securities by delivering Notes to the collateral agent, the holder generally will not recognize gain or loss upon such substitution. The holder generally will recognize gain or loss on a subsequent taxable disposition of the Treasury securities in an amount equal to the difference between the amount realized by the holder on such disposition and the holder’s adjusted tax basis in the Treasury securities. Such gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if a holder held such Treasury securities for more than one year immediately prior to such disposition. Under U.S. federal income tax law, certain non-corporate holders, including individuals, are eligible for preferential tax rates in respect of long-term capital gains. The deductibility of capital losses is subject to certain limitations under the Code.

Purchase Contracts

Contract Adjustment Payments and Deferred Contract Adjustment Payments. There is no direct authority addressing the treatment, under current law, of the contract adjustment payments or deferred contract adjustment payments, and such treatment therefore, is unclear. Contract adjustment payments and deferred contract adjustment payments may constitute taxable ordinary income to a holder when received or accrued, in accordance with the holder’s method of tax accounting. To the extent we are required to file information returns with respect to contract adjustment payments or deferred contract adjustment payments, we intend to report such payments as taxable ordinary income to the holder. Holders should consult their tax advisors concerning the treatment of contract adjustment payments and deferred contract adjustment payments.

The treatment of contract adjustment payments and deferred contract adjustment payments could affect a holder’s adjusted tax basis in a purchase contract or our common stock received under a purchase contract or the amount realized by a holder upon the sale, exchange or other disposition of an Equity Unit or the termination of a purchase contract.

Acquisition of Our Common Stock Under a Purchase Contract. A holder generally will not recognize gain or loss on the purchase of our common stock under a purchase contract, including upon an early settlement of the purchase contract, except with respect to any cash received in lieu of a fractional share of our common stock. A holder’s aggregate initial tax basis in the common stock received under a purchase contract will generally equal the purchase price paid for such common stock, plus the properly allocable portion of such holder’s adjusted tax basis in the purchase contract, less the portion of such purchase price and adjusted tax basis allocable to the fractional share. For tax purposes, the holding period for common stock received under a purchase contract will commence on the day following the acquisition of such common stock.

Ownership of Our Common Stock Acquired Under the Purchase Contract. Any distribution on our common stock paid by us out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) will constitute a dividend and will be includible in income by a holder of common stock when received. Any such dividend will be eligible for the dividends received deduction if the holder is an otherwise qualifying corporate holder that meets the holding period and other requirements for the dividends received deduction. Under U.S. federal income tax law, individuals who receive dividends are eligible for a reduced rate of taxation if certain holding period and other requirements are satisfied.

Upon a disposition of our common stock, a holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the holder’s adjusted tax basis in the common stock. Such capital gain or loss generally will be long-term capital gain or loss if the holder held such common stock for more than one year immediately prior to such disposition. Under U.S. federal income tax law, certain non-corporate holders, including individuals, are eligible for preferential tax rates in respect of long-term capital gains. The deductibility of capital losses is subject to certain limitations under the Code.

Early Settlement of a Purchase Contract. A holder will not recognize gain or loss on the receipt of the holder’s ownership interest in the Notes or Treasury securities or Treasury portfolio upon early settlement of a purchase contract, and such holder’s tax basis in the ownership interest in the Notes, Treasury securities or Treasury portfolio will not be affected by such early settlement.

Termination of a Purchase Contract. If a purchase contract terminates, a holder will recognize loss equal to the holder’s adjusted tax basis (if any) in the purchase contract at the time of such termination. Such loss generally will be capital loss and generally will be long-term capital loss if such holder held such purchase contract for more than one year immediately prior to such termination. The deductibility of capital losses is subject to certain limitations. A holder will not recognize gain or loss on the receipt of its Notes, Treasury securities or the applicable ownership interest in a Treasury portfolio upon termination of the purchase contract and such holder will have the same adjusted tax basis in such Notes, Treasury securities or the applicable ownership interest in a Treasury portfolio as before such termination.

Adjustment to Settlement Rate. A holder may be treated as receiving a constructive distribution from us if (1) the settlement rate is adjusted and as a result of such adjustment such holder’s proportionate interest in our assets or earnings and profits is increased, and (2) the adjustment is not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the settlement rate would not be considered made pursuant to such a formula if the adjustment were made to compensate a holder for certain taxable distributions with respect to the common stock. Thus, under certain circumstances, an increase in the settlement rate might give rise to a taxable dividend to a holder even though such holder would not receive any cash in connection therewith.

Substitution of Treasury Securities to Create or Recreate Treasury Units

A holder of Corporate Units that delivers Treasury securities to the collateral agent in substitution for Notes or the applicable ownership interest in a Treasury portfolio will not recognize gain or loss upon the delivery of such Treasury securities or the release of the Notes or the applicable ownership interest in a Treasury portfolio to such holder. Such holder will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by such holder with respect to such Treasury securities and Notes or the applicable ownership interest in a Treasury portfolio, and such holder’s adjusted tax basis in the Treasury securities, the Notes or the applicable ownership interest in a Treasury portfolio and the purchase contracts will not be affected by such delivery and release. Holders should consult their tax advisors regarding the tax consequences of purchasing, owning and disposing of the Treasury securities so delivered to the collateral agent.

Substitution of the Notes or the Applicable Ownership Interest in a Treasury Portfolio to Recreate Corporate Units

A holder of Treasury Units that delivers Notes or the applicable ownership interest in a Treasury portfolio to the collateral agent in substitution for pledged Treasury securities to recreate Corporate Units generally will not recognize gain or loss upon the delivery of such Notes or the applicable ownership interest in a Treasury portfolio or the release of the pledged Treasury securities to such holder. Such holder will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by such holder with respect to such pledged Treasury securities and such Notes or the applicable ownership interest in a Treasury portfolio. Such holder’s adjusted tax basis in the Treasury securities, the Notes or the applicable ownership interest in a Treasury portfolio and the purchase contract will not be affected by such delivery and release.

Treasury Portfolio Purchased on Remarketing

A remarketing will be a taxable event for holders of Notes, which will be subject to tax in the manner described above under “—The Notes—Sale, Exchange or Other Taxable Disposition of a Note.”

Ownership of Treasury Portfolio. In the event of a successful optional remarketing of the Notes, a holder’s Equity Units will include a beneficial interest in a Treasury portfolio instead of a Note. We, and, by acquiring an Equity Unit, a holder, agree to treat the holder as the owner, for U.S. federal tax purposes, of the beneficial interest in the Treasury portfolio that is a part of the Equity Unit owned by the holder. In such a case, a holder will be required to include in income any amount earned on such pro rata portion of the Treasury portfolio for U.S. federal income tax purposes. The remainder of this discussion assumes that a holder of Corporate Units will be treated as the owner of the applicable ownership interest in the Treasury portfolio constituting a part of such Corporate Units for U.S. federal income tax purposes.

Interest Income and Original Issue Discount. The Treasury portfolio will consist of U.S. Treasury securities (or principal or interest strips thereof). Following a successful remarketing of the Notes, a holder will be required to treat its pro rata portion of each U.S. Treasury security in the Treasury portfolio as a bond that was originally issued on the date the collateral agent acquired the relevant U.S. Treasury securities and that has OID equal to the holder’s pro rata portion of the excess of the amounts payable on such U.S. Treasury securities over the value of the U.S. Treasury securities at the time the collateral agent acquires them on behalf of the holder of Corporate Units. A holder will generally be required to include such OID (other than OID on short-term U.S. Treasury securities as defined below) in income for U.S. federal income tax purposes as it accrues on a constant yield to maturity basis, regardless of such holder’s regular method of tax accounting.

In the case of any U.S. Treasury security with a remaining maturity of one year or less from the date of its acquisition (a “short-term U.S. Treasury security”), a holder will generally be required to include OID in income as it accrues only if such holder is an accrual basis taxpayer. If a holder is an accrual basis taxpayer, the holder will generally accrue such OID on a straight line basis, unless such holder makes an election to accrue such OID on a constant yield to maturity basis. If a holder is a cash basis taxpayer, such holder will be required to recognize any OID as ordinary income upon the taxable disposition of a short-term U.S Treasury security to the extent that OID accrued through the date of disposition and has not previously been included in income.

Tax Basis of the Applicable Ownership Interest in a Treasury Portfolio. A holder’s initial tax basis in its applicable ownership interest in a Treasury portfolio will equal such holder’s pro rata portion of the aggregate amount paid by the collateral agent for the Treasury portfolio. A holder’s adjusted tax basis in the applicable ownership interest in a Treasury portfolio will be increased by the amount of OID included in income with respect thereto and decreased by the amount of cash received in respect of that Treasury portfolio.

Sale, Exchange or Other Disposition of the Applicable Ownership Interest in a Treasury Portfolio. A holder that obtains the release of the applicable ownership interest in a Treasury portfolio and subsequently disposes of such interest will generally recognize gain or loss on such disposition in an amount equal to the difference between the amount realized upon such disposition and such holder’s adjusted tax basis in the applicable ownership interest in that Treasury portfolio. Such gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if the holder held such applicable interest in the Treasury portfolio for more than one year immediately prior to such disposition. Under U.S. federal income tax law, certain non-corporate holders, including individuals, are eligible for preferential tax rates in respect of long-term capital gains. The deductibility of capital losses is subject to certain limitations under the Code.

Backup Withholding Tax and Information Reporting

Unless a holder is an exempt recipient, such as a corporation, interest, OID, contract adjustment payments or deferred contract adjustment payments, and dividends received on, and proceeds received from the sale of Equity Units, the Notes, purchase contracts, Treasury securities, the applicable ownership interest in a Treasury portfolio, or common stock acquired under a purchase contract, as the case may be, may be subject to information reporting and may also be subject to U.S. federal backup withholding tax if such holder fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable U.S. information reporting or certification requirements. Any amounts so withheld from a payment to a holder may be allowed as a credit against such holder’s U.S. federal income tax liability or as a refund, provided that the required information is timely and properly furnished to the IRS.

Additional Disclosure Requirements

If a holder sells Equity Units, Notes, the applicable ownership interest in the Treasury portfolio, Treasury securities, or common stock at a loss that meets certain thresholds, the holder (and/or the shareholders of the holder, if the holder is an S corporation for U.S. federal income tax purposes) may be required to file a disclosure statement with the IRS. Holders and their shareholders should consult their own tax advisors with respect to any disclosure requirements that may apply to them in their own particular circumstances.

NON-U.S. HOLDERS

This section generally applies to non-U.S. holders.

Payments of Principal and Interest on the Notes, Treasury Securities, and the Applicable Ownership Interest in the Treasury Portfolio

Except as provided below under “—Additional Withholding Requirements,” no U.S. withholding tax will be imposed on any payment of principal or interest (including any OID) on the Notes, Treasury securities or the applicable ownership interest in the Treasury portfolio, provided that the non-U.S. holder provides a properly executed IRS Form W-8BEN (or other applicable form).

Dividends

Dividends received by a non-U.S. holder on shares of our common stock generally will be subject to U.S. federal withholding tax at a 30% rate. In certain circumstances, a non-U.S. holder may be entitled to a reduced rate of withholding pursuant to an applicable income tax treaty. In order to claim the benefits of an applicable income tax treaty, a non-U.S. holder will be required to provide a properly executed IRS Form W-8BEN (or other applicable form). As discussed above, an adjustment to the settlement rate may result in a constructive distribution that is treated as a taxable constructive dividend to the holder of Equity Units. See “U.S. Holders—Purchase Contracts—Adjustment to Settlement Rate”. If we determine that any such adjustment results in a constructive dividend to a non-U.S. Holder of Equity Units, we, or the applicable withholding agent, may withhold on amounts otherwise paid to such non-U.S. holder in order to pay the proper U.S. federal withholding tax on such constructive dividend.

Contract Adjustment Payments

Although the tax rules are not clear, we intend to treat any contract adjustment payments paid to a non-U.S. holder as amounts generally subject to U.S. federal withholding tax at a 30% rate. In certain circumstances, a non-U.S. holder may be entitled to a reduced rate of withholding (or a complete exemption from withholding) pursuant to an applicable income tax treaty. In order to claim any benefits of an applicable income tax treaty that may be available, a non-U.S. holder will be required to provide a properly executed IRS Form W-8BEN (or other applicable form). Prospective investors should consult their own tax advisors concerning the U.S. federal income tax treatment of contract adjustment payments.

Sale, Exchange, or Other Disposition of Equity Units, Notes, Purchase Contracts, Treasury Securities, the Applicable Ownership Interest in the Treasury Portfolio or Shares of Our Common Stock

Except as provided below under “—Additional Withholding Requirements,” any gain recognized by a non-U.S. holder upon the sale, exchange, or other taxable disposition of Equity Units, Notes, purchase contracts, Treasury securities, the applicable ownership interest in the Treasury portfolio, or shares of our common stock generally will not be subject to U.S. federal income tax, unless (1) the non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year in which the disposition takes place and certain other conditions are met or (2) in the case of purchase contracts or shares of our common stock, we are or become a “United States real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes during the periods described below.

We have not determined whether we are a USRPHC. Generally, we will be a USRPHC if the fair market value of our U.S. real property assets is 50% or more of the fair market value of all of our real property assets and other assets used or held for use in our trade or business. However, even if we were a USRPHC, so long as our common stock continues to be regularly traded on an established securities market in the United States, within the meaning of applicable Treasury Regulations, a holder will not be subject to U.S. federal income tax on the disposition of our common stock if the holder has not held more than 5% (actually or constructively) of our total outstanding common stock at any time during the shorter of the five-year period preceding the date of disposition or such holder’s holding period. In addition, a holder will not be subject to U.S. federal income tax on the disposition of our purchase contracts (including purchase contracts that form part of Equity Units) if we are a USRPHC, provided that the purchase contracts are considered to be regularly traded on an established securities market and the holder has not held more than 5% (actually or constructively) of the total outstanding purchase contracts at any time during the shorter of the five-year period preceding the date of disposition or such holder’s holding period. A holder will also not be subject to U.S. federal income tax on the disposition of our purchase contracts (including purchase contracts that form part of Equity Units) if we are a USRPHC, provided that the purchase contracts are not considered to be regularly traded on an established securities market and our common stock continues to be so traded, and on the date such holder originally acquires purchase contracts or on any date on which such holder makes subsequent acquisitions of purchase contracts, all purchase contracts held (actually or constructively) by such holder after each such acquisition has a fair market value of no more than 5% of the fair market value of our total outstanding common stock on each such acquisition date.

If a holder exceeds the limits described in the above paragraph with respect to common stock or purchase contracts, and we are a USRPHC, the holder generally will be subject to U.S. federal income tax at the regular graduated rates applicable to U.S. holders upon its disposition at a gain, and a 10% U.S. federal withholding tax may apply to the gross proceeds received upon such disposition. A holder generally would also be subject to such tax with respect to any distribution (including any deemed distribution) on such common stock or purchase contracts to the extent such distribution would not be treated as a dividend if such holder were a U.S. holder. If a holder is subject to the tax described in the preceding sentences, the holder will be required to file a U.S. federal income tax return with the IRS.

Holders should consult their tax advisors regarding the U.S. federal income tax consequences of investing in the Equity Units if we were to be treated as a USRPHC.

Backup Withholding Tax and Information Reporting

In general, information reporting but not backup withholding will be required with respect to payments made by us on the Equity Units or the Notes if the non-U.S. holder has provided us with a properly executed IRS Form W-8BEN (or other applicable form) and we do not have actual knowledge or reason to know that the non-U.S. holder is a U.S. person. In addition, no information reporting or backup withholding will be required with respect to proceeds from a disposition of Equity Units, Notes, Treasury securities, the applicable ownership interest in the Treasury portfolio, or shares of our common stock (even if the disposition is considered to be effected within the United States or through a U.S. financial intermediary) if the payor receives a properly executed IRS Form W-8BEN (or other applicable form) and does not have actual knowledge or reason to know that the non-U.S. holder is a U.S. person, or if the non-U.S. holder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules will be creditable against the non-U.S. holder’s U.S. federal income tax liability, or allowed as a refund, provided that the required information is timely and properly provided to the IRS.

Additional Withholding Requirements

Under legislation enacted in 2010, commonly referred to as “FATCA,” and under recently finalized Treasury Regulations, the relevant withholding agent may be required to withhold 30% of any “withholdable payments,” which would include any interest (including OID), dividends and contract adjustment payments paid after June 30, 2014, and the gross proceeds of a sale paid after December 31, 2016, in each case with respect to shares of our common stock, the Notes, Treasury securities or an applicable ownership interest in a Treasury portfolio, to (1) a foreign financial institution unless such foreign financial institution agrees to verify, report and disclose its holders of U.S. accounts and meets certain other specified requirements or (2) a nonfinancial foreign entity that is the beneficial owner of the payment unless such entity certifies that it does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and such entity meets certain other specified requirements. FATCA exempts from withholding payment on, or proceeds in respect of, obligations outstanding on July 1, 2014. It is anticipated that the Notes will be outstanding on July 1, 2014, and therefore this provision excludes the Notes and other obligations from FATCA’s broader provisions (unless the Notes and other obligations are significantly modified after that date). Prospective holders should consult with their own tax advisors regarding the possible implications of FATCA on their investment in the Equity Units.

CERTAIN CONSIDERATIONS FOR EMPLOYEE BENEFIT PLANS AND OTHER RETIREMENT ARRANGEMENTS

The following is a summary of certain considerations associated with the purchase of the Corporate Units (and the securities underlying the Corporate Units) by employee benefit plans that are subject to Title I of ERISA, individual retirement accounts and other plans and arrangements that are subject to Section 4975 of the Code or provisions under any Similar Laws and entities whose underlying assets are considered to include “plan assets” (as defined in Section 3(42) of ERISA or any applicable Similar Laws, “Plan Assets”) of any such plan, account or arrangement (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”), and both ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such ERISA Plan, or who renders investment advice for a fee or other compensation (direct or indirect) to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the Corporate Units (and the securities underlying the Corporate Units) with the assets of any Plan, a fiduciary should consult with its counsel in order to determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Laws. In addition, a fiduciary of a Plan should consult with its counsel in order to determine if the investment satisfies the fiduciary’s duties to the Plan including, if applicable and without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a nonexempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a nonexempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of Corporate Units (and the securities underlying the Corporate Units) by an ERISA Plan with respect to which Exelon or an underwriter is or becomes a party in interest or disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Corporate Units (and the securities underlying the Corporate Units) by an ERISA Plan depending on the type and circumstances of the fiduciary making the decision to acquire such Corporate Units (and the securities underlying the Corporate Units) and the relationship of the party in interest or disqualified person to the ERISA Plan. Included among these exemptions are Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for certain transactions between an ERISA Plan and non-fiduciary service providers to the ERISA Plan. In addition, the United States Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition and holding of the Corporate Units (and the securities underlying the Corporate Units). These class exemptions (as may be amended from time to time) include, without limitation, PTCE 84-14, respecting transactions determined by independent qualified professional asset managers, PTCE 90-1, respecting insurance company pooled separate accounts, PTCE 91-38, respecting bank collective investment funds, PTCE 95-60, respecting life insurance company general accounts and PTCE 96-23, respecting transactions determined by in-house asset managers.

Each of these exemptions contains conditions and limitations on its application. Fiduciaries of Plans considering acquiring and/or holding the Corporate Units (and the securities underlying the Corporate Units) in reliance of these or any other exemption should carefully review the exemption to assure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the Corporate Units (and the securities underlying the Corporate Units) should not be purchased or held by any person investing Plan Assets of any Plan, unless such purchase and holding (i) is entitled to exemptive relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code and is otherwise permissible under all applicable Similar Laws or (ii) would not otherwise constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Representation

By acceptance of the Corporate Units (and the securities underlying the Corporate Units) or any interest therein, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (1) no portion of the assets used by such purchaser or transferee to acquire or hold the Corporate Units (and the securities underlying the Corporate Units) constitutes Plan Assets or (2) the acquisition and holding of the Corporate Units (and the securities underlying the Corporate Units) by such purchaser or transferee would not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in nonexempt prohibited transactions, it is particularly important that fiduciaries or other persons considering acquiring the Corporate Units (and the securities underlying the Corporate Units) on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investments and whether an exemption would be applicable to the purchase and holding of the Corporate Units (and the securities underlying the Corporate Units).

UNDERWRITING

Barclays Capital Inc. and Goldman, Sachs & Co. are acting as the representatives of the underwriters for this offering. Under the terms and subject to the conditions of an underwriting agreement dated the date of this prospectus supplement, each of the underwriters have agreed, severally and not jointly, to purchase the number of Corporate Units shown opposite its name below:

Underwriters	Number of Corporate Units
Barclays Capital Inc.
Goldman, Sachs & Co.
Citigroup Global Markets Inc.
Wells Fargo Securities, LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Credit Suisse Securities (USA) LLC
BNP Paribas Securities Corp.
J.P. Morgan Securities LLC
Mitsubishi UFJ Securities (USA), Inc.
RBS Securities Inc.
Scotia Capital (USA) Inc.
Mizuho Securities USA Inc
RBC Capital Markets, LLC
U.S. Bancorp Investments, Inc.

Total	20,000,000

The underwriting agreement provides that the obligation of the several underwriters to purchase and pay for the Corporate Units is subject to, among other things, the approval of certain legal matters by their counsel and certain other conditions. The underwriters are obligated to take and pay for all of the Corporate Units if any are taken.

The underwriters initially propose to offer the Corporate Units directly to the public at the respective public offering prices set forth on the cover page of this prospectus supplement. The underwriters may also offer part of the Corporate Units to certain dealers at prices that represent a concession not in excess of $         per Corporate Unit. After the initial offering of the Corporate Units, the offering prices and other selling terms may from time to time be varied by the underwriters. The offering of the Corporate Units by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The Corporate Units are a new issue of securities with no established trading market. We intend to apply to list the Corporate Units on the New York Stock Exchange and expect trading to begin within 30 days of the initial issuance of the Corporate Units under the symbol “EXCU”. The underwriters have advised us that they intend to make a market in the Corporate Units before commencement of trading on the New York Stock Exchange. They will have no obligation to make a market in the Corporate Units, however, and may cease market-making activities, if commenced, at any time. Accordingly, an active trading market on the New York Stock Exchange for the Corporate Units may not develop or, even if one develops, may not last, in which case the liquidity and market price of the Corporate Units could be adversely affected, the difference between bid and asked prices could be substantial and your ability to transfer Corporate Units at the time and price desired will be limited.

This prospectus supplement, as amended or supplemented, may be used by the remarketing agents for remarketing of the Notes at such time as is necessary or upon early settlement with respect to the stock purchase contracts.

We estimate that the total expenses of the offering and the concurrent offering, not including the underwriting discount, will be approximately $        .

Option to Purchase Additional Corporate Units

We have granted an option to the underwriters to purchase, on one or more dates within a 13-day period beginning on, and including, the first date of original issuance of the Corporate Units, up to an additional 3,000,000 Corporate Units in the aggregate at the public offering price per Corporate Unit, less the underwriting discounts and commissions. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase an additional amount of the Corporate Units proportionate to that underwriter’s initial amount reflected in the above table.

Lock-Up Agreement

We have entered into a lock-up agreement with the underwriters prior to the commencement of this offering pursuant to which we, for a period of 60 days after the date of this prospectus supplement, may not, without the prior written consent of Barclays Capital Inc. and Goldman, Sachs & Co., (1) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly, or file with the SEC a registration Statement under the Securities Act, relating to, any securities of the Company that are substantially similar to the shares of common stock being offered herby, including but not limited to any options or warrants to purchase shares of common stock or any securities convertible into or exchangeable for, or that represent the right to receive, common stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge disposition or filing, or (2) enter into any swap or other agreement that transfers, in whole or part, any of the economic consequences of ownership of the common stock or any such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by the delivery of common stock or such other securities in cash or otherwise.

Our directors and executive officers have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons, with limited exceptions, for a period of 60 days after the date of this prospectus supplement, may not, without the prior written consent of Barclays Capital Inc. and Goldman, Sachs & Co., offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of common stock, or any options or warrants to purchase shares of common stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of common stock, whether now owned or hereinafter acquired, owned directly by such persons or with respect to which such persons have beneficial ownership within the rules and regulations of the SEC. Notwithstanding the foregoing, such directors and executive officers may (1) transfer such shares (a) as a bona fide gift or gifts or (b) to any trust for his or her direct or indirect benefit or the immediate family of such person, provided that the transferee agrees to be bound in writing by the limitations set forth above, and provided further that any such transfer shall not involve a disposition for value, or (2) sell such shares (a) pursuant to the plan adopted by such director or executive officer under the Exchange Act (the “10b5-1 Plan”) in accordance with the terms of such 10b5-1 Plan in existence as of this prospectus supplement without any further amendment or modification, but only to the extent that any filing made pursuant to Section 16(a) under the Exchange Act reporting any such sale made pursuant to this exception shall indicate that the sale was made pursuant to the 10b5-1 Plan or (b) held as of the date of this prospectus supplement through our 401(k) plan pursuant to portfolio balancing opportunities provided by the terms of such 401(k) plan.

Barclays Capital Inc. and Goldman, Sachs & Co., in their sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice. When determining whether or not to release common stock and other securities from lock-up agreements, Barclays Capital Inc. and Goldman, Sachs & Co. will consider, among other factors, the holder’s reasons for requesting the release, the number of shares of common stock and other securities for which the release is being requested and market conditions at the time.

Indemnification

We have agreed to indemnify each of the underwriters and their controlling persons against certain liabilities, including liabilities under the Securities Act and to contribute to payments that the underwriters may be required to make for these liabilities.

Stabilization

In order to facilitate the offering of the Corporate Units, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Corporate Units. Specifically, the underwriters may overallot in connection with the offering, creating a short position in the Corporate Units for the underwriters. In addition, to cover overallotments or to stabilize the price of the Corporate Units, the underwriters may bid for, and purchase, the Corporate Units in the open market. Finally, the underwriters may reclaim selling concessions allowed to a dealer for distributing the Corporate Units in the offering, if they repurchase previously distributed Corporate Units in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price for the Corporate Units above independent market levels. The underwriters are not required to engage in these activities and may end any of these activities at any time.

Electronic Distribution

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters and/or selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of Corporate Units for sale to online brokerage account holders. Any such allocation for online distributions will be made by the representatives on the same basis as other allocations.

Other than the prospectus in electronic format, the information on any underwriter’s or selling group member’s web site and any information contained in any other web site maintained by an underwriter or selling group member is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter or selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

Other Relationships

Certain of the underwriters are participating as an underwriter in the concurrent common stock offering and an affiliate of Barclays Capital Inc. and Goldman, Sachs & Co., as forward purchasers, will receive more than 5% of the proceeds of such offering. In addition, the underwriters and their respective affiliates are full service financial institutions engaged in various activities. From time to time, in the ordinary course of business, the underwriters and their respective affiliates have engaged and may in the future engage, in sales and trading, commercial banking, investment banking advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services and/or other transactions of a financial nature with us and our affiliates. Consequently, they have received, and in the future may continue to receive, customary fees and commissions for these services. Specifically, certain of the underwriters are lenders under our existing credit facilities. Additionally, Barclays Capital Inc. and Goldman, Sachs & Co. are serving as financial advisors to us in connection with the acquisition of PHI.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, or a Relevant Member State, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or Relevant Implementation Date, no offer of Corporate Units may be made to the public in that Relevant Member State other than:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Corporate Units shall require Exelon or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any Corporate Units in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Corporate Units to be offered so as to enable an investor to decide to purchase or subscribe the Corporate Units, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

The sellers of the Corporate Units have not authorized and do not authorize the making of any offer of Corporate Units through any financial intermediary on their behalf, other than offers made by the underwriter with a view to the final placement of the Corporate Units as contemplated in this prospectus. Accordingly, no purchaser of the Corporate Units, other than the underwriter, is authorized to make any further offer of the Corporate Units on behalf of the sellers or the underwriter.

United Kingdom

This prospectus has only been communicated or caused to have been communicated and will only be communicated or caused to be communicated as an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (as amended), or FSMA) as received in connection with the issue or sale of the Corporate Units in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer. All applicable provisions of the FSMA will be complied with in respect to anything done in relation to the Corporate Units in, from or otherwise involving the United Kingdom.

Switzerland

The Corporate Units may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the Corporate Units or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the Corporate Units have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of Corporate Units will not be supervised by, the Swiss

Financial Market Supervisory Authority FINMA (FINMA), and the offer of Corporate Units has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of Corporate Units.

Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The Corporate Units to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Corporate Units offered should conduct their own due diligence on the Corporate Units. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Hong Kong

The Corporate Units may not be offered or sold by means of any document other than (i) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Corporate Units may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Corporate Units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The Corporate Units have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the account or the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus has not been registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”) by the Monetary Authority of Singapore, and the offer of the Corporate Units in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, the Corporate Units may not be offered or sold, or made the subject of an invitation for subscription or purchase, nor may this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase of the Corporate Units be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA or other relevant person as defined in Section 275(2) of the SFA, or to any person pursuant to an offer referred to in

Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable exemption or provision of the SFA.

Where the Corporate Units are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Corporate Units under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law

LEGAL MATTERS

Ballard Spahr LLP, Philadelphia, Pennsylvania of Exelon, will render an opinion as to the validity of the common stock for us. Kirkland & Ellis, LLP, New York, New York will render an opinion as to certain other legal matters, and certain legal matters will be passed on for the underwriters by Winston & Strawn LLP, Chicago, Illinois and Latham & Watkins LLP, New York. Winston & Strawn LLP and Latham & Watkins LLP provide legal services to Exelon and its subsidiaries from time to time.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

EXELON CORPORATION

Senior Debt Securities

Subordinated Debt Securities

Common Stock

Stock Purchase Contracts

Stock Purchase Units

Preferred Stock

Depositary Shares

EXELON GENERATION COMPANY, LLC

Senior Debt Securities

Preferred Securities

COMMONWEALTH EDISON COMPANY

First Mortgage Bonds

Notes

PECO ENERGY COMPANY

First and Refunding Mortgage Bonds

Preferred Stock

BALTIMORE GAS AND ELECTRIC COMPANY

Unsecured Debt Securities

Senior Secured Bonds

Preferred Stock

Exelon Corporation (Exelon) may use this prospectus to offer and sell from time to time:

•	senior debt securities;

•	subordinated debt securities;

•	common stock;

•	stock purchase contracts;

•	stock purchase units;

•	preferred stock in one or more series;

•	depositary shares.

Exelon Generation Company, LLC (Generation) may use this prospectus to offer and sell from time to time:

•	senior debt securities; and

•	preferred limited liability company interests in one or more series.

Commonwealth Edison Company (ComEd) may use this prospectus to offer and sell from time to time:

•	first mortgage bonds; and

•	unsecured notes.

PECO Energy Company (PECO) may use this prospectus to offer and sell from time to time:

•	first and refunding mortgage bonds; and

•	preferred stock in one or more series

Baltimore Gas and Electric Company (BGE) may use this prospectus to offer and sell from time to time:

•	unsecured debt securities;

•	senior secured bonds; and

•	preferred stock in one or more series.

Exelon, Generation, ComEd, PECO and BGE sometimes refer to the securities listed above as the “Securities.”

Exelon, Generation, ComEd, PECO and BGE will provide the specific terms of the Securities in supplements to this prospectus prepared in connection with each offering. Please read this prospectus and the applicable prospectus supplement carefully before you invest. This prospectus may not be used to consummate sales of the offered Securities unless accompanied by a prospectus supplement.

Exelon’s common shares are listed on the New York Stock Exchange, under the symbol “EXC.”

Please see “Risk Factors” beginning on page 2 for a discussion of factors you should consider in connection with a purchase of the Securities offered in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 23, 2014.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Exelon, Generation, ComEd, PECO and BGE have each filed with the Securities and Exchange Commission (SEC) using a “shelf” registration process. Under this shelf registration process, each of us may, from time to time, sell our Securities described in this prospectus in one or more offerings. Each time Exelon, Generation, ComEd, PECO or BGE (each, a registrant) sells Securities, the registrant will provide a prospectus supplement that will contain a description of the Securities the registrant will offer and specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.”

Information contained herein relating to each registrant is filed separately by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant or Securities issued by any other registrant.

As used in this prospectus, the terms “we,” “our” and “us” generally refer to:

•	Exelon with respect to Securities issued by Exelon.

•	Generation with respect to Securities issued by Generation.

•	ComEd with respect to Securities issued by ComEd.

•	PECO with respect to Securities issued by PECO.

•	BGE with respect to Securities issued by BGE.

None of the registrants will guarantee or provide other credit or funding support for the Securities to be offered by another registrant pursuant to this prospectus.

We are not offering the Securities in any state where the offer is not permitted.

For more detailed information about the Securities, you should read the exhibits to the registration statement. Those exhibits have either been filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

You should rely only on information contained in this prospectus and which is incorporated by reference or the documents to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus and related prospectus supplement may be used only where it is legal to sell these securities. The information in this prospectus and any prospectus supplement may only be accurate on the date of this document. The business of the registrant, financial condition, results of operations and prospects may have changed since that date.

Please see “Risk Factors” beginning on page 2 for a discussion of factors you should consider in connection with a purchase of the Securities offered in this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated or deemed incorporated by reference as described under the heading “Where You Can Find More Information” contain forward-looking statements that are not based entirely on historical facts and are subject to risks and uncertainties. Words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “predicts” and “estimates” and similar expressions are intended to identify forward-looking statements but are not the only means to identify those statements. These forward-looking statements are based on assumptions, expectations and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements are not guarantees of our future performance and are subject to risks and uncertainties.

This presentation contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by the registrants include those factors discussed herein, as well as the items discussed in (1) each registrant’s 2013 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 22; and (2) other factors discussed herein and in other filings with the SEC by Exelon, Generation, ComEd, PECO and BGE, as applicable.

You are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date on the front of this prospectus or, as the case may be, as of the date on which we make any subsequent forward-looking statement that is deemed incorporated by reference. We do not undertake any obligation to update or revise any forward-looking statement to reflect events or circumstances after the date as of which any such forward-looking statement is made.

RISK FACTORS

Investing in the Securities involves various risks. You are urged to read and consider the risk factors described in the combined Annual Reports on Form 10-K of Exelon, Generation, ComEd, PECO, and BGE, as applicable, for the year ended December 31, 2013, filed with the SEC on February 13, 2014. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The prospectus supplement applicable to each type or series of Securities offered by one of the registrants will contain a discussion of additional risks applicable to an investment in such registrant and the particular type of Securities the registrant is offering under that prospectus supplement.

EXELON CORPORATION

Exelon, incorporated in Pennsylvania in February 1999, is a utility services holding company engaged, through Generation, in the energy generation business, and through ComEd, PECO and BGE, in the energy delivery businesses. Exelon’s principal executive offices are located at 10 South Dearborn Street, Chicago, Illinois 60603, and its telephone number is 312-394-7398.

EXELON GENERATION COMPANY, LLC

Generation’s integrated business consists of its owned and contracted electric generating facilities and investments in generation ventures that are marketed through its leading customer-facing activities. These customer-facing activities include, wholesale energy marketing operations and its competitive retail customer supply of electric and natural gas products and services, including renewable energy products, risk management services and natural gas exploration and production activities. Generation has six reportable segments consisting of the Mid-Atlantic, Midwest, New England, New York, ERCOT and Other Regions.

Generation was formed in 2000 as a Pennsylvania limited liability company. Generation began operations as a result of a corporate restructuring, effective January 1, 2001, in which Exelon separated its generation and other competitive businesses from its regulated energy delivery businesses at ComEd and PECO. Generation’s principal executive offices are located at 300 Exelon Way, Kennett Square, Pennsylvania 19348, and its telephone number is 610-765-5959.

COMMONWEALTH EDISON COMPANY

ComEd’s energy delivery business consists of the purchase and regulated retail sale of electricity and the provision of transmission and distribution services to retail customers in northern Illinois, including the City of Chicago.

ComEd was organized in the State of Illinois in 1913 as a result of the merger of Cosmopolitan Electric Company into the original corporation named Commonwealth Edison Company, which was incorporated in 1907. ComEd’s principal executive offices are located at 440 South LaSalle Street, Chicago, Illinois 60605, and its telephone number is 312-394-4321.

PECO ENERGY CO MPANY

PECO’s energy delivery business consists of the purchase and regulated retail sale of electricity and the provision of transmission and distribution services to retail customers in southeastern Pennsylvania, including the City of Philadelphia, as well as the purchase and regulated retail sale of natural gas and the provision of natural gas distribution services to retail customers in the Pennsylvania counties surrounding the City of Philadelphia.

PECO was incorporated in Pennsylvania in 1929. PECO’s principal executive offices are located at 2301 Market Street, Philadelphia, Pennsylvania 19103, and its telephone number is 215-841-4000.

BALTIMORE GAS AND ELECTRIC COMPANY

BGE’s energy delivery business consists of the purchase and regulated retail sale of electricity and the provision of transmission and distribution services to retail customers in central Maryland, including the City of Baltimore, as well as the purchase and regulated retail sale of natural gas and the provision of gas distribution services to retail customers in central Maryland, including the City of Baltimore.

BGE was incorporated in Maryland in 1906. BGE’s principal executive offices are located at 110 West Fayette Street, Baltimore, Maryland 21201, and its telephone number is 410-234-5000.

USE OF PR OCEEDS

Except as otherwise indicated in the applicable prospectus supplement, each registrant expects to use the net proceeds from the sale of the Securities for general corporate purposes, including to discharge or refund (by redemption, by purchase on the open market, by purchase in private transactions, by tender offer or otherwise) outstanding long-term debt. Each registrant will describe in the applicable prospectus supplement any specific allocation of the proceeds to a particular purpose that the registrant has made at the date of that prospectus supplement. Please refer to our annual and quarterly reports incorporated by reference into this prospectus and any prospectus supplement for information concerning each registrant’s outstanding long-term debt. See “Where You Can Find More Information.”

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED

FIXED CHARGES AND PREFERENCE SECURITY DIVIDENDS

Exelon

The following are Exelon’s consolidated ratios of earnings to fixed charges for each of the periods indicated:

	Years Ended December 31,					Three Months Ended
	2009	2010	2011	2012	2013	March 31, 2014
Ratio of earnings to fixed charges	5.4	4.9	4.9	2.3	2.6	1.1

The following are Exelon’s consolidated ratios of earnings to combined fixed charges and preference stock dividends for each of the periods indicated:

	Years Ended December 31,					Three Months Ended
	2009	2010	2011	2012	2013	March 31, 2014
Ratio of earnings to combined fixed charges and preference stock dividends	5.4	4.8	4.9	2.3	2.5	1.1

Generation

The following are Generation’s consolidated ratios of earnings to fixed charges for each of the periods indicated:

	Years Ended December 31,					Three Months Ended
	2009	2010	2011	2012	2013	March 31, 2014
Ratio of earnings to fixed charges	10.4	8.5	7.3	2.6	3.3	(a	)

(a)	The ratio coverage was less than 1:1. Generation required additional earnings of $380 million in order to achieve a coverage ratio of 1:1.

Generation had no preference securities outstanding during the periods indicated; therefore, the ratio of earnings to combined fixed charges and preference security dividends is the same as the ratio of earnings to fixed charges for Generation.

ComEd

The following are ComEd’s consolidated ratios of earnings to fixed charges for each of the periods indicated:

	Years Ended December 31,					Three Months Ended
	2009	2010	2011	2012	2013	March 31, 2014
Ratio of earnings to fixed charges	2.9	2.8	3.0	3.0	1.7	3.0

ComEd had no preference securities outstanding during the periods indicated; therefore, the ratio of earnings to combined fixed charges and preference security dividends is the same as the ratio of earnings to fixed charges for ComEd.

PECO

The following are PECO’s consolidated ratios of earnings to fixed charges for each of the periods indicated:

	Years Ended December 31,					Three Months Ended
	2009	2010	2011	2012	2013	March 31, 2014
Ratio of earnings to fixed charges	3.7	3.3	4.7	4.9	5.6	5.1

The following are PECO’s consolidated ratios of earnings to combined fixed charges and preference security dividends for each of the periods indicated:

	Years Ended December 31,
	2009	2010	2011	2012	2013
Ratio of earnings to combined fixed charges and preferred stock dividends	3.6	3.2	4.5	4.7	5.2

On May 1, 2013, PECO redeemed all of its outstanding preferred securities; therefore, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges for PECO for the three months ended March 31, 2014.

BGE

The following are BGE’s consolidated ratios of earnings to fixed charges for each of the periods indicated:

	Years Ended December 31,					Three Months Ended
	2009	2010	2011	2012	2013	March 31, 2014
Ratio of earnings to fixed charges	2.0	2.7	2.4	1.0	3.6	5.8

The following are BGE’s consolidated ratios of earnings to combined fixed charges and preference stock dividends for each of the periods indicated:

	Years Ended December 31,						Three Months Ended
	2009	2010	2011	2012		2013	March 31, 2014
Ratio of earnings to combined fixed charges and preference stock dividends	1.7	2.4	2.1	(a	)	3.1	5.0

(a)	The ratio coverage was less than 1:1. BGE required additional earnings of $14 million in order to achieve a coverage ratio of 1:1.

DESCRIPTION OF SECURITIES

Each time one of the registrants sells securities, it will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.”

PLAN OF DISTRIBUTION

We may sell the Securities offered (a) through agents; (b) by underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale.

In some cases we may also repurchase the Securities and reoffer them to the public by one or more of the methods described above.

This prospectus may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement.

Any underwriter or agent involved in the offer and sale of the Securities will be named in the applicable prospectus supplement.

By Agents

Offered securities may be sold on a one time or a continuing basis by agents designated by the applicable registrant. The agents will use their reasonable efforts to solicit purchases for the period of their appointment under the terms of an agency agreement between the agents and the applicable issuer.

By Underwriters or Dealers

If underwriters are used in the sale, the underwriters may be designated by the applicable registrant or selected through a bidding process. The securities will be acquired by the underwriters for their own account. The underwriters may resell the Securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may sell the Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The obligations of the underwriters to purchase the Securities will be subject to certain conditions. The underwriters will be obligated to purchase all the Securities of the series offered if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Only underwriters named in the applicable prospectus supplement are deemed to be underwriters in connection with the Securities offered hereby.

If dealers are utilized in the sale of the Securities, the applicable registrant will sell the Securities to the dealers as principals. The dealers may then resell the Securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the applicable prospectus supplement.

Direct Sales

We may also sell Securities directly to the public. In this case, no underwriters or agents would be involved.

General Information

We may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase Securities from us at the public offering price pursuant to delayed delivery contracts providing for payment and delivery on a later date or dates, all as described in the applicable prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate amount of the Securities shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Such institutions may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to our approval. The delayed delivery contracts will not be subject to any conditions except:

•	the purchase by an institution of the Securities covered by its delayed delivery contract shall not, at any time of delivery, be prohibited under the laws of any jurisdiction in the United States to which such delayed delivery contract is subject; and

•	if the Securities are being sold to underwriters, we shall have sold to those underwriters the total amount of the Securities less the amount thereof covered by the delayed delivery contracts. The underwriters will not have any responsibility in respect of the validity or performance of the delayed delivery contracts.

Unless otherwise specified in the related prospectus supplement, each series of the Securities will be a new issue with no established trading market, other than the common stock. Any common stock sold pursuant to a prospectus supplement or issuable upon conversion of another offered Security will be listed on the New York Stock Exchange, subject to official notice of issuance. We may elect to list any of the other securities on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the Securities, but no underwriter will be obligated to do so and any underwriter may discontinue any market making at any time without notice. We cannot predict the activity of trading in, or liquidity of, our Securities.

In connection with sales by an agent or in an underwritten offering, the SEC rules permit the underwriters or agents to engage in transactions that stabilize the price of the Securities. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters or agents of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Securities while an offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased Securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the Securities. As a result, the price of the Securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the Securities are listed on that exchange or admitted for trading on that automated quotation system, in the over-the-counter market or otherwise.

We may from time to time, without the consent of the existing Security holders, create and issue further Securities having the same terms and conditions as the Securities being offered hereby in all respects, except for issue date, issue price and if applicable, the first payment of interest or dividends therein or other terms as noted in the applicable prospectus supplement. Additional Securities issued in this manner will be consolidated with, and will form a single series with, the previously outstanding securities.

Underwriters, dealers and agents that participate in the distribution of the Securities may be underwriters as defined in the Securities Act of 1933, and any discounts or commissions received by them from us and any profit on the resale of the Securities by them may be treated as underwriting discounts and commissions under the Securities Act.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries or affiliates in the ordinary course of their businesses.

LEGAL MATTERS

Ballard Spahr LLP, Philadelphia, Pennsylvania, will render an opinion as to the validity of the Securities for us.

Winston & Strawn LLP, Chicago, Illinois, will render an opinion as to the validity of the Securities for any underwriters, dealers, purchasers or agents. Winston  & Strawn LLP provides legal services to Exelon and its subsidiaries from time to time.

EXP ERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of Exelon, Generation, ComEd, PECO and BGE incorporated in this prospectus by reference to the combined Annual Reports on Form 10-K for the year ended December 31, 2013 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Exelon, Generation, ComEd, PECO and BGE each file reports and other information with the SEC. The public may read and copy any reports or other information that we file with the SEC at the SEC’s public reference room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. These documents are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov. Reports, proxy statements and other information concerning Exelon may also be inspected at the offices of the New York Stock Exchange, which is located at 20 Broad Street, New York, New York 10005. You may also obtain a copy of the registration statement at no cost by writing us at the following address:

Exelon Corporation

Attn: Investor Relations

10 South Dearborn Street—52nd Floor

P.O. Box 805398

Chicago, IL 60680-5398

This prospectus is one part of a registration statement filed on Form S-3 with the SEC under the Securities Act of 1933, as amended, known as the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information concerning us and the Securities, you should read the entire registration statement, including this prospectus and any related prospectus supplements, and the additional information described under the sub-heading “Documents Incorporated By Reference” below. The registration statement has been filed electronically and may be obtained in any manner listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

Information about us is also available on Exelon’s web site at http://www.exeloncorp.com. The information on Exelon’s web site is not incorporated into this prospectus by reference, and you should not consider it a part of this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to the documents we file with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This incorporation by reference does not include documents that are furnished but not filed with the SEC. We incorporate by reference the documents listed below and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (known as the Exchange Act) but prior to the termination of any offering of securities made by this prospectus:

Exelon Corporation (Exchange Act File No. 1-16169)

•	Exelon’s Annual Report on Form 10-K for the year ended December 31, 2013;

•	Exelon’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014;

•	The description of Exelon’s common stock contained in the registration statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended, including any amendment thereto or report filed for the purpose of updating such description; and

•	Exelon’s Current Reports on Form 8-K filed with the SEC on February 12, 2014, February 13, 2014, February 28, 2014, April 1, 2014, April 30, 2014 and May 7, 2014.

Exelon Generation Company, LLC (Exchange Act File No. 333-85496)

•	Generation’s Annual Report on Form 10-K for the year ended December 31, 2013;

•	Generation’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014; and

•	Generation’s Current Reports on Form 8-K filed with the SEC on February 12, 2014 and April 1, 2014.

Commonwealth Edison Company (Exchange Act File No. 1-1839)

•	ComEd’s Annual Report on Form 10-K for the year ended December 31, 2013;

•	ComEd’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014; and

•	ComEd’s Current Reports on Form 8-K filed with the SEC on January 10, 2014 and February 28, 2014.

PECO Energy Company (Exchange Act File No. 000-16844)

•	PECO’s Annual Report on Form 10-K for the year ended December 31, 2013; and

•	PECO’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014.

Baltimore Gas and Electric Company (Exchange Act File No. 1-1910)

•	BGE’s Annual Report on Form 10-K for the year ended December 31, 2013;

•	BGE’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014; and

•	BGE’s Current Reports on Form 8-K filed with the SEC on February 13, 2014 and May 16, 2014.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to Exelon Corporation, Attn: Investor Relations, 10 South Dearborn Street, 52nd Floor, P.O. Box 805398, Chicago, IL 60680-5398, 312-394-2345.

Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment, which indicates that all of a class of securities offered hereby have been sold or which deregisters all of a class of securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of filing of such documents.

20,000,000 Equity Units

(Initially Consisting of 20,000,000 Corporate Units)

Exelon Corporation

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Barclays

Goldman, Sachs & Co.

Citigroup

Wells Fargo Securities

Senior Co-Managers

BofA Merrill Lynch

Credit Suisse

BNP PARIBAS

J.P. Morgan

Mitsubishi UFJ Securities

RBS

Scotiabank

Mizuho Securities

RBC Capital Markets

US Bancorp

June     , 2014